Exhibit 10.5

EXECUTION VERSION

OPTION AGREEMENT

made between

BEMETALS CORP.

and

BEMETALS USA CORP.

and

THUNDER MOUNTAIN GOLD, INC.

and

THUNDER MOUNTAIN RESOURCES, INC.

and

SOUTH MOUNTAIN MINES, INC.

February 27, 2019

Table of Contents

1.DEFINITIONS AND INTERPRETATION6

1.1Definitions6

1.2Interpretation22

1.3Schedules23

2.TRANCHE 2 CONDITIONS PRECEDENT23

2.1Conditions23

2.2Co-operation25

2.3Tranche 2 Conditions Precedent Satisfaction Date25

2.4Waiver or Extension25

3.REPRESENTATIONS AND WARRANTIES26

3.1Mutual Representations and Warranties26

3.2THMG Parties Representations and Warranties27

3.3When THMG Warranties Given42

3.4BMET Parties Representations and Warranties42

3.5When BMET Warranties Given45

4.OPTION46

4.1Grant of Option46

4.2Exercise of Option46

4.3Payment in Lieu of Tranche 6 Shares48

4.4Vesting and Acceleration48

4.5Representations concerning BMET Consideration Shares48

4.6Restrictions on BMET Consideration Shares48

4.7No Anti-Dilution51

4.8No Obligation to Exercise and Right to Terminate52

4.9Option Payments Tax Inclusive52

4.10Extension of Option Period52

5.COVENANTS OF THMG PARTIES52

5.1THMG Shareholder Approvals52

5.2General53

5.3Encumbrances54

5.4Grant of Surface Rights54

5.5No Transfer of Property or Assets55

5.6No Transfer of Shares or Control55

5.7No Dividends or Distributions57

5.8Conduct of Business57

5.9SMMI Financial Statements57

5.10OGT Operating Agreement57

6.COMPLETION58

6.1Option Exercise Notice58

6.2Obligations of the Parties Prior to Completion59

6.3Completion Date, Location and Deliveries59

7.OPERATOR – RIGHTS AND OBLIGATIONS61

7.1Operator61

7.2Removal or Resignation of Operator61

7.3Affiliate as Operator and Third Party Operator62

7.4Authority of Operator62

7.5Operator's Obligations62

7.6Indemnity on Access64

7.7Obligations to Inform64

7.8National Instrument 43-101 Data65

8.TECHNICAL COMMITTEE65

8.1Formation of Technical Committee65

8.2PEA66

9.ASSIGNMENT66

9.1Limitations on Assignments66

9.2Affiliates67

9.3Exceptions67

9.4No Encumbrance68

10.FORCE MAJEURE68

10.1Notice of Force Majeure68

10.2Force Majeure notice68

10.3Obligation to remedy and mitigate68

10.4Effect of Force Majeure on Time and Payment69

11.INDEMNIFICATION69

11.1Indemnities69

11.2Indemnification and Third-Party Claims70

12.CONFIDENTIAL INFORMATION71

12.1Confidentiality71

12.2Public Releases of Information73

12.3Effect of Disclosure73

13.TERMINATION AND REMEDIES73

13.1Events of Termination73

13.2Effect of Termination74

13.3Post Termination Obligations75

13.4Consequences of Termination76

14.DISPUTES AND ARBITRATION76

14.1Disputes76

14.2Dispute Representatives to seek resolution77

14.3Arbitration77

14.4Inconsistency between Rules and Agreement78

14.5Enforcement79

14.6Performance of Obligations During Dispute79

15.NOTICE79

15.1Notices79

15.2Address for Notice79

16.GENERAL80

16.1Relationship of Parties80

16.2No Holding Out80

16.3Other Activities and Interests81

16.4Recording of this Agreement81

16.5Entire Agreement81

16.6Amendment and variation81

16.7Consents or Approvals81

16.8Pre-Conditions82

16.9Waiver82

16.10Costs and outlays82

16.11Manner of Payment82

16.12Further Assurances82

16.13Special Remedies82

16.14Survival83

16.15Governing Law83

16.16Violation of Law of Another Jurisdiction83

16.17Anti-Corruption83

16.18Severability85

16.19Successors and Assigns85

16.20Counterparts85

16.21Execution – Authorized Officer to Sign85

SCHEDULE 1 – PROPERTY DESCRIPTION87

SCHEDULE 2 – MATERIAL AGREEMENTS95

SCHEDULE 3 – FORM OF SMMI/BMET USA MANAGEMENT CONTRACT99

SCHEDULE 4 – FORM OF SMMI/THMG MANAGEMENT CONTRACT105

SCHEDULE 5 – FORM OF THMG EQUITY PLACEMENT SUBSCRIPTION AGREEMENT111

SCHEDULE 6 - FORM OF THMG VOTING SUPPORT AGREEMENT130

SCHEDULE 7 - FORM OF ESTOPPEL CERTIFICATE AND RATIFICATION135

OPTION AGREEMENT

THIS AGREEMENT made as of the 27th day of February, 2019.

BETWEEN:

BEMETALS CORP. of Suite 3123 – 595 Burrard Street, Vancouver, British Columbia, Canada, V7X 1J1, a company existing under the laws of British Columbia

("BMET")

AND:

BEMETALS USA CORP. c/o BMET at Suite 3123 – 595 Burrard Street, Vancouver, British Columbia, Canada, V7X 1J1, a company existing under the laws of Delaware

("BMET USA")

AND:

THUNDER MOUNTAIN GOLD, INC. of Ste F – 11770 W. President Drive, Boise Idaho, USA, 83713, a company existing under the laws of Nevada

("THMG")

AND:

THUNDER MOUNTAIN RESOURCES, INC. c/o THMG at Ste F – 11770 W. President Drive, Boise Idaho, USA, 83713, a company existing under the laws of Nevada

("TMRI")

AND:

SOUTH MOUNTAIN MINES, INC. c/o THMG at Ste F – 11770 W. President Drive, Boise Idaho, USA, 83713, a company existing under the laws of Idaho

("SMMI")

INTRODUCTION

A.THMG is the legal and beneficial owner of all of the issued and outstanding shares of TMRI.

B.TMRI is the legal and beneficial owner of all of the issued and outstanding shares of SMMI.

C.SMMI is the owner of a 75% equity interest in Owyhee Gold Territory LLC ("OGT"), the owner of the South Mountain Property, and a mining lease with option to purchase the South Mountain Property granted by OGT to SMMI and the remaining 25% equity interest in OGT.

D.In accordance with the terms of this Agreement, THMG has agreed to grant to BMET USA an option to acquire all of the issued and outstanding shares of SMMI.

IN CONSIDERATION OF, among other things, the mutual promises contained in this Agreement, the Parties agree as follows:

PART 1

1.DEFINITIONS AND INTERPRETATION

1.1Definitions

Unless the context otherwise expressly requires, in this Agreement:

(1)"5-day VWAP" means the five-day volume-weighted average closing price of the BMET Shares on the TSXV, or such other stock exchange as the BMET shares are traded at the applicable time;

(2)"Affiliate" means any person which directly or indirectly Controls, is Controlled by, or is under common Control with, a person;

(3)"Agreement" or "this Agreement" means this document including any schedule or appendix to it;

(4)"Anti-Corruption Law" means any anti-corruption Law applicable to a Party (including any Affiliate of a Party) or this Agreement, and includes the Canadian Corruption of Foreign Public Officials Act, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act, the Criminal Code of Canada, the U.S. Foreign Corrupt Practices Act, the UK Bribery Act 2010 and related legislation;

(5)"Approved Budget" means a budget of estimated Expenditures approved by the Technical Committee;

(6)"Approved Program" means a program for a Year approved by the Technical Committee to carry out the Operations on, or in respect of, the Property and to incur Expenditures and must include an Approved Budget;

(7)"Assets" means the SMMI Assets and the OGT Assets;

(8)"BCICAC" means the British Columbia International Commercial Arbitration Centre and includes any entity which replaces the BCICAC or which substantially succeeds to its powers or functions;

(9)"BMET Consideration Shares" means, collectively, the Tranche 2 Shares and the Tranche 6 Shares;

(10)"BMET Disclosure Documents" has the meaning given in section 3.4(3);

(11)"BMET Equipment" has the meaning given in section 13.3(4);

(12)"BMET Financial Statements" has the meaning given in section 3.4(9);

(13)"BMET Market Cap" means the market capitalization of BMET determined based on the 5-day VWAP of the outstanding BMET Shares as at the close of market on the trading day immediately prior to the date of the Option Exercise Notice multiplied by the sum of (i) the number of issued and outstanding BMET Shares as of the date of the Option Exercise Notice, plus (ii) the number Tranche 6 Shares to be delivered as part of the Tranche 6 Value Payment or any BMET Shares that are to be issued to fund the payment by BMET of the Tranche 6 Cash Payment, if any;

(14)"BMET Parties" means BMET and BMET USA;

(15)"BMET Representatives" has the meaning given in section 8.1(1);

(16)"BMET Share Restriction Period" means the six-month period following the date of issuance of the BMET Consideration Shares in question;

(17)"BMET Shares" means fully paid common shares without par value in the capital of BMET;

(18)"Books and Records" means all corporate books and records, books of account, financial and accounting information and records, tax records, resident occupancy reports, rent rolls, business reports, business plans and information related to the business, finances, operations, properties and personnel (whether in written, printed, electronic or computer printout form, or stored on computer discs or other data and software storage and media devices) of SMMI, OGT and their respective businesses;

(19)"Bribery" means the offering, authorising, giving, soliciting or accepting any monetary or other benefit to influence action of a Government Official in an official capacity, or to otherwise influence any person to act improperly. Bribery includes the making of facilitation payments, which are improper payments made to induce required routine official action;

(20)"Budget" means a detailed budget for the execution of a Program;

(21)"Business Day" means any day other than a Saturday, Sunday or a public or statutory holiday in the place where an act is to be performed or a payment is to be made or received;

(22)"Charter Documents" means a constitution, articles, articles of incorporation, notice of articles, memoranda, certificate of formation, by-laws, operating agreement or any similar constating document of a corporate entity;

(23)"Claim" means any claim, action, proceeding, damage, loss, liability, cost, charge, expense, outgoing, payment or demand of any nature and whether present or future, fixed or unascertained, actual or contingent and whether at law, in equity, under statute, contract or otherwise;

(24)"Completion" means the completion by the Parties of the sale, assignment and transfer all of the issued and outstanding SMMI Shares to BMET USA or as directed by BMET USA upon exercise of the Option by BMET USA;

(25)"Confidential Information" has the meaning given in section 12.1(1);

(26)"Contracts" means all pending and executory contracts, agreements, leases and arrangements (whether oral or written) to which any THMG Party or OGT is a party or by which any THMG Party or OGT or any of its properties or assets is bound or under which any THMG Party or OGT has rights;

(27)"Control" means, in relation to any person, possession, directly or indirectly, of the power to direct or cause direction of management and policies of that person through ownership of voting securities, contract, voting trust or otherwise;

(28)"Defaulting BMET Party" has the meaning given in section 13.1;

(29)"Defaulting THMG Party" has the meaning given in section 13.1;

(30)"Disclosure Material" means any item of information or any document or communication (whether written or oral or embodied in tangible or electronic form) disclosed and provided by or on behalf a THMG Party to a BMET Party or its Personnel;

(31)"Dispute" means a dispute, controversy or Claim arising out of or in relation to this Agreement including in relation to its existence, validity, interpretation, performance, breach or termination;

(32)"Dispute Notice" has the meaning given in section 14.1;

(33)"Dispute Representative" has the meaning given in section 14.2(1);

(34)"Disputing Party" has the meaning given in section 14.1;

(35)"Encumbrance" means any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), charge, title retention agreement or arrangement, option, earn-in, license or license fee, royalty, production payment, back-in right, claw-back right, restrictive covenant or other encumbrance of any nature or any agreement to give or create any of the foregoing, whether registrable or not;

(36)"Environment" means components of the earth including:

(a)land, air or water;

(b)any layer of the atmosphere;

(c)any organic or inorganic matter and any living organism,

including any natural ecosystems interacting with the above, and the environment or natural environment as defined in any Environmental Law.

(37)"Environmental Law" means any applicable provision of a Law, or a Law relating to the Environment including those relating to the storage, generation, use, handling, manufacture, processing, transportation, import, export, treatment, Release or disposal of any Regulated Substance and any laws relating to asbestos or asbestos containing materials in the Environment, in the workplace or in any building;

(38)"Execution Date" means February 27, 2019;

(39)"Expenditure" means any and all costs and expenses of whatever kind or nature funded, spent or incurred in the conduct of the Operations on or in relation to the Property including:

(a)in maintaining and holding the Property in good standing (including land maintenance costs and any monies expended as required to comply with applicable Law), in curing title defects and in acquiring and maintaining surface and other ancillary rights;

(b)in preparing for and in the application for and acquisition of environmental and other Permits necessary or desirable to commence and complete exploration and development activities;

(c)in connection with any applications and necessary studies in order to obtain Permits including the preparation for and attendance at hearings and other meetings related to the Property;

(d)in undertaking geophysical and geological surveys, drilling, assaying and metallurgical testing in, on or in respect of the Property, including costs of assays, metallurgical testing and other tests and analyses (including downhole photography) to determine the quantity and quality of Minerals, water and other materials or substances;

(e)in the preparation of work programs and the presentation and reporting of data and other results obtained from those work programs including any program for the preparation of any preliminary economic assessment, technical report, pre-feasibility study, feasibility study or other evaluation of the Property;

(f)in searching for, digging, trenching, sampling, assaying, testing, working, developing mining or extracting Minerals;

(g)in acquiring, erecting and installing mining plant, milling and metallurgical plant, ancillary facilities, buildings (including accommodations for workers, if necessary), machinery, tools, appliances or equipment and constructing access roads, railroads and other transportation facilities and, if necessary, water pipelines for use in relation to the Property;

(h)in transporting Minerals, personnel, supplies, mining or milling plant, buildings, machinery, tools, appliances or equipment in, to or from the Property;

(i)for environmental remediation and rehabilitation;

(j)in acquiring or obtaining the use of facilities, equipment or machinery, and for all parts, supplies and consumables;

(k)for salaries and wages for Personnel assigned to exploration, evaluation, development and operation activities;

(l)travelling expenses and fringe benefits (whether or not required by Law) of all persons engaged in work with respect to and for the benefit of the Property, including for their food, lodging and other reasonable needs;

(m)payments to contractors or consultants for work done, services rendered or materials supplied;

(n)expenses in respect of consultation and negotiation with aboriginal or indigenous peoples, including payments to or on behalf of aboriginal or indigenous peoples;

(o)payments made to, or investments made in connection with, any local communities or other stakeholders;

(p)the cost of insurance premiums and performance bonds or other security; and

(q)all taxes levied against, or in respect of, the foregoing items of Expenditure, the Property, or activities on, or in respect of, the Property;

(40)"Exploration Data" means any map, drill core, sample, assay, geological, geophysical, geochemical or other technical report and any study, design, plan and financial or other record (whether in tangible or electronic form) related to the Property or Operations in the possession, or under the control of, a Party or its Affiliates;

(41)"Force Majeure" means, other than as a consequence of the negligence or default of a Party, an event or cause which is beyond the control of the Party claiming force majeure, not able to be overcome by the exercise of reasonable care, proper precautions and the consideration of reasonable alternatives with the intention of avoiding the effects of the force majeure by that Party, and which could not have been reasonably foreseen, and includes (subject to satisfying the requirements of the foregoing):

(a)an act of God (other than adverse weather);

(b)earthquakes, cyclones, fire or flood;

(c)acts of war, acts of public enemies, terrorist acts, riots or civil commotions;

(d)shortages of labour or strikes, interference of trade unions, lockout, secondary boycott, other labour difficulties (without regard to whether such difficulties can be resolved by acceding to the demands of the union);

(e)break down or destruction of machinery, plant or equipment, delays in transportation, shortages or inability to obtain contractors, machinery, plant or equipment, fuel, transportation or power;

(f)laws, rules and regulations or orders of any Governmental Authority enacted or made after the Execution Date that cause the Operations to cease;

(g)injunctions, civil disobedience, protests and other delays and disturbances caused by aboriginal or indigenous peoples that cause the Operations to cease;

(h)protests, demonstrations or other events by environmental lobbyists, non-governmental organizations or local community groups that cause the Operations to cease,

but does not include:

(i)economic hardship, lack of money, credit or markets or inability to pay any sum of money; or

(j)delays in the performance of the obligations of a Party or its Personnel unless that delay is itself caused by Force Majeure or by the default or negligence of the other Party or its Personnel;

(42)"Government Official" includes any:

(a)individual who is employed by or acting on behalf of a Governmental Authority, a person Controlled by a Governmental Authority (including state owned enterprises) or a public international organization;

(b)political party, party official or political office candidate;

(c)individual who holds or performs the duties of an appointment, office or position created by custom or convention, including, potentially, some tribal leaders and members of royal families; or

(d)individual who holds themselves out to be the authorised intermediary of any person specified in subsections 1.1(42)(a) to (c) above;

(43)"Governmental Authority" means any federal, provincial, state, territorial, regional, municipal or local government or authority, quasi government authority, fiscal or judicial body, government or self-regulatory organization, commission, board, tribunal, organization, or any regulatory, administrative or other agency, or any political or other subdivision, department, or branch of any of the foregoing;

(44)"IFRS" means International Financial Reporting Standards;

(45)"Indemnified Party" has the meaning given in section 11.2(2);

(46)"Indemnifying Party" has the meaning given in section 11.2(2);

(47)"Initial Dispute Period" has the meaning given in section 6.1(3);

(48)"Insolvency Event" means, in respect of a Party, the happening of any of the events described in section 1.1(49);

(49)"Insolvent Party" means a Party, in relation to which any of the following occur:

(a)the Party becomes, or informs another Party, creditors of the Party generally or any particular creditor of the Party that it is, insolvent or unable to pay its debts as and when they fall due;

(b)a liquidator or provisional liquidator is appointed in respect of the Party;

(c)a receiver or receiver and manager or an analogous person is appointed to the Party or any of its property;

(d)the Party has a mortgagee seeking to exercise a right of possession or control over the whole or a part of its property;

(e)the Party enters into, or calls a meeting of its members or creditors with a view to entering into, a composition, compromise or arrangement with, or an assignment for the benefit of, any of its members or creditors, or a court orders that a meeting be convened in respect of a proposed composition, compromise or arrangement between the Insolvent Party and its creditors or any class of its creditors, other than for the purpose of reconstruction or amalgamation;

(f)the Party has any execution, writ of execution, mareva or standstill injunction or similar order, attachment or other process made, levied or issued against it or in relation to any of its assets which has material adverse effect on the Party's business, assets or financial condition or its ability to perform its obligations under this Agreement;

(g)any application is made or other process commenced (not being an application or process withdrawn, discontinued or dismissed within twenty (20) Business Days of being filed) seeking an order for the appointment of a provisional liquidator, a liquidator, a receiver or a receiver and manager to the Party;

(h)the Party is declared bankrupt or has filed for some form of protection from its creditors under applicable Law relating to or governing bankruptcy;

(i)there is a resolution of creditors or members, or an order of a court, to place in liquidation or bankruptcy or wind up the Insolvent Party; or

(j)an event happens analogous to an event specified in sections 1.1(49)(a) to 1.1(49)(i) to which the law of another jurisdiction applies and the event has an effect in that jurisdiction similar to the effect which the event would have had if the law of Canada applied;

(50)"Insurance Policies" has the meaning given in section 3.2(101);

(51)"ISGC II Settlement Agreement" means the settlement agreement and release dated November 3, 2016 between the THMG Parties and ISGC II, pursuant to which THMG, ISGC II and OGT entered into each of the Mining Lease and Option and the OGT Operating Agreement;

(52)"ISGC II" means Idaho State Gold Company II, LLC;

(53)"Law" includes:

(a)federal, provincial, state and local government legislation or regulations and by-laws;

(b)legislation or regulation of any jurisdiction other than those referred to above with which a Party must comply;

(c)common law and equity;

(d)judgments, decrees, writs, administrative interpretations, guidelines, policies, injunctions, orders or the like, of any Governmental Authority with which a Party is legally required to comply; and

(e)Governmental Authority requirements and consents, certificates, licenses, permits and approvals (including conditions in respect of those consents, certificates, licenses, permits and approvals);

(54)"Leases" means the leases comprising a portion of the Property and described in Schedule 1;

(55)"Management Proposals" has the meaning given in section 4.6(1)(a);

(56)"Material Agreements" means all Contracts falling within the following categories to which any of the THMG Parties or OGT is a party or its assets or properties are bound:

(a)any Contract, or group of related Contracts with the same party, that is reasonably expected to involve payments to or from any of the THMG Parties or OGT in excess of US$50,000 over the term of such Contract;

(b)any Contract for capital expenditures in excess of US$50,000.

(c)any partnership, joint venture, strategic alliance or other similar Contract;

(d)all Contracts evidencing indebtedness, or mortgaging, pledging or otherwise placing an Encumbrance on any assets, of any of the THMG Parties or OGT, other than inter-corporate indebtedness among the THMG Parties;

(e)any written guaranty, indemnity or other similar undertaking extended by any THMG Party or OGT;

(f)any capital lease, lease of real or personal property, surface use agreement, right-of-way easement, layback subsidence or overstrip agreement;

(g)any employment, agency, collective bargaining or consulting Contract;

(h)any (A) Contract with any insider or affiliate of a THMG Party or OGT, (B) agreement between or among insiders or affiliates of any THMG Party or OGT relating in any way to any THMG Party or OGT, or (C) Contract with any employee of a THMG Party or OGT;

(i)any Contract relating to water rights;

(j)any Contract pursuant to which any THMG Party or OGT holds any rights in any of the Property, the OGT Assets or the SMMI Assets, or that restricts in any way its rights with respect thereto;

(k)any Contract that requires the payment of royalties, commissions, finders' fees or similar payments; and

(l)any other Contract which is otherwise material to any of the THMG Parties and entered into outside of the ordinary course of business;

(57)"Material Decision", with respect to a person, means a decision relating to one or more of the following:

(a)financial accommodation – entering into borrowings or other financial accommodation resulting in total financial accommodation, or borrowings, exceeding US$5,000;

(b)unusual transactions – entering into any transaction that is not in the ordinary course of its business, or that requires outlay by such entity of funds exceeding one percent (1%) of its net tangible assets;

(c)provision of loans - the provision of any loan to any person;

(d)guarantees – entering into or becoming liable under any guarantee or indemnity, or similar arrangement under which it may incur liability in respect of the financial obligation of any other person;

(e)encumbrance - the creation of any Encumbrance over the assets of it in favour of any person;

(f)assets - except as expressly contemplated by this Agreement, the sale, transfer, lease, assignment, disposal or acquisition of assets or any contract to do so where the market value of such assets or the consideration in respect of the sale or acquisition of such assets is in excess of US$5,000;

(g)winding up - the appointment of a receiver, liquidator or administrator or any proposal to wind up its affairs or make any composition or arrangement with creditors;

(h)litigation - the commencement or settlement of any litigation, arbitration or other proceedings that will cause, or is likely to cause, it to incur liabilities, losses, damages, costs or expenses (including legal costs) in excess of US$5,000 in aggregate;

(i)directors' fees - the payment of any fee or other remuneration to a director for his or her service as a director;

(j)related party transactions - the making or entry into by it of any agreement, contract, arrangement or understanding with an Affiliate of it, a shareholder of it or a shareholder of any Affiliate of it;

(k)non-arm's length matters - the making or entry into by it of any agreement, contract, arrangement or understanding which is not in the ordinary course of business or which is not on an arm's length basis at market terms, or both, as the case may be; or

(l)Material Agreements – the entry into, or amendment or termination of any Material Agreement.

(58)"Mineral Rights" means any claim, prospecting license, exploration license, mining claim, mining lease, mining license, mineral concession, mineral claim and other forms of mineral tenure (including any application for the grant or issue of any of the foregoing) or other rights to minerals, or to work upon lands for the purpose of searching for, developing or extracting minerals under any form of mineral title recognized under applicable Law in the State of Idaho, whether contractual, statutory or otherwise;

(59)"Minerals" means all minerals, mineral products, mineral by-products, ores, solutions and concentrates or metals derived from them, containing precious, base and industrial minerals (including gems and uranium) which are found in, on or under the Property and may lawfully be explored for, mined and sold under the Mineral Rights and other instruments of title under which the Property is held;

(60)"Mining Lease" means the mining lease with option to purchase dated November 3, 2016 between OGT and SMMI;

(61)"National Instrument 43-101" means National Instrument 43-101 titled "Standards of Disclosure for Mineral Projects", as issued by the Canadian Securities Administrators, as amended from time to time or any successor instrument, rule or policy;

(62)"National Instrument 45-102" means National Instrument 45-102 titled "Resale of Securities", as issued by the Canadian Securities Administrators, as amended from time to time or any successor instrument, rule or policy;

(63)"National Instrument 45-106" means National Instrument 45-106 titled "Prospectus and Registration Exemptions", as issued by the Canadian Securities Administrators, as amended from time to time or any successor instrument, rule or policy;

(64)"Non-operating Party" has the meaning given in section 7.6;

(65)"Notice" or "notice" has the meaning given in section 15.1;

(66)"NPV" has the meaning given in section 4.2(g);

(67)"OGT" means Owyhee Gold Territory, LLC;

(68)"OGT Assets" means the following:

(a)the Property;

(b)any maps, drill core, samples, assays, geological and other technical reports, metallurgical analyses, data in respect of reclamation or restoration work, studies, designs, plans and financial or other records (whether in tangible or electronic form) related to the Property in the possession or under the control of OGT as at the Execution Date or thereafter acquired by OGT with respect to the Property;

(c)Conditional Use Permit No. Z13-13 and Memorandum of Decision, dated October 23, 2013 issued by the Owyhee County Planning and Zoning Commission for the South Mountain Mill; and

(d)Conditional Use Permit Z13-12 and Memorandum of Decision, dated October 23, 2013 issued by the Owyhee County Planning and Zoning Commission regarding the South Mountain Mine;

(69)"OGT Other Liabilities" means those liabilities of OGT outstanding as at the date of this Agreement other than the OGT Reclamation Liability;

(70)"OGT Operating Agreement" means the amended and restated operating agreement dated November 3, 2016 between OGT, SMMI and ISGC II pertaining to OGT's limited purpose of being the landlord, pursuant to the Mining Lease;

(71)"OGT Reclamation Liability" means the reclamation liability of OGT outstanding as at the date of this Agreement in the amount of US$65,000;

(72)"OGT Units" means the equity units of OGT;

(73)"Operations" means every kind of work done, or activity performed on or in respect of the Property to explore for Minerals including investigating, prospecting, exploring, drilling, analysing, property maintenance, sampling, assaying, preparation of reports, estimates and studies (including feasibility studies), surveying, rehabilitation, reclamation and environmental protection, and any management and administration necessary to conduct the foregoing work or activities;

(74)"Operator" means the operator of the Operations following the Tranche 2 Completion Date;

(75)"Option" has the meaning given in section 4.1;

(76)"Option Exercise Notice" has the meaning given in section 6.1(1);

(77)"Option Payment" means any payment, whether made in cash or through the delivery of BMET Shares, pursuant to section 4.2;

(78)"Option Period" means the 24-month period following the Tranche 2 Completion Date, as may be extended pursuant to section 4.10;

(79)"OTC" means the OTC Markets Group Inc.;

(80)"OTCQB" means the OTCQB market of the OTC;

(81)"Other Rights" means any interest in real property, whether freehold, leasehold, license, right of way, easement, any other surface or other right in relation to real property, and any right, license or permit in relation to the use or diversion of water, but excluding any Mineral Rights;

(82)"Outside Date" means May 31, 2019, or such later date as the Parties may agree in writing;

(83)"Party" means any of BMET, BMET USA, THMG, TMRI or SMMI, as the context dictates;

(84)"Parties" means the BMET Parties and the THMG Parties;

(85)"PEA" means a study, other than a pre-feasibility or feasibility study, that includes an economic analysis of the potential viability of mineral resources, prepared in accordance with National Instrument 43-101;

(86)"PEA Author" means the third-party engineering firm to be engaged pursuant to section 8.2;

(87)"Permit" means any applicable permit, consent, authorisation, registration, filing, lodgement, notarisation, certificate, endorsement, permission, license, approval, authority or exemption by or with a Governmental Authority or other person or body having jurisdiction or authority in any way over the subject matter of this Agreement or the Property;

(88)"Permitted Encumbrances" means, with respect to any Assets:

(a)undetermined or inchoate liens, charges and privileges (including mechanics', construction, carriers', workers', repairers', storers' or similar liens) if payment of the secured obligation is not yet overdue or being contested in good faith;

(b)Encumbrances for taxes, assessments, obligations under workers' compensation or other social welfare legislation or other requirements, charges or levies of any Governmental Authority, in each case not yet overdue or being contested in good faith;

(c)easements, rights-of-way and other surface rights that that do not materially detract from the value of the Property or materially impair the operation of the Property;

(d)zoning or land use or other rights reserved to or vested in any Governmental Authority to control or regulate the Property; and

(e)the Encumbrances listed in the THMG Disclosure Letter;

(89)"Permitted Financings" has the meaning given in section 5.1(5);

(90)"Personnel" means:

(a)in relation to a Party, any of its directors, officers, employees, agents, consultants, invitees, Subcontractors (including Subcontractors' Personnel) and representatives involved either directly or indirectly in the performance of the Party's obligations under this Agreement; and

(b)in relation to a Subcontractor, any of its directors, officers, employees, agents, consultants, invitees, subcontractors or representatives involved either directly or indirectly in the performance of a Party's obligations under this Agreement;

(91)"Property" means the Mineral Rights and Other Rights, if any, described in Schedule 1, together with any present or future renewal, extension, modification, substitution, amalgamation or variation of any of those Mineral Rights or Other Rights that derive directly from those Mineral Rights or Other Rights (whether granting or conferring the same, similar or any greater rights and whether extending over the same or a greater or lesser domain);

(92)"Proposed Adjustment Notice" has the meaning given in section 6.1(2);

(93)"Receiving Party" has the meaning given in section 14.1;

(94)"Regulated Substances" means all pollutants, contaminants, chemicals, industrial, toxic, hazardous or noxious substances or wastes or any other materials or substances that are now or hereafter prohibited, controlled, prescribed or regulated by any Governmental Authority or applicable Law, or the presence or quantity of which now or hereafter requires reporting, monitoring, investigation, removal or remediation by any Governmental Authority or applicable Law, including but not limited to:

(a)any petroleum or petroleum compound (refined or crude), natural gas, natural gas liquids or related hydrocarbons, flammable substance, explosive, radioactive material or any other material or pollutant that poses a hazard or potential hazard to the Environment or any person;

(b)asbestos or any asbestos-containing material of any kind or character, any materials or substances containing polychlorinated biphenyls or urea formaldehyde insulation;

(c)any materials or substances designated as a "hazardous waste", "hazardous substance", "toxic pollutant" or "contaminant" under any Environmental Law; and

(d)any materials or substances that are toxic, explosive, corrosive, flammable, ignitable, infectious, radioactive, reactive, carcinogenic, mutagenic or otherwise hazardous;

(95)"Release" includes releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, migrating, escaping, leaching, disposing, dumping, depositing, spraying, burying, abandoning, incinerating, seeping or placing, or any similar action defined in any Environmental Law;

(96)"Resolver" has the meaning given in section 6.1(3);

(97)"Representative" means the individual appointed from time to time by a Party to act as a Party's representative in respect of this Agreement and its subject matter;

(98)"Review Period" has the meaning given in section 6.1(2);

(99)"Rules" has the meaning given in section 14.3(1);

(100)"SEC" means the United States Securities and Exchange Commission;

(101)"Securities Laws" means all the securities rules, laws, regulations and policies applying to a Party, including all of the rules and policies of the TSXV and any other stock exchange that such Party's shares are listed on;

(102)"SMMI Assets" means the following:

(a)the Mining Lease;

(b)any maps, drill core, samples, assays, geological and other technical reports, metallurgical analyses, data in respect of reclamation or restoration work, studies, designs, plans and financial or other records (whether in tangible or electronic form) related to the Property in the possession or under the control of the THMG Parties as at the Execution Date or thereafter acquired by any Party or its Affiliates with respect to the Property; and

(c)any exploration tools, plant, supplies and equipment acquired after the Execution Date for or in connection with the Property by a Party or its Affiliates if the costs of any such acquisition are included in the Expenditures made under this Agreement;

(103)"SMMI/BMET USA Management Contract" means the management contract to be entered into between BMET USA and SMMI in substantially the form set out in Schedule 3 hereto;

(104)"SMMI Balance Sheet" means the balance sheet of SMMI as at close of business on the day immediately prior to the Tranche 6 Payment Date;

(105)"SMMI Financial Statements" has the meaning given in section 3.2(97);

(106)"SMMI Other Liabilities" means those liabilities of SMMI outstanding as at the date of this Agreement other than the South Mountain Project Liabilities, comprised of (i) US$933,726 of intercompany payables, and (ii) US$70,842 of accounts payable and accrued liabilities;

(107)"SMMI Representatives" has the meaning given in section 8.1(1);

(108)"SMMI Shares" means the shares of common stock with a par value US$1.00 per share, in the capital of SMMI;

(109)"SMMI/THMG Management Contract" means the management services agreement to be entered into between SMMI and THMG where by the services of each of Eric Jones, Jim Collord and Larry Thackery will be made available to SMMI to enable it to provide the management services under the SMMI/BMET USA Management Contract in substantially the form set out in Schedule 4 hereto;

(110)"South Mountain Project Liabilities" means the liabilities of SMMI as detailed in the THMG Disclosure Letter, comprised of (i) US$1,041,500 of deferred payroll, and (ii) US$241,685 of accrued related party liability;

(111)"South Mountain Mining Deed" means the South Mountain Mining Deed, dated August 31, 1990, and recorded in Owyhee County at Instrument No. 212692;

(112)"South Mountain Technical Report" means the technical report titled "National Instrument 43-101 Technical Report: Updated Mineral Resource Estimate for the South Mountain Project, Owyhee County, Idaho, USA" dated May 25, 2018 prepared for THMG by Hard Rock Consulting, LLC;

(113)"Subcontractor" means any person engaged by a Party to perform any part of that Party's obligations under this Agreement and includes a supplier of that Party;

(114)"Successor Party" has the meaning given in section 9.3;

(115)"Surface Right Notice" has the meaning given in section 5.4(1);

(116)"Surface Rights" means bona fide easements, rights of way, servitudes or other similar surface rights, including rights of way and servitudes for highways, railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light, power, telephone or cable television conduits, poles, wires or cables, which are required to be granted under applicable Law or do not materially impair the use of the Property for the purposes for which it is held, which purposes include the exploration for Minerals and the development of a mining project within the Property, and Surface Rights granted by OGT that are required to be granted under applicable Law, or that have been determined to be a Permitted Encumbrance pursuant to section 5.4, and do not materially impair the use of the Property for the purposes for which it is held which purposes include the exploration for Minerals and the development of a mining project within the Property;

(117)"Technical Committee" has the meaning given in section 8.1(1);

(118)"Termination Payment" means US$100,000;

(119)"Third-Party Claim" has the meaning given in section 11.2(2);

(120)"THMG Disclosure Documents" has the meaning given in section 3.2(5);

(121)"THMG Disclosure Letter" means the confidential letter from THMG to the BMET Parties dated as of the date of this Agreement with respect to certain matters in this Agreement;

(122)"THMG Equity Placement" has the meaning given in section 4.2(1)(c)(ii);

(123)"THMG Equity Placement Shares" has the meaning given in section 4.2(1)(c)(ii);

(124)"THMG Equity Placement Subscription Agreement" means the subscription agreement to be entered into between THMG and BMET in respect of the THMG Equity Placement, in substantially the form attached as Schedule 5;

(125)"THMG Financial Statements" has the meaning given in section 3.2(13);

(126)"THMG Party" means THMG, TMRI or SMMI, as the context dictates;

(127)"THMG Parties" means THMG, TMRI and SMMI;

(128)"THMG Shareholder Approvals" has the meaning given in section 5.1(1);

(129)"THMG Shareholder Distribution" has the meaning given in section 4.6(3);

(130)"THMG Shares" means the shares of common stock with a par value of US$0.001 per share in the capital of THMG;

(131)"THMG Supporting Shareholders" means, collectively, certain shareholders of THMG who agree to enter into the Voting Support Agreements and all of the officers and directors of THMG;

(132)"THMG Voting Support Agreements" means the voting agreements (including all amendments thereto) between BMET, THMG and the THMG Supporting Shareholders in substantially the form set out in Schedule 6;

(133)"TMRI Shares" means the shares of common stock with a par value of US$0.001 per share and preferred shares in the capital of TMRI;

(134)"Title and Corporate Opinions" has the meaning given in section 2.1(5);

(135)"Tranche 1" means the cash payment pursuant to section 4.2(1)(a);

(136)"Tranche 2" means the delivery of the Tranche 2 Shares and completion of the THMG Equity Placement pursuant to section 4.2(1)(c);

(137)"Tranche 2 Conditions Precedent" has the meaning given in section 2.1;

(138)"Tranche 2 Conditions Precedent Satisfaction Date" means the date on which all of the Tranche 2 Conditions Precedent set out in section 2.1 have been satisfied;

(139)"Tranche 2 Completion Date" means the date on which Tranche 2 is completed;

(140)"Tranche 2 Shares" has the meaning given in section 4.2(1)(c)(i);

(141)"Tranche 2 Shares Value" means the value of the Tranche 2 Shares calculated using the 5-day VWAP as of the date immediately prior to February 27, 2019;

(142)"Tranche 3" means the cash payment pursuant to section 4.2(1)(d);

(143)"Tranche 4" means the cash payment pursuant to section 4.2(1)(e);

(144)"Tranche 5" means the cash payment pursuant to section 4.2(1)(f);

(145)"Tranche 6" means the Tranche 6 Cash Payment and the Tranche 6 Value Payment pursuant section 4.2(1)(g);

(146)"Tranche 6 Cash Payment" has the meaning given in section 4.2(1)(g);

(147)"Tranche 6 Payment Date" has the meaning given in section 6.1(1)(a);

(148)"Tranche 6 Shares" has the meaning given in section 4.2(1)(g);

(149)"Tranche 6 Value Payment" has the meaning given in section 4.2(1)(g);

(150)"TSXV" means the TSX Venture Exchange;

(151)"U.S. Securities Act" means the United States Securities Act of 1933, as amended;

(152)"U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended; and

(153)"Year" means:

(a)in the case of the first Year, the period commencing on the Tranche 2 Completion Date and expiring on the first anniversary of the Tranche 2 Completion Date; and

(b)in the case of each subsequent Year, each period of 12 successive months commencing on an anniversary of the Tranche 2 Completion Date and, for the avoidance of doubt, the "Final Year" will, as the context requires, be the period commencing on the anniversary of the Tranche 2 Completion Date in the relevant Year occurring immediately prior to the earlier of:

(i)the Tranche 6 Payment Date; or

(ii)the date of termination or expiry of this Agreement.

1.2Interpretation

(1)Unless the context otherwise expressly requires, in this Agreement:

(a)the singular includes the plural and conversely and a gender includes all genders;

(b)if a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(c)a reference to a person (including a Party) includes an individual, company, other body corporate, association, partnership, firm, joint venture, trust or Governmental Authority;

(d)a reference to a part, schedule or annexure is a reference to a part of or a schedule or annexure to this Agreement;

(e)a reference to any Party includes that Party's executors, administrators, substitutes (including, but not limited to, persons taking by novation), successors and permitted assigns;

(f)a reference to an agreement or document (including a reference to this Agreement) is to the agreement or document as amended, varied, supplemented, novated or replaced except to the extent prohibited by this Agreement or that other agreement or document;

(g)a reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation, code, by-law, ordinance or statutory instrument issued under it;

(h)a reference to writing includes a facsimile or electronic mail transmission and any means of reproducing words in a tangible and permanently visible form;

(i)a reference to "$" or "US$" is to currency of the United States;

(j)a reference to "C$" is to currency of Canada;

(k)the word "including" means "including without limitation" and "include" and, "includes" will be construed similarly;

(l)headings and any table of contents or index are for convenience only and do not form part of this Agreement or affect its interpretation;

(m)a provision of this Agreement must not be construed to the disadvantage of a Party merely because that Party was responsible for the preparation of this Agreement or the inclusion of the provision in this Agreement;

(m)if an act is prescribed to be done on a specified day which is not a Business Day, it must be done instead on the next Business Day;

(n)where the phrase "to the best of the knowledge of" or similar expressions are used in this Agreement, with respect to THMG means the actual knowledge of Eric Jones, President and Chief Executive Officer of THMG; James Collard, VP and Chief Operating Officer of THMG and Larry Thackery, Chief Financial Officer of THMG, in each case having made the enquiries that are necessary to enable such persons to make the statement or disclosure; and

(o)a reference to a thing (including a right, obligation or concept) includes a part of that thing but nothing in this section 1.2(1)(o) implies that performance of part of an obligation constitutes performance of the obligation.

(2)In the Option Agreement, a reference to a section is a reference to a section of the Option Agreement.

1.3Schedules

The following schedules are attached to and incorporated in this Agreement:

(1)Schedule 1 – Property Description

(2)Schedule 2 – Material Agreements

(3)Schedule 3 – Form of SMMI/BMET USA Management Contract

(4)Schedule 4 – Form of SMMI/THMG Management Contract

(5)Schedule 5 – Form of THMG Equity Placement Subscription Agreement

(6)Schedule 6 – Form of THMG Voting Support Agreement

(7)Schedule 7 – Form of Estoppel Certificate and Ratification

2.TRANCHE 2 CONDITIONS PRECEDENT

2.1Conditions

Completion of Tranche 2 is subject to each of the following conditions (each a "Tranche 2 Condition Precedent" and, collectively, the "Tranche 2 Conditions Precedent") being satisfied or waived on or before the Outside Date:

(1)BMET obtaining any required approval, consent or acceptance of the TSXV, including, if necessary, completing any financing as may be required pursuant to section 5.7 of TSXV Policy 5.3, and from any other regulatory body having jurisdiction, in connection with this Agreement or its subject matter, including the consummation of all transactions contemplated hereby;

(2)THMG obtaining any required approval, consent or acceptance of the TSXV and from any other regulatory body having jurisdiction, in connection with this Agreement or its subject matter, including the consummation of all transactions contemplated hereby;

(3)THMG obtaining the THMG Shareholder Approvals;

(4)BMET and THMG obtaining all necessary third party approvals or consents to the consummation of the transactions contemplated by this Agreement, including any consent or approval that is required under applicable Law or by virtue of a condition or covenant of any Mineral Right forming part of the Property (on terms and conditions satisfactory to BMET and THMG);

(5)THMG delivering to the BMET Parties a title opinion in respect of the Property, together with legal opinions confirming the valid existence, good standing and corporate or limited liability company power of each THMG Party and OGT, the execution of this Agreement and the performance of all obligations hereunder (including without limitation, the Completion) having been duly authorized by all requisite corporate action of each THMG Party, the execution and delivery of this Agreement by each THMG Party, that THMG is reflected as the registered owner of 100% of the capital stock and other equity interests of TMRI on the share register of TMRI, that TMRI is reflected as the registered owner of 100% of the capital stock and other equity interests of SMMI on the share register of SMMI, and that SMMI is reflected as the registered owner of 75% of OGT Units on the ownership register of OGT, all prepared by recognized legal counsel in form and substance satisfactory to BMET, acting reasonably (collectively, the "Title and Corporate Opinions");

(6)THMG delivering the South Mountain Technical Report, re-addressed to SMMI and BMET and with such amendments as required to satisfy the requirements under section 5 of TSXV Policy 5.3, it being acknowledged that the cost of preparation of such report shall be borne by BMET (for clarity THMG shall be responsible for any amounts owing to the authors of the South Mountain Technical Report for services rendered prior to the work undertaken pursuant to this section 2.1);

(7)SMMI entering into the SMMI/THMG Management Contract;

(8)the representations and warranties set forth herein of the BMET Parties and the THMG Parties, respectively, being true and correct in all material respects as of the Tranche 2 Completion Date, and the BMET Parties and the THMG Parties, respectively, having complied with all of their covenants and agreements set forth herein and in the THMG Equity Placement Subscription Agreement that are to be complied with prior to or concurrent with the Tranche 2 Completion Date;

(9)THMG delivering to the BMET Parties an estoppel certificate and ratification, in substantially the form attached as Schedule 7, executed by each of OGT and ISGC II certifying and agreeing that with respect to the ISGC II Settlement Agreement, the OGC

Operating Agreement and the Mining Lease (i) each agreement is in full force and effect, (ii) there are no defaults under the agreements, nor any condition or event that, after notice or lapse of time or both, would constitute a default under the agreements, (iii) that all amount due and owing by the THMG Parties under the agreements have been fully and properly paid, (iv) that ISGC II will provide BMET USA with written notice of any and all defaults by any of the THMG Parties under the agreements, and that BMET USA shall have the right to cure any such defaults and (v) recognizing and accepting BMET USA's rights as Operator under Section 7 of this Agreement; and

(10)the BMET Parties being satisfied, in their sole discretion, with the results of their due diligence review of each of the THMG Parties, OGT and the Property.

2.2Co-operation

Each Party must at its own cost use its reasonable efforts to procure satisfaction of the Tranche 2 Conditions Precedent that are applicable to it as soon as practicable after the Execution Date. To the maximum extent permitted by applicable Law, in complying with this section 2.2, each Party must:

(1)keep the other Party promptly and reasonably informed of the steps it has (or its Affiliates have) taken and of its (or its Affiliates) progress towards satisfaction of the Tranche 2 Conditions Precedent, including providing copies of any correspondence or lodgements with a Governmental Authority;

(2)promptly notify the other Party in writing if it becomes aware that any Tranche 2 Condition Precedent has been satisfied, in which case the notifying Party will also provide reasonable evidence that the Tranche 2 Condition Precedent has been satisfied; and

(3)promptly notify the other Party in writing of a failure to satisfy a Tranche 2 Condition Precedent or of any fact or circumstance that does, or that it reasonably believes may, result in a Tranche 2 Condition Precedent becoming incapable of being satisfied or that may result in a Tranche 2 Condition Precedent not being satisfied in accordance with its terms.

2.3Tranche 2 Conditions Precedent Satisfaction Date

Upon each Party having notified the other Parties with respect to the satisfaction of the Tranche 2 Conditions Precedent, the Tranche 2 Conditions Precedent Satisfaction Date will be deemed to have occurred.

2.4Waiver or Extension

(1)The Tranche 2 Conditions Precedent are for the benefit of each Party and cannot be waived or extended unless agreed in writing by each Party.

(2)A Party entitled to waive the non-fulfilment of a Tranche 2 Condition Precedent pursuant to this section 2.4 may do so in its absolute discretion and nothing in this Agreement will oblige a Party to waive a Tranche 2 Condition Precedent.

(3)The Outside Date may only be extended by the written agreement of each Party.

3.REPRESENTATIONS AND WARRANTIES

3.1Mutual Representations and Warranties

(1)Each Party represents and warrants to each other Parties that:

(a)it is duly incorporated, amalgamated or continued and validly exists under the law of its place of incorporation, amalgamation or continuance;

(b)it is in good standing with respect to the filing of annual reports under the legislation under which it was incorporated, amalgamated or continued;

(c)it has full legal capacity and power:

(i)to own its property and assets and to carry on its business; and

(ii)to enter into this Agreement and to perform its obligations under this Agreement.

(d)it has taken all action (whether corporate or otherwise) that is necessary to authorize its entry into this Agreement and to perform its obligations under this Agreement (in the case of THMG, except for the THMG Shareholder Approvals, when this representation is being made at a time from the Execution Date until the earlier of (1) the Tranche 2 Completion Date, and (2) the date on which THMG advises BMET that the THMG Shareholder Approvals have been obtained) and has duly executed and delivered this Agreement;

(e)this Agreement constitutes a legal, valid and binding obligation of it enforceable in accordance with its terms by appropriate legal remedy subject to laws generally affecting creditors' rights and to principles of equity;

(f)the execution, delivery and performance by it of this Agreement does not or will not (with or without the lapse of time, the giving of notice or both) contravene, conflict with or result in a breach of or default under:

(i)its Charter Documents;

(ii)in the case of the THMG Parties, any Charter Document of OGT;

(iii)in the case of the THMG Parties, any Material Agreement;

(iv)any material term or provision of any security arrangement, undertaking, agreement or deed; or

(v)any writ, order or injunction, judgment, law, rule or regulation to which it is a party or is subject or by which it or any of its property is bound;

(g)no litigation, arbitration, mediation, conciliation or administrative proceedings are taking place, pending or, to the best of its knowledge, threatened against it which if adversely decided could, in the reasonable opinion of the Party's management, have a material adverse effect on the Party's business, assets (including the Property) or financial condition or materially impair its ability to perform its obligations under this Agreement, or in the case of the THMG Parties, could result in any person obtaining or being confirmed to have any interest in SMMI, OGT or their respective assets (including any liability of SMMI or OGT to such person) except as expressly contemplated by this Agreement;

(h)no liquidator, trustee in bankruptcy, receiver or receiver and manager or other external administrator is currently appointed in relation to it or any of its property;

(i)to the best of its knowledge after making due enquiry, there are no facts, matters or circumstances which give any person the right to appoint or to apply to appoint (as the case may be) a liquidator, trustee in bankruptcy, receiver or receiver and manager or other external administrator to it or any of its property; and

(j)it is unaware of any material facts or circumstances that have not been disclosed in this Agreement, which should be disclosed to each other Party in order to prevent the representations and warranties in this section 3.1(1) from being materially misleading.

(2)The representations and warranties contained in section 3.1(1) will be treated as made and be binding upon each Party continuously during the term of this Agreement and each Party must immediately notify the other Parties if any of its representations and warranties set out in this section 3.1 are not true and correct in any material respect at any time during the term of this Agreement.

3.2THMG Parties Representations and Warranties

Each THMG Party jointly and severally represents and warrants to the BMET Parties that, except as disclosed in the THMG Disclosure Letter:

Absence of Approvals Required

(1)except as expressly provided otherwise in this Agreement, no Permit of any Governmental Authority or other third person, and no registration, declaration or filing by any THMG Party with any such Governmental Authority is required in order for the THMG Parties:

(a)to consummate the transactions contemplated by this Agreement;

(b)to execute and deliver all of the documents and instruments to be delivered by any THMG Party under this Agreement;

(c)to duly perform and observe the terms and provisions of this Agreement; and

(d)to render this Agreement legal, valid, binding and enforceable;

THMG Representations

(2)THMG is a reporting issuer in good standing under the Securities Laws of the Provinces of British Columbia and Alberta;

(3)the THMG Shares are registered under Section 12(g) of the U.S. Exchange Act;

(4)THMG is in compliance with its continuous disclosure requirements under Securities Laws, its public disclosure record does not contain any misrepresentation, as defined under those Securities Laws, and it is not aware of any material fact, as defined under those Securities Laws, that has not been publicly disclosed;

(5)THMG has timely filed with or furnished to the securities authorities under Securities Laws and the TSXV, the OTCQB and SEC all forms, reports, schedules, statements, certifications, material change reports and other documents required to be filed by it (collectively, the "THMG Disclosure Documents").  The THMG Disclosure Documents, at the time filed or, if amended, as of the date of such amendment:  (i) did not contain any misrepresentation (as defined under Securities Laws) and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and (ii) complied in all material respects with the requirements of applicable securities legislation and the rules, policies and instruments of all Securities Authorities, the SEC, the OTCQB and the TSXV;

(6)THMG has complied with its obligation under Securities Laws to make timely disclosure of all material changes relating to it and no such disclosure has been made on a confidential basis and there is no material change relating to THMG that has occurred and with respect to which the requisite material change report has not been filed;

(7)the authorized capital of THMG consists of 200,000,000 shares, and 5,000,000 preferred shares, of which 57,645,579 THMG Shares and no preferred shares are issued and outstanding as fully paid and non-assessable on the Execution Date. All outstanding THMG Shares have been duly authorized, are validly issued in accordance with Applicable Law and are outstanding as fully paid and non-assessable shares in the capital of THMG. Other than as disclosed in the THMG Disclosure Documents or as may be issued in connection with this Agreement, there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any shares in the capital of THMG or obligating THMG to issue or sell any shares of, or any other securities or interest in, THMG. THMG does not have outstanding or authorized any share appreciation, phantom share, profit participation or similar plans;

(8)THMG's issued and outstanding common shares are listed and posted for trading on the TSXV and have been admitted for trading on the OTCQB;

(9)the THMG Equity Placement Shares to be issued pursuant to the THMG Equity Placement will be accepted by the TSXV and any other required approval, consent or acceptance of the TSXV or from any other regulatory body having jurisdiction in connection with this Agreement or its subject matter will have been obtained prior to the Tranche 2 Completion Date (subject to usual qualifications) and the THMG Equity Placement Shares will at the time of issuance be listed on the TSXV and freely tradeable subject only to the resale restrictions as set out in the THMG Equity Placement Subscription Agreement and to compliance with applicable Securities Laws;

(10)no order ceasing or suspending trading in any securities of THMG or the trading of any of THMG's issued securities is currently outstanding and no proceedings for that purpose are, to the best knowledge of THMG, pending or threatened;

(11)no consent, approval, order or authorization of, or declaration or filing with, any Governmental Authority or other Person is required to be obtained by THMG in connection with the execution and delivery of this Agreement or the completion of the transactions contemplated under this Agreement other than:

(a)prior to the earlier of (i) the Tranche 2 Completion Date, and (ii) the date that THMG advises BMET that the THMG Shareholder Approvals have been obtained, the approval of the shareholders of THMG in accordance with the policies of the TSXV; and

(b)prior to the earlier of (i) the Tranche 2 Completion Date, and (ii) the date that THMG advises BMET that TSXV approval has been obtained, the approval of the TSXV;

(12)the issuance of the THMG Equity Placement Shares pursuant to this Agreement and the THMG Equity Placement Subscription Agreement has been, or will be at the time of issuance of such THMG Shares, approved by all requisite corporate action, duly allotted and reserved for issuance and will be, when issued, fully paid and non-assessable shares in the capital of THMG;

(13)the audited consolidated financial statements of THMG for the year ended December 31, 2017 and the unaudited interim financial statements for the quarterly period ended September 30, 2018 included in the THMG Disclosure Documents (collectively, the "THMG Financial Statements"):

(a)were prepared in accordance with US GAAP accounting principles generally accepted in the United States of America for interim and annual financial information, respectively, and Applicable Law;

(b)complied as to form in all material respects with applicable accounting requirements the United States; and

(c)fairly present in all material respects, the assets, liabilities (whether accrued, absolute, contingent or otherwise), consolidated financial position, results of operations or financial performance and cash flows of THMG as of their respective dates;

(14)there are no liabilities or obligations of any nature (whether known or unknown, liquidated or unliquidated, due or to become due and whether absolute, accrued, contingent or otherwise) of THMG of any kind whatsoever, and there is no basis for any assertion against THMG of any liabilities or obligations of any kind, other than:

(a)the liabilities disclosed, reflected or provided for in the THMG Financial Statements;

(b)liabilities incurred since September 30, 2018 which were incurred in the ordinary course of business; and

(c)other liabilities or obligations disclosed in this Agreement;

(15)THMG maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the U.S. Exchange Act) that complies with the requirements of the U.S. Exchange Act.  THMG's internal control over financial reporting is effective. THMG maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the U.S. Exchange Act) that comply with the requirements of the U.S. Exchange Act; such disclosure controls and procedures are have been designed to ensure that material information relating to THMG is made known to THMG's principal executive officer and principal financial officer by others within THMG and its subsidiaries; such disclosure controls and procedures are effective; and there has been no change in THMG's disclosure controls and procedures that has materially affected, or is reasonably likely to materially affect, THMG's disclosure controls and procedures;

(16)THMG and its Personnel, and, to the best of its knowledge, its predecessors in title or interest, have conducted all activities on or in respect of its properties or those of its subsidiaries, as such properties are disclosed in the THMG Disclosure Documents, in material compliance with all applicable Law (including Anti-Corruption Law);

(17)there is no claim, action, proceeding or investigation pending or in progress or, to the knowledge of THMG, threatened against or relating to THMG or any of its subsidiaries or affecting any of their respective properties or assets before any Governmental Authority; none of THMG or its subsidiaries nor any of their respective properties or assets is subject to any outstanding judgment, order, writ, injunction or decree that involves or may involve, or restricts or may restrict the right or ability of THMG or its subsidiaries, as the case may be, to conduct its business in all material respects as it has been carried on prior to the date hereof, or that would materially impede the consummation of the transactions contemplated hereby;

(18)all tax and other information returns required to be filed with respect to THMG or its assets, business or income, for all previous years or other reporting periods, under applicable Law (including the laws of the United States) have been prepared and duly filed on or before their respective due dates or as such dates may have been extended in accordance with applicable Law, and all amounts due and owing in respect of such returns, for all previous years or other reporting periods, whether for tax, interest, penalties or otherwise, have been duly paid, and all required instalments that have become due have been paid by their due dates;

(19)the THMG Parties and OGT are the registered and beneficial owners of the material mineral interests and rights (including any mineral claims, mining claims, concessions, exploration licences, exploitation licences, prospecting permits, mining leases and mining rights) as disclosed in the THMG Disclosure Documents, which properties are held by the THMG Parties and OGT free and clear of all Encumbrances, other than Permitted Encumbrances;

The Property and Related Matters

(20)the Property is properly and accurately described in Schedule 1 and the Property comprises all of the real property interests held by the THMG Parties and OGT in Owyhee County, Idaho;

(21)OGT is the exclusive beneficial and registered or recorded owner of the Property, free and clear of any and all encumbrances, except Permitted Encumbrances and subject to the Mining Lease;

(22)SMMI is legally entitled to hold the SMMI Assets and will remain so entitled through and following the exercise of the Option or the termination of this Agreement, whichever is the earlier;

(23)OGT is legally entitled to hold the OGT Assets and will remain so entitled through and following the exercise of the Option or the termination of this Agreement, whichever is the earlier;

(24)all of the unpatented mining claims comprising the Property have been validly and properly located, staked, tagged and recorded (as the case may be), and all claim maintenance fees and filings have been timely and properly paid and completed in order to maintain the unpatented mining claims in good standing in accordance with the laws of the jurisdiction in which the Property is located and there are no disputes, threatened or now existing, as to title to or the location, staking, tagging or recording (as the case may be) or maintenance or validity of, those unpatented mining claims;

(25)the leases comprising the Property and described in Schedule 1 (collectively the "Leases") are (i) in good standing under all applicable laws and regulations, (ii) neither OGT nor the lessor under a Lease is in violation, breach or default under any such Lease, and there exists no condition or event which, with the giving of notice or lapse of time or both, reasonably could be expected to cause OGT to be in default under any such Lease;

(26)there is no renegotiation of, or attempt to renegotiate any terms of any Lease and no party to a Lease has made written demand for such renegotiation. No party to any such Lease has taken, or threatened in writing to take, a position regarding the interpretation or application of any material term that is reasonably expected to result in dispute resolution or litigation;

(27)except for the Permitted Encumbrances, each of the THMG Party's interest in the Property (whether direct or indirect through the Mining Lease) is free and clear of any and all Encumbrances;

(28)without limiting section 3.2(27), and other than the Mining Lease, there are no outstanding agreements, options or other arrangements to acquire or purchase the Property or any interest in the Property and no person has any royalty or other interest whatsoever in production or profits from the Property;

(29)all work or expenditure obligations applicable to the Property, all reports of the work or expenditure and other requirements to be satisfied or filed to keep the Property in good standing which were to have been satisfied by the date this representation is being made have been filed and satisfied and there are no disputes, threatened or now existing, relating to such obligations;

(30)all rentals, taxes, assessments, renewal fees and other governmental charges applicable to, or imposed on, the Property which were due to be paid on or before the date this representation is being made have been timely paid in full;

(31)each THMG Party has made available to the BMET Parties all Exploration Data in its possession as at the date this representation is being made and that Exploration Data is true and correct in all material respects and no relevant Exploration Data in respect of the Property has been withheld;

(32)there are no actual, alleged, potential or future adverse claims, challenges, suits, actions, prosecutions, investigations or proceedings against or to, the ownership of, or title to, the Property or any challenge to any THMG Party's right, title or interest in the Property nor to the best of its knowledge is there any basis for any of the foregoing;

(33)no THMG Party has any notice, or knowledge, of any proposal to terminate, condemn or vary the terms of or rights attaching to, the Property from any Governmental Authority or other person having jurisdiction in any way over the Property;

(34)the Property does not lie within any protected area, rescued area, reserve, reservation or special needs lands as designated by any Governmental Authority having jurisdiction, that would impair the exploration for Minerals or the development of a mining project on the Property;

(35)there are no orders or directions relating to environmental matters that remain unresolved, place limitations on the activities that can be conducted on the Property, or require any work, repairs, construction or capital expenditures with respect to the Property or the conduct of the business; and, to the best of the THMG Parties' knowledge, (i) all activity on the Property has been in material compliance with applicable Environmental Laws; and (ii) conditions on and relating to the Property are in material compliance with Environmental Laws;

(36)there has been no Release of any Regulated Substance from, on, to, in, or under the Property or into the environment, except as expressly permitted or otherwise authorized by applicable Law, there are no facts, circumstances, or conditions that would reasonably be anticipated to result in the revocation, cancellation, suspension of any Permit or give rise to liability under any Environmental Law;

(37)except as is expressly permitted by the terms of the Mineral Rights comprising the Property or applicable Permits, no toxic or hazardous substance or waste has been treated, disposed of or is located or stored on the Property as a result of activities of a THMG Party or its predecessors in title or interest;

(38)there is no pending or ongoing claims or actions taken by or on behalf of any aboriginal persons with respect to any lands included in the Property;

Compliance with Applicable Law

(39)each THMG Party and its Personnel, and, to the best of its knowledge, its predecessors in title or interest, and OGT, have conducted all activities on or in respect of the Property in compliance with all applicable Law (including Anti-Corruption Law);

TMRI Shares

(40)the authorized capital of TMRI consists of 100,000,000 shares of common stock with a par value of US$0.001 per share and 5,000,000 preferred shares, of which 10,000,000 shares of common stock and 5,000,000 preferred shares are issued and outstanding as fully paid and non-assessable;

(41)THMG is the registered, legal and beneficial owner of 100% of the TMRI Shares, has good and marketable title to the TMRI Shares and the TMRI Shares are free and clear of any Encumbrance or third party claim;

(42)THMG has not given or agreed to give any Encumbrance over any of the TMRI Shares;

(43)the TMRI Shares are validly issued and fully paid and no moneys are owing in respect of them;

(44)none of the TMRI Shares has been issued in violation of any applicable Laws or pre-emptive or other third party rights and TMRI has not declared any dividend or other distribution and is not under any obligation to redeem or repurchase any shares or other securities issued by it;

(45)there is no shareholder agreement, voting trust, proxy or other agreement or understanding relating to the voting of the TMRI Shares;

(46)there are no agreements, arrangements or understandings in effect under which TMRI is obliged at any time to issue any shares or other securities of TMRI;

(47)no person has any agreement, right (including any pre-emptive right) or option, present or future, contingent, absolute or capable of becoming an agreement, or which will with the passage of time or the occurrence of any event become an agreement, right (including a pre-emptive right) or option to acquire any TMRI Shares or other securities or assets of TMRI;

SMMI Shares

(48)the authorized capital of SMMI consists of 1,000 SMMI Shares, of which 1,000 SMMI Shares are issued and outstanding as fully paid and non-assessable;

(49)TMRI is the registered, legal and beneficial owner of 100% of the SMMI Shares, has good and marketable title to the SMMI Shares and the SMMI Shares are free and clear of any Encumbrance or third party claim;

(50)neither TMRI nor THMG has given or agreed to give any Encumbrance over any of the SMMI Shares;

(51)the SMMI Shares are validly issued and fully paid and no moneys are owing in respect of them;

(52)none of the SMMI Shares has been issued in violation of any applicable Laws or pre-emptive or other third party rights and SMMI has not declared any dividend or other distribution and is not under any obligation to redeem or repurchase any shares or other securities issued by it;

(53)there is no shareholder agreement, voting trust, proxy or other agreement or understanding relating to the voting of the SMMI Shares;

(54)there are no agreements, arrangements or understandings in effect under which SMMI is obliged at any time to issue any shares or other securities of SMMI;

(55)no person has any agreement, right (including any pre-emptive right) or option, present or future, contingent, absolute or capable of becoming an agreement, or which will with the passage of time or the occurrence of any event become an agreement, right (including a pre-emptive right) or option to acquire any SMMI Shares or other securities or assets of SMMI;

No Indebtedness, Security or Claims

(56)except for the Permitted Encumbrances, TMRI, SMMI, OGT and their respective assets, including the OGT Assets and SMMI Assets, are not the subject of any Encumbrance and no THMG Party has given or agreed to give any Encumbrance over any of them or their respective assets;

(57)other than as disclosed in writing to the BMET Parties by the THMG Parties prior to the Execution Date, to the THMG Parties' knowledge, no person has any Claim of any nature against TMRI, SMMI, OGT or any of their assets, including the OGT Assets and SMMI Assets;

(58)SMMI has no liabilities except the South Mountain Project Liabilities and the SMMI Other Liabilities.  Each person to whom any such liability is owed has made a written commitment, which is binding, agreeing that such liability may be paid at any time prior to the 30th day following Completion, without interest or penalty;

(59)OGT has no financial or other liabilities of the type or nature that would be required to be included on a balance sheet prepared in accordance with US GAAP, except an intercompany liability owing to SMMI in the amount of US$245,512 and the OGT Reclamation Liability estimated in compliance with US GAAP at US$65,000;

Absence of Investments or Agreements

(60)None of TMRI, SMMI or OGT owns any shares or other securities in any person or has any obligation to acquire any assets from, or any interest in, any person other than (1) TMRI's existing ownership of SMMI as set forth in this Agreement, (2) SMMI's existing ownership of OGT as set forth in this Agreement, and (3) prior to Completion, SMMI's ownership of a 100% interest in each of the subsidiaries set forth in Section 3.1(60) of the THMG Disclosure Letter (each, an "Inactive Subsidiary").  Each Inactive Subsidiary is a limited liability company that has no operations, no assets and no liabilities.  No person other than SMMI holds any equity or other interest in, or securities of, any Inactive Subsidiary.  Prior to Completion, SMMI will either dissolve and wind up, or transfer to TMRI or THMG, each Inactive Company, without cost to SMMI, OGT or BMET;

Assets

(61)except for the Permitted Encumbrances, each of TMRI, SMMI and OGT owns and possesses and has a good marketable title to its assets free and clear of all Encumbrances;

(62)except for the Mining Lease, no person has any agreement, right (including any pre-emptive right) or option, present or future, contingent, absolute or capable of becoming an agreement, or which will with the passage of time or the occurrence of any event become an agreement, right (including a pre-emptive right) or option to acquire the assets of SMMI, TMRI, OGT or any of them;

(63)all Permits required at the date this representation is being made for the uses to which the assets of SMMI, OGT and TMRI have been put, have been obtained and, to the knowledge of each THMG Party, are in good standing;

(64)the conditional use permits included in the OGT Assets are held in the name of OGT and are valid and in full force and effect, and all operations and activities on the Property have been conducted in compliance with the conditional use permits;

(65)any and all reclamation bonds and surety agreements relating to the Property are set forth on Schedule 2;

Corporate Records/Books and Records

(66) the corporate or limited liability company records of each THMG Party and OGT, as required to be maintained by it pursuant to applicable Law, are accurate, complete and up to date in all material respects, and are maintained at the records office of each such entity. Without limiting the foregoing, the minute books of each of TMRI, SMMI and OGT contain true, correct and complete copies of the minutes of every meeting of its board of directors or manager, as applicable, and of its shareholders or members, as applicable, and every written resolution thereof during the periods covered by such minute books. All corporate or limited liability company proceedings and actions reflected in the records of each of TMRI, SMMI and OGT (including the minute books) have been, in all material respects, conducted or taken in compliance with applicable Law and with the Charter Documents of each of TMRI, SMMI and OGT.  The THMG Parties have made available to BMET complete, true and accurate copies of each Charter Document of each THMG Party and OGT and all other corporate or limited liability company records, minutes and resolutions requested by BMET;

(67)all transactions of each of TMRI, SMMI and OGT have been properly and accurately recorded in the appropriate books and the records of each of TMRI, SMMI and OGT and such books and records are correct and complete in all material respects and have been maintained and retained in accordance with applicable Law, including tax and corporate laws and regulations, accounting requirements and good business practice in the jurisdictions where each of TMRI, SMMI and OGT operates;

Tax and Tax Returns

(68)all Tax and other information returns required to be filed with respect to each of TMRI, OGT and SMMI and their assets (including the relevant parties of the Property), business or income, for all previous years or other reporting periods, under applicable Law (including the laws of Canada and the United States) have been prepared and duly filed on or before their respective due dates or as such dates may have been extended in accordance with applicable Law, and all amounts due and owing in respect of such returns, for all previous years or other reporting periods, whether for Tax, interest, penalties or otherwise, have been duly paid, and all required instalments that have become due have been paid by their due dates;

OGT Operating Agreement, ISGC II Settlement Agreement and Mining Lease

(69)each of the OGT Operating Agreement, ISGC II Settlement Agreement and Mining Lease is in full force and effect and, except as expressly disclosed in this Agreement, is unamended and SMMI is not in default of any covenant or agreement arising under or by virtue of any of the OGT Operating Agreement, ISGC II Settlement Agreement, or Mining Lease;

(70)SMMI has made available to the BMET Parties a complete, true and accurate copy of each of the OGT Operating Agreement, ISGC II Settlement Agreement and Mining Lease;

(71)each of the OGT Operating Agreement, ISGC II Settlement Agreement and Mining Lease is legal, valid, binding and enforceable on OGT and ISGC II, respectively, in accordance with their respective terms and constitutes legal, valid, binding and enforceable obligations of OGT and ISGC II as applicable;

(72)each of the OGT Operating Agreement, ISGC II Settlement Agreement and Mining Lease is the entire agreement between OGT and ISGC II, respectively, and SMMI with respect to the subject matter thereof, including the Property, and there are no other material agreements, arrangements or understandings between OGT, ISGC II and SMMI in respect of OGT or the Property other than contracts for services or such other agreements as may be contemplated by the OGT Operating Agreement, ISGC II Settlement Agreement and Mining Lease;

(73)the ownership of OGT is as set forth in the OGT Operating Agreement, with SMMI owning 75 OGT Units for a 75% interest in OGT, and ISGC II owning 25 OGT Units for a 25% interest in OGT.  SMMI is the registered, legal and beneficial owner of its 75 OGT Units, has good and marketable title to the OGT Units (subject to the provisions of the OGT Operating Agreement), free and clear of any Encumbrance or third party claim.

(74)the OGT Units are validly issued and fully paid and no moneys are owing in respect of them;

(75)none of the OGT Units has been issued in violation of any applicable Laws or pre-emptive or other third party rights and no dividend or other distribution has been declared and OGT is not under any obligation to redeem or repurchase any OGT Units or other securities issued by OGT;

(76)there are no agreements, arrangements or understandings in effect under which OGT is obliged at any time to issue any OGT Units or other securities of OGT;

(77)no person has any agreement, right (including any pre-emptive right) or option, present or future, contingent, absolute or capable of becoming an agreement, or which will with the passage of time or the occurrence of any event become an agreement, right (including a pre-emptive right) or option to acquire any OGT Units or other securities or assets of OGT, except for SMMI's rights under the Mining Lease;

(78)SMMI is the sole manager of OGT;

(79)the creation of the Option and the execution of this Agreement by SMMI does not constitute a breach of, or default under, the OGT Operating Agreement, ISGC II Settlement Agreement or Mining Lease;

(80)all requisite consents of each of OGT and ISGC II has been obtained by the THMG Parties in respect of this Agreement;

Other Agreements

(81)none of the THMG Parties or OGT is party to any Material Agreement except as set out in Schedule 2;

(82)none of the THMG Parties or OGT is in default of any covenant or agreement arising under or by virtue of the Material Agreements;

(83)the THMG Parties have made available to the BMET Parties complete, true and accurate copies of the Material Agreements, each of which is in full force and effect as of the date hereof;

(84)the creation of the Option, the execution and delivery of this Agreement and the performance by the THMG Parties of their respective obligations under this Agreement and the other documents and agreements referred to in this Agreement, does not and will not constitute a breach of, or default under, any Material Agreement;

Additional U.S. Securities Matters

(85)neither OGT nor any THMG Party is an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended;

(86)TMRI is acquiring the BMET Consideration Shares solely for its own account, for investment purposes only, and not for resale or other distribution except in compliance with all applicable Securities Laws;

(87)TMRI has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the BMET Consideration Shares;

(88)TMRI has had access to such information regarding BMET, its business, assets, financial condition and prospects as it has deemed relevant and sufficient in determining whether to enter into this Agreement and acquire any interest in the BMET Consideration Shares;

(89)TMRI is not acquiring any BMET Consideration Shares as a result of any general solicitation or general advertising, as such terms are used in Rule 502 of Regulation D under the U.S. Securities Act;

(90)TMRI understands that the BMET Consideration Shares have not been and will not be registered under the U.S. Securities Act or any other Securities Laws and will be issued in reliance upon exemptions from the registration requirements of all applicable Securities Laws;

(91)TMRI acknowledges and agrees that the BMET Consideration Shares will be "restricted securities" within the meaning of Rule 144 under the U.S. Securities Act and that upon issuance thereof, and until such time as BMET determines it is no longer required, will bear a legend substantially in the following form:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH (1) RULE 903 OR (2) RULE 904 OF REGULATION S UNDER THE 1933 ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS, AND, IN THE CASE OF (B)(1), (C) OR (D), THE HOLDER HAS FURNISHED TO THE CORPORATION AN OPINION TO SUCH EFFECT FROM COUNSEL OF RECOGNIZED STANDING SATISFACTORY TO THE CORPORATION PRIOR TO SUCH TRANSFER. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA."

(92)TMRI acknowledges and agrees that it cannot and will not offer, sell or otherwise transfer the BMET Consideration Shares or the right to acquire such shares except (a) to BMET, (b) outside the United States in compliance with (1) Rule 903 or (2) Rule 904 of Regulation S under the U.S. Securities Act, (c) in compliance with the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws, or (d) in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and, in the case of (b)(1), (c) or (d), the holder has furnished to BMET an opinion to such effect from counsel of recognized standing satisfactory to BMET prior to such transfer, and in the case of (b)(2), the holder has furnished to BMET such an opinion or other evidence to such effect satisfactory to BMET and its transfer agent prior to such transfer;

(93)TMRI acknowledges that the financial statements of BMET are prepared in accordance with IFRS, which differs from U.S. GAAP, and therefore such financial statements may not be comparable to financial statements of U.S. public companies; and

(94)TMRI agrees that it is solely responsible for determining the tax consequences to it and its Affiliates of this Agreement and the transactions contemplated thereby, including its acquisition or disposition of the BMET Consideration Shares; without limiting the foregoing, no representation or warranty is made by BMET regarding whether BMET has been or will be a "passive foreign investment company" for U.S. federal tax purposes.

Accuracy of Information

(95)the Disclosure Material that was provided by or on behalf of the THMG Parties was provided in good faith and in so doing each THMG Party has not:

(a)omitted anything material to the SMMI Shares or the Assets including the relevant parts of the Property from such Disclosure Material that has not separately been disclosed in writing to the BMET Parties; or

(b)included anything materially misleading in such Disclosure Material; and

(96)it is unaware of any material facts or circumstances that have not been disclosed in this Agreement, which should be disclosed to the BMET Parties in order to prevent the representations and warranties in this section 3.2 from being materially misleading.

SMMI Financial Statements

(97)the unaudited financial statements of SMMI for the year ended December 31, 2017, the unaudited interim financial statements for the quarterly period ended September 30, 2018 and any other more recent financial statements provided to the BMET Parties pursuant to the terms of this Agreement (collectively, the "SMMI Financial Statements"):

(a)were prepared in accordance with either accounting principles generally accepted in the United States of America or International Financial Reporting Standards, as identified therein, for interim and annual financial information, respectively, and Applicable Law; and

(b)fairly present in all material respects, the assets, liabilities (whether accrued, absolute, contingent or otherwise), consolidated financial position, results of operations or financial performance and cash flows of SMMI as of their respective dates;

Absence of Certain Events

(98)From September 30, 2018 through the Execution Date:

(a)Neither a THMG Party nor OGT has sold, leased, licensed, transferred or assigned any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

(b)Neither a THMG Party nor OGT has entered into any contract (or series of related contracts) either involving more than $100,000 or outside the ordinary course of business;

(c)No party (including any THMG Party or OGT) has accelerated, suspended, terminated, modified or canceled any contract to which a THMG Party or OGT is a party or by which any of them is bound that would have been material to the THMG Party or OGT at the time of any such action;

(d)No Encumbrance has been placed on any assets of a THMG Party or OGT (other than a Permitted Encumbrance);

(e)Neither a THMG Party nor OGT has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other person (or series of related capital investments, loans and acquisitions) either involving more than $100,000 or outside the ordinary course of business or acquired (by merger, exchange consolidation, acquisition of stock or assets or otherwise) any person;

(f)Neither a THMG Party nor OGT has issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money (including advances on existing credit facilities) either involving more than $50,000 individually or $100,000 in the aggregate;

(g)Neither a THMG Party nor OGT has delayed, postponed or accelerated the payment of accounts payable or other liability or the receipt of any accounts receivable, in each case outside the ordinary course of business;

(h)Neither a THMG Party nor OGT has canceled, compromised, waived or released any right or claim (or series of related rights or claims) either involving more than $100,000 or outside the ordinary course of business;

(i)There has been no change made or authorized in the organizational documents of any THMG Party or OGT;

(j)Neither THMG Party nor OGT has issued, sold or otherwise disposed of any of its capital stock or equity interests, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock or equity interests;

(k)Neither a THMG Party nor OGT has declared, set aside or paid any dividend or made any distribution with respect to its capital stock or equity interests (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock or split, combined or reclassified any outstanding shares of its capital stock or equity interests;

(l)Neither a THMG Party nor OGT has granted any increase in the base compensation or made any other change in employment terms of any of its directors, officers or employees outside the ordinary course of business;

(m)Neither a THMG Party nor OGT has made any change in accounting principles or practices from those utilized in the preparation of the THMG Financial Statements; and

(n)Neither a THMG Party nor has committed to take any of the actions described in this section.

Employees and Employee Benefits

(99)Neither SMMI nor OGT has any employees, independent contractors or consultants or has entered into any agreement with any employee, independent contractor or consultant. The employment of Eric Jones, Larry Thackery and Jim Collord with SMMI was terminated effective July 31, 2018 and SMMI has no further obligations or liability to each of Eric Jones, Larry Thackery and Jim Collord with respect to such employment other than the amounts set forth in Section 1.1(110) of the THMG Disclosure Letter, and which form part of the South Mountain Project Liabilities. Other than such amounts, neither SMMI nor OGT has any change of control, termination, severance or other similar type payments due, payable or owing, or that may become payable or owing, to SMMI personnel or any other person in relation to an acquisition, merger, consolidation, sale or other disposition of all or substantially all assets of SMMI or OGT, including without limitation following Completion as a direct or indirect result of exercise of the Option.  Each of SMMI and OGT has complied at all times with all applicable Laws relating to employment, employee benefits, and employment practices and those relating to the calculation and payment of wages, equal employment opportunity (including Laws prohibiting discrimination and/or harassment or requiring accommodation on the basis of race, color, national origin, religion, gender, disability, age, sexual orientation or otherwise), affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment compensation, the payment of social security and other taxes, and unfair labor practices under the National Labor Relations Act or applicable state law.

(100)Neither SMMI nor OGT has any pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off (PTO), medical, vision, dental, disability, welfare, Code Section 125 cafeteria, fringe benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing.

Insurance

(101)THMG has provided the BMET Parties with true and complete copies of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers' compensation, vehicular, directors' and officers' liability, fiduciary liability and other casualty and property insurance maintained by the THMG Parties (including SMMI) and relating to the assets, business, operations, employees, officers and directors of SMMI or OGT (collectively, the "Insurance Policies").  Such Insurance Policies are in full force and effect and shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement. No THMG Party has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have either been paid or, if due and payable prior to Completion, will be paid prior to Completion in accordance with the payment terms of each Insurance Policy. The Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of the THMG Party. All such Insurance Policies (a) are valid and binding in accordance with their terms; (b) are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage.  The Insurance Policies are of the type and in the amounts customarily carried by persons conducting a business similar to the THMG Parties and are sufficient for compliance with all applicable Laws and contracts to which the THMG Parties are a party or by which they are bound.

No Broker

(102)No person will be entitled to receive any brokerage commission, finder's fee, fee for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any contract made by or on behalf of a THMG Party for which the BMET Parties, SMMI or OGT is or could become liable or obligated.

Solvency

(103)None of the THMG Parties or OGT is an Insolvent Party.

THMG Shareholder Approvals

(104)The THMG Shareholder Approvals will be satisfied and obtained if, in accordance with applicable corporate law, either: (i) THMG obtains the written consent of the holders of more than 50% of the voting rights attributable to the outstanding THMG Shares; or (ii) THMG obtains the approval of at least 50% of the votes cast by holders of the THMG Shares entitled to vote at such meeting.

3.3When THMG Warranties Given

(1)The representations and warranties given in and under section 3.2 by the THMG Parties will be treated as made and be binding upon the THMG Parties continuously during the term of this Agreement, subject to any changes to the representations and warranties as a direct result of actions or matters taken, directed or agreed to in writing by the BMET Parties during such period.

(2)Each THMG Party must immediately notify the BMET Parties if any of its representations and warranties set out in section 3.2 are not true and correct in any material respect at any time prior to the date of exercise by BMET USA of the Option.

3.4BMET Parties Representations and Warranties

Each BMET Party jointly and severally represents and warrants to the THMG Parties that:

(1)BMET is a reporting issuer in good standing under the Securities Laws of the Provinces of British Columbia and Alberta, is not in default of its obligations under those Securities Laws;

(2)BMET is in compliance with its continuous disclosure requirements under Securities Laws, its public disclosure record does not contain any misrepresentation, as defined under those Securities Laws, and it is not aware of any material fact, as defined under those Securities Laws, that has not been publicly disclosed;

(3)BMET has timely filed with or furnished to the securities authorities under Securities Laws and the TSXV all forms, reports, schedules, statements, certifications, material change reports and other documents required to be filed by it (collectively, the "BMET Disclosure Documents").  The BMET Disclosure Documents, at the time filed or, if amended, as of the date of such amendment:  (i) did not contain any misrepresentation (as defined under Securities Laws) and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

(ii) complied in all material respects with the requirements of applicable securities legislation and the rules, policies and instruments of all Securities Authorities and the TSXV;

(4)BMET has complied with its obligation under Securities Laws to make timely disclosure of all material changes relating to it and no such disclosure has been made on a confidential basis and there is no material change relating to BMET that has occurred and with respect to which the requisite material change report has not been filed;

(5)the authorized capital of BMET consists of an unlimited number of common shares of which 69,048,577 common shares are issued and outstanding as fully paid and non-assessable as of the Execution Date. All outstanding BMET common shares have been duly authorized, are validly issued in accordance with Applicable Law and are outstanding as fully paid and non-assessable shares in the capital of BMET. Other than as disclosed in the BMET Disclosure Documents or as may be issued in connection with this Agreement, there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any shares in the capital of BMET or obligating BMET to issue or sell any shares of, or any other securities or interest in, BMET. BMET does not have outstanding or authorized any share appreciation, phantom share, profit participation or similar plans;

(6)BMET's issued and outstanding common shares are listed and posted for trading on the TSXV and the Tranche 2 Shares will be accepted by the TSXV and any other required approval, consent or acceptance of the TSXV or from any other regulatory body having jurisdiction in connection with this Agreement or its subject matter will have been obtained prior to the Tranche 2 Completion Date (subject to usual qualifications) and the Tranche 2 Shares will at the time of issuance be freely tradeable subject only to the resale restrictions, including a hold period, under applicable Securities Laws and as set out in section 4.6 of this Agreement;

(7)no order ceasing or suspending trading in any securities of BMET or the trading of any of BMET's issued securities is currently outstanding and no proceedings for that purpose are, to the best knowledge of BMET, pending or threatened;

(8)no consent, approval, order or authorization of, or declaration or filing with, any Governmental Authority or other Person is required to be obtained by the BMET Parties in connection with the execution and delivery of this Agreement or the completion of the transactions contemplated under this Agreement, including exercise of the Option, other than:

(a)the approval of the shareholders of BMET in respect of the issuance of the Tranche 6 Shares in accordance with the policies of the TSXV; and

(b)the approval of the TSXV;

(9)the audited consolidated financial statements of BMET for the year ended December 31, 2017, and the eleven month period ending December 31, 2016 (including any of the notes or schedules to and the auditor's report on such financial statements) and the unaudited interim financial statements for the three and nine months ended

September 30, 2018 included in the BMET Disclosure Documents (collectively, the "BMET Financial Statements"):

(a)were prepared in accordance with IFRS and Applicable Law;

(b)complied as to form in all material respects with applicable accounting requirements in Canada; and

(c)fairly present in all material respects, the assets, liabilities (whether accrued, absolute, contingent or otherwise), consolidated financial position, results of operations or financial performance and cash flows of BMET as of their respective dates;

(10)except as disclosed in the BMET Disclosure Documents, there are no liabilities or obligations of any nature (whether known or unknown, liquidated or unliquidated, due or to become due and whether absolute, accrued, contingent or otherwise) of BMET of any kind whatsoever, and there is no basis for any assertion against BMET of any liabilities or obligations of any kind, other than:

(a)the liabilities disclosed, reflected or provided for in the BMET Financial Statements;

(b)liabilities incurred since September 30, 2018 which were incurred in the ordinary course of business; and

(c)other liabilities or obligations disclosed in this Agreement;

(11)BMET and its Personnel, and, to the best of its knowledge, its predecessors in title or interest, have conducted all activities on or in respect of its properties, as such properties are disclosed in the BMET Disclosure Documents in compliance with all applicable Law (including Anti-Corruption Law);

(12)there is no claim, action, proceeding or investigation pending or in progress or, to the knowledge of BMET, threatened against or relating to BMET or any of its subsidiaries or affecting any of their respective properties or assets before any Governmental Authority; none of BMET or its subsidiaries nor any of their respective properties or assets is subject to any outstanding judgment, order, writ, injunction or decree that involves or may involve, or restricts or may restrict the right or ability of BMET or its subsidiaries, as the case may be, to conduct its business in all material respects as it has been carried on prior to the date hereof, or that would materially impede the consummation of the transactions contemplated there by;

(13)all tax and other information returns required to be filed with respect to BMET or its assets, business or income, for all previous years or other reporting periods, under applicable Law (including the laws of Canada and the United States) have been prepared and duly filed on or before their respective due dates or as such dates may have been extended in accordance with applicable Law, and all amounts due and owing in respect of such returns, for all previous years or other reporting periods, whether for tax, interest, penalties or otherwise, have been duly paid, and all required instalments that have become due have been paid by their due dates;

(14)BMET and its subsidiaries are the registered and beneficial owners of the material mineral interests and rights (including any mineral claims, mining claims, concessions, exploration licences, exploitation licences, prospecting permits, mining leases and mining rights) as disclosed in the BMET Disclosure Documents, which properties are held by BMET and its subsidiaries free and clear of all Encumbrances;

(15)the issuance of the Tranche 2 Shares pursuant to this Agreement has been, or will be at the time of issuance of such Tranche 2 Shares, approved by all requisite corporate action, duly allotted and reserved for issuance and will be, when issued, fully paid and non-assessable shares in the capital of BMET;

(16)if BMET USA elects to exercise the Option:

(a)the Tranche 6 Shares will be accepted by the TSXV and any other required approval, consent or acceptance of the TSXV or from any other regulatory body having jurisdiction in connection with this Agreement or its subject matter will have been obtained prior to the Tranche 6 Payment Date (subject to usual qualifications) and the Tranche 6 Shares will at the time of issuance be freely tradeable and subject only to the resale restrictions, including a hold period, under applicable Securities Laws and as set out in section 4.6 of this Agreement;

(b)the issuance of the Tranche 6 Shares will be at the time of issuance of such Tranche 6 Shares, approved by all requisite corporate action, duly allotted and reserved for issuance and will be, when issued, fully paid and non-assessable shares in the capital of BMET;

(17)no person has any conflicting right, contingent or otherwise, to purchase or to be offered for purchase, the BMET Shares to be issued pursuant to this Agreement; and

(18)the authorized capital of BMET USA consists of 1,000 shares of common stock of which 100 shares are issued and outstanding as fully paid and non-assessable. All outstanding shares of BMET USA have been duly authorized, are validly issued in accordance with Applicable Law and are outstanding as fully paid and non-assessable shares in the capital of BMET USA.

3.5When BMET Warranties Given

(1)The representations and warranties given in and under section 3.4 by the BMET Parties will be treated as re-made and be binding upon BMET as at the date of each issuance of BMET Consideration Shares, subject to any changes to the representations and warranties as a direct result of actions or matters taken, directed or agreed to by BMET during such period.

(2)BMET Party must immediately notify THMG if any of its representations and warranties set out in section 3.4 are not true and correct in any material respect at any time prior to the date of exercise by BMET USA of the Option.

4.OPTION

4.1Grant of Option

Subject to the terms and conditions of this Agreement, TMRI hereby grants to BMET USA the sole, exclusive and irrevocable right for BMETUSA to acquire all of the issued and outstanding SMMI Shares ("Option") free and clear of any Encumbrance on Completion.

4.2Exercise of Option

(1)In order to exercise the Option, BMET USA must:

(a)within one (1) Business Day of THMG delivering to the BMET Parties the THMG Voting Support Agreements duly executed by THMG Supporting Shareholders who, in the aggregate, hold or control shares carrying more than 50% of the voting rights attached to all outstanding THMG Shares on both an undiluted and fully diluted basis, make a cash payment to TMRI in the amount of US$100,000 in respect of Tranche 1;

(b)in the event that, prior to the Tranche 2 Conditions Precedent Satisfaction Date:

(i)THMG delivers the Title and Corporate Opinions to the BMET Parties; and

(ii)SMMI enters into the SMMI/THMG Management Contract in substantially the form attached as Schedule 4 hereto,

then, within one (1) Business Day following delivery to the BMET Parties of duly executed copies of such documents, BMET USA shall enter into the SMMI/BMET USA Management Contract with SMMI in substantially the form attached as Schedule 3 hereto;

(c)on the Tranche 2 Completion Date, which date shall be no later than three (3) Business Days following the Tranche 2 Conditions Precedent Satisfaction Date:

(i)deliver 10,000,000 BMET Shares to TMRI (the "Tranche 2 Shares");

(ii)provided that THMG has countersigned such THMG Equity Placement Subscription Agreement, complete the purchase by BMET of 2,500,000 THMG Shares (the "THMG Equity Placement Shares") at a price of US$0.10 per share on a private placement basis for total gross proceeds of US$250,000 in accordance with the terms of the THMG Equity Placement Subscription Agreement (the "THMG Equity Placement"); and

(iii)in the event that BMET USA has not yet entered into the SMMI/BMET USA Management Contract with SMMI pursuant to section 4.2(1)(b) above, BMET USA shall enter into the SMMI/BMET USA Management Contract with SMMI and SMMI and THMG shall enter into the SMMI/THMG Management Agreement;

(d)on or before the date that is six (6) months following the Tranche 2 Completion Date, make a cash payment to TMRI in the amount of US$250,000 in respect of Tranche 3;

(e)on or before the date that is twelve (12) months following the Tranche 2 Completion Date, make a cash payment to TMRI in the amount of US$250,000 in respect of Tranche 4;

(f)on or before the date that is eighteen (18) months following the Tranche 2 Completion Date, make a cash payment to TMRI in the amount of US$250,000 in respect of Tranche 5;

(g)on or before the date that is twenty-four (24) months following the Tranche 2 Completion Date, unless extended pursuant to section 4.10 and provided that BMET USA has complied with the Option Exercise Notice procedures set forth in section 6.1, make on the Tranche 6 Payment Date a cash payment to TMRI in the amount of US$250,000 (the "Tranche 6 Cash Payment") and an additional payment (the "Tranche 6 Value Payment") (which Tranche 6 Value Payment may be satisfied through the delivery of BMET Shares (the "Tranche 6 Shares"), a cash payment or a combination of Tranche 6 Shares and cash pursuant to section 4.3 below) equal to the lesser of:

(i)50% of the BMET Market Cap; and

(ii)the greater of either:

A.US$10 million; or

B.20% of the after-tax net present value calculated using a discounted cash flow methodology and at an 8% discount rate ("NPV") of the Property as calculated in the PEA,

less the sum of:

C.US$850,000 being the total amount of cash payments made by BMET USA pursuant to Tranche 1 to Tranche 5 as set out in subsections 4.2(1)((a), (d), (e), and (f) above;

D.the Tranche 2 Shares Value; and

E.the aggregate value of the South Mountain Project Liabilities and any other liabilities of SMMI or OGT as at the date of, or otherwise resulting from, Completion, provided that no deduction will be made on account of (i) the OGT Reclamation Liability, and (ii) any liabilities in the nature of any reclamation, environmental or comparable obligation or liabilities that result from the activities carried out by BMET USA in accordance with this Agreement.

THMG agrees to cause (i) the SMMI Other Liabilities to be eliminated or extinguished as liabilities of SMMI, without cost to SMMI, and (ii) the OGT Other Liabilities to be eliminated or extinguished as liabilities of OGT, without cost to OGT or SMMI, each prior to the date of Completion.

If, on the due date for any Option Payment, any THMG Party is in breach of any of its representations, warranties or covenants under this Agreement and BMET has notified the THMG Party of the breach pursuant to section 13.1, then the due date for the Option Payment will automatically be extended until five calendar days after the deadline for the THMG Party to cure such breach pursuant to section 13.1.

4.3Payment in Lieu of Tranche 6 Shares

In the event that BMET USA wishes to deliver Tranche 6 Shares in satisfaction of all or a portion of the Tranche 6 Value Payment, the deemed value of such Tranche 6 Shares shall be equal to the product of:

(a)the 5-day VWAP of the BMET Shares immediately prior to the date of the Option Exercise Notice multiplied by:

(b)the number of Tranche 6 Shares in question.

4.4Vesting and Acceleration

Notwithstanding any other provision in this Agreement, this Option will not be exercisable by BMET USA until such time as THMG has obtained the approvals identified in sections 2.1(2) and 2.1(3), including the THMG Shareholder Approvals.  Upon these approvals being obtained, and notwithstanding any other provision in this Agreement, BMET USA may at any time accelerate the performance of any or all of its obligations under section 4.2, provided that the Tranche 6 Payment Date may only be accelerated at any time following delivery of the PEA as contemplated in section 8.2.

4.5Representations concerning BMET Consideration Shares

(1)The Parties acknowledge and agree that the issuances of BMET Consideration Shares contemplated hereunder relate to a distribution by BMET of BMET Shares as consideration for the acquisition, directly or indirectly, of mining properties or any interest in them in accordance with section 2.13 of National Instrument 45-106. If required by applicable Securities Laws, each THMG Party will execute, deliver and file such reports, undertakings or other documents relating to the acquisition of the BMET Shares by TMRI as may be required by the British Columbia Securities Commission or the TSXV. Without limiting the foregoing, BMET will file a notice of exempt distribution in Form 45-106F1 in a timely manner accordance with National Instrument 45-106 for the issuance of the BMET Consideration Shares to TMRI.

(2)Each THMG Party confirms and acknowledges that the BMET Consideration Shares when delivered will be subject to resale restrictions, including a hold period, under applicable Securities Laws in addition to the restrictions set out in section 4.6.

4.6Restrictions on BMET Consideration Shares

(1)THMG and TMRI covenant and agree that:

(a)at any meeting of BMET shareholders held during the BMET Share Restriction Period, THMG and TMRI shall cause any BMET Consideration Shares held by THMG, TMRI or their respective Affiliates (which have a right to vote at such meeting) to be counted as present for purposes of establishing quorum and shall vote or cause to be voted all such BMET Consideration Shares (i) in favour of all management and/or board recommendations in respect of any proposals at such meeting (collectively, "Management Proposals"); and (ii) to oppose any proposed action by any other party, the result of which could impede, interfere with or delay any Management Proposal, provided that the Management Proposal does not include or recommend a matter for approval by the shareholders of BMET that is inconsistent with the terms of this Agreement;

(b)in the event that THMG or TMRI wishes to sell, transfer, offer, or otherwise dispose of, any BMET Consideration Shares during or after the BMET Share Restriction Period:

(i)THMG and TMRI shall not, without the prior written consent of BMET, directly or indirectly, sell or transfer (in a single transaction or series of transactions within a thirty (30) day period) any BMET Shares held by it or over which it exercises control or direction (except a transfer from TMRI to THMG) without first notifying BMET in writing of the number of BMET Shares proposed to be sold and the price at which it desires to sell such BMET Shares (which price for greater certainty, may be, or may be determined with reference to, a market price of the BMET Shares on the date of sale) (a "Proposed Sale Notice");

(ii)upon delivery of a Proposed Sale Notice by THMG or TMRI to BMET, BMET will use commercial reasonable efforts to identify one or more buyers that is/are willing and financially capable of all or any portion of the BMET Shares at the price offered (a "Prospective Buyer" or "Prospective Buyers");

(iii)if BMET identifies one or more Prospective Buyers to THMG or within the period that is ten (10) days following delivery of the Proposed Sale Notice (the "Buyer Identification Period"),  then THMG and/or TMRI will negotiate in good faith with the Prospective Buyer a price (which price cannot be lower than a price per share equal to 95% of the 5-day VWAP at the time the transaction terms are agreed to without the prior written consent of BMET, such consent not to be unreasonably withheld) and other transaction terms and use commercially reasonable efforts to complete the proposed sale as soon as reasonably practicable after BMET has identified the Prospective Buyer; and

(iv)if BMET fails to identify one or more Prospective Buyers within the Buyer Identification Period or if THMG and TMRI, acting reasonably, are unable to agree to transaction terms with the identified Prospective Buyer or otherwise complete the sale to the identified Prospective Buyer, then THMG or TMRI will be entitled to sell up to the number of shares set forth in the Proposed Sale Notice on the following basis, provided that all such sales are completed within the thirty (30) day period following expiry of the Buyer Identification Period and subject to the following:

A.THMG or TMRI may sell such BMET Shares through the facilities of a stock exchange or trading system, provided that THMG and TMRI shall not sell more than 15% of the volume of BMET Shares traded on such exchange or trading system on any given day without the prior written consent of BMET, which consent may be withheld in the absolute discretion of BMET;

B.THMG and TMRI may sell such BMET Shares to a Canadian financial institution (including brokerage) for its subsequent sale or distribution to others, provided that THMG or TMRI obtains a covenant of such financial institution not to knowingly sell or distribute such BMET Shares to any entity identified by BMET within such ten (10) period as being an entity (including a mining company) that intends to, or is reasonably expected to, attempt to acquire BMET ("BMET Adverse Party");  and

C.THMG or TMRI may sell such BMET Shares to a private purchaser or purchasers in private sale transactions (each, a "Private Sale"), provided that (i) it provides at least two (2) Business Days advance notice of each proposed Private Sale to BMET, which notice will include the identity of the purchaser to BMET, and (ii) BMET has notified THMG and TMRI of its consent to the sale, provided that such notice will be provided to THMG within one (1) Business Day of receipt of the notice of the proposed Private Sale and BMET will only withhold its consent in the event that BMET forms a reasonable determination that the proposed purchaser is a BMET Adverse Party, in which case BMET will advise THMG and TMRI in writing of its determination and the basis for such determination.

(c)After the BMET Share Restriction Period, the above restrictions on resale will cease to apply upon THMG and TMRI owning less than 5% of the issued and outstanding shares of BMET.

(d)Any sales of the BMET Consideration Shares will be completed by THMG or TMRI in accordance with all applicable Securities Laws.

(2)During the BMET Share Restriction Period, each of THMG and TMRI agrees that neither it nor any of its Affiliates shall directly or indirectly, in any manner, without the prior express written consent of BMET:

(a)acquire, offer to acquire or agree to acquire, by purchase or otherwise, individually or "jointly or in concert" with any other person (as that expression is used in the Securities Act (British Columbia), any securities of BMET (including securities convertible into or exchangeable into securities of BMET) other than the BMET Consideration Shares (except for a transfer of the BMET Consideration Shares from TMRI to THMG);

(b)make, or in any way participate in, any solicitation of proxies to vote, or seek to advise or influence any other person or entity with respect to the voting of, any voting securities of BMET;

(c)engage in any discussions or negotiations with, enter into any agreement or submit a proposal for, or offer to acquire or announce an intention to offer to acquire or assist, advise or encourage any other person or entity to effect (with or without conditions) a take-over bid, tender or exchange offer involving BMET or any of its Affiliates or any subsidiary of any of them; or

(d)otherwise act alone or jointly or in concert with others in connection with any of the foregoing.

Should THMG, TMRI or any of their respective Affiliates acquire any interest in contravention of this section 4.6(2), THMG or TMRI will notify BMET within five days immediately following the date of such acquisition and agrees, if requested to do so by BMET, to convey or cause to be conveyed any interest acquired in breach of this section 4.6(2) to a third party nominated or approved by BMET and remit all revenue received on such conveyance to BMET as soon as practicable thereafter in consideration of the payment by BMET to the THMG or TMRI, as applicable, of the sum of C$1.00.

(3)TMRI and THMG agree that they will not distribute any of the BMET Consideration Shares to shareholders of THMG (a "THMG Shareholder Distribution") unless BMET, acting reasonably, has advised TMRI and THMG in writing that it is satisfied that such distribution will not result in BMET becoming subject to the reporting obligations under Section 13 or 15 of the Exchange Act.  If THMG or TMRI proposes to complete a THMG Shareholder Distribution, it will provide prior written notice of the proposed THMG Shareholder Distribution, with details of the distribution in sufficient detail as is reasonably necessary for BMET to make a determination as to whether it is satisfied, acting reasonably, that such distribution would not result in BMET becoming subject to the reporting obligations under Section 13 or 15 of the Exchange Act.  Without limiting the foregoing, THMG and TMRI will not proceed with any THMG Shareholder Distribution if BMET has advised, after consultation with its professional advisors, that the completion of the THMG Shareholder Distribution would result in BMET becoming subject to the reporting obligations under Section 13 or 15 of the Exchange Act, or there is a material risk that the SEC would view the completion of the THMG Shareholder Distribution as requiring BMET to report under Section 13 or 15 of the Exchange Act; and

(4)THMG and TMRI will use their commercially reasonable best efforts not to become an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended.

4.7No Anti-Dilution

(1)Notwithstanding any other provision in this Agreement, THMG and TMRI are not and will not be entitled to any anti-dilution rights in respect of the BMET Consideration Shares resulting from future issuances of BMET Shares (or securities convertible into BMET Shares). For clarity, any change to the capital structure of BMET applicable to all holders of BMET Shares (such as a share consolidation or stock split) will not be considered an anti-dilution event.

(2)In the event that BMET should complete an amalgamation, plan of arrangement or corporate reorganization or Control of BMET is transferred to an arm's length third party pursuant to an unsolicited or solicited take-over bid, business combination or similar transaction in accordance with section 9.3, the Successor Party shall be entitled to issue, THMG and TMRI shall accept, the equivalent securities of the Successor Entity in lieu of any BMET Consideration Shares that are issued or made issuable under this Agreement.

4.8No Obligation to Exercise and Right to Terminate

Notwithstanding any other provision in this Agreement, BMET USA is under no obligation to exercise the Option and may terminate this Agreement at any time in accordance with section13.1.

4.9Option Payments Tax Inclusive

(1)THMG and TMRI acknowledge and agree that each Option Payment funded by BMET USA is inclusive of any and all taxes imposed by a Governmental Authority on those payments or amounts.

(2)If any tax is imposed by a Governmental Authority on an Option Payment funded by BMET USA, then THMG or TMRI must pay the full amount of that tax to the relevant Governmental Authority and THMG and TMRI must jointly and severally indemnify BMET USA and its Personnel from and against any Claim sustained or incurred by BMET USA or its Personnel as a consequence of THMG's or TMRI's failure to do so.

4.10Extension of Option Period

Without limiting section 10, the Parties agree that if for any reason other than (i) BMET USA failing to advance any of the Option Payments in respect of Tranche 1, Tranche 2, Tranche 3, Tranche 4 or Tranche 5, or (ii) a breach by BMET USA of its obligations under this Agreement, the PEA Author cannot deliver the PEA within the Option Period in time to permit the Parties to calculate the NPV for the purposes of section 4.2(1)(g)(ii)B and for BMET USA to deliver the Option Exercise Notice prior to the Tranche 6 Payment Date, then the Option Period and the deadline for delivery of the Option Exercise Notice will be extended by the period that is necessary to complete the PEA but in no event shall the expiry of the Option Period be extended under this section 4.10 for a period exceeding twelve (12) months.

5.COVENANTS OF THMG PARTIES

5.1THMG Shareholder Approvals

(1)THMG shall use commercially reasonable efforts to obtain all requisite shareholder approvals of this Agreement and the transactions contemplated hereunder as required by the TSXV and SEC as well as under all applicable Charter Documents and corporate and other applicable Laws, make all necessary public disclosures and filings in the manner required by applicable Laws, and such approvals shall have become effective following any applicable waiting periods established by applicable Laws (the "THMG Shareholder Approvals") prior to the Outside Date.

(2)Subject to section 5.1(5), during the period from the Execution Date to the Tranche 2 Completion Date, unless and until the THMG Shareholder Approvals have been obtained, THMG shall not, directly or indirectly, issue, sell, offer, or otherwise dispose of, or agree to, or announce any intention to, issue, sell, offer, or otherwise dispose of, any additional THMG Shares or any securities convertible or exchangeable into THMG Shares, other than pursuant to (i) the exercise of outstanding warrants, (ii) the exercise of outstanding stock options, or (iii) the obligations of THMG in respect of any existing agreements in place prior to the date of this Agreement, without the prior written consent of BMET (which consent may be withheld for any reason in BMET's sole discretion).

(3)In the event that the Tranche 2 Conditions Precedent are not satisfied on or before the Outside Date by virtue of THMG Shareholder Approvals not having been obtained for any reason, provided no THMG Party is in breach of any provision of this Agreement, then this Agreement shall terminate and THMG shall pay the Termination Payment to BMET as liquidated damages in consideration of BMET's rights under this Agreement by wire transfer of immediately available funds.

(4)Each of the Parties hereby acknowledges that the Termination Payment to which BMET may become entitled to is a payment of liquidated damages which is a genuine pre-estimate of the damages which BMET will suffer or incur as a result of the failure to obtain the THMG Shareholder Approvals by the Outside Date, provided that no THMG Party is in breach of any provision of this Agreement, and the resultant termination of this Agreement and the transactions contemplated by this Agreement (including, but not limited to, out-of-pocket expenditures, opportunity costs and reputational damage) and is not a penalty. THMG hereby irrevocably waives any right it may have to raise as a defence that any such liquidated damages are excessive or punitive. Upon receipt by BMET of the Termination Payment, the BMET Parties shall have no further claim against THMG at Law or in equity or otherwise for failure by THMG to obtain the THMG Shareholder Approvals and the resultant termination of the Agreement.

(5)Notwithstanding the restrictions in section 5.1(2), THMG may complete one or more equity financings (the "Permitted Financings"), so long as:

(a)the issuance of securities pursuant to each Permitted Financing, does not and will not result in the THMG Supporting Shareholders holding or controlling at any time prior to the THMG Shareholder Approvals having been obtained, in the aggregate, shares carrying 50% or less of the voting rights attached to all outstanding THMG Shares on both an undiluted and fully diluted basis; or

(b)prior to or concurrently with completion of each Permitted Financing, THMG shall have obtained and delivered to BMET such additional THMG Voting Support Agreements duly executed by investors and/or THMG shareholders as may be required to ensure that shares carrying more than 50% of the voting rights attached to all outstanding THMG Shares, on both an undiluted and fully diluted basis, immediately following such Permitted Financing are held or controlled by persons who have executed THMG Voting Support Agreements.

5.2General

(1)During the term of this Agreement, THMG:

(a)will cause TMRI to observe and perform each covenant and obligation to be observed and performed by TMRI under this Agreement;

(b)will cause SMMI to observe and perform each covenant and obligation to be observed and performed by SMMI under this Agreement; and

(c)unconditionally and irrevocably guarantees to BMET the due and punctual performance by TMRI and SMMI of each covenant and obligation to be observed and performed by TMRI and SMMI, as applicable, under this Agreement.

(2)The liability of THMG under section 5.2(1) will not be affected by any act, omission, matter or thing that would otherwise operate in Law or in equity to reduce or release THMG from that liability.

(3)During the term of this Agreement, BMET:

(a)will cause BMET USA to observe and perform each covenant and obligation to be observed and performed by BMET USA under this Agreement; and

(b)unconditionally and irrevocably guarantees to THMG the due and punctual performance by BMET USA of each covenant and obligation to be observed and performed by BMET USA under this Agreement.

(4)The liability of BMET under section 5.2(3) will not be affected by any act, omission, matter or thing that would otherwise operate in Law or in equity to reduce or release BMET from that liability.

5.3Encumbrances

Except as expressly provided otherwise by this Agreement, during the term of this Agreement the THMG Parties will not allow or permit the creation of, or if created, permit to remain, any Encumbrance, other than the Permitted Encumbrances upon the Property or any other assets of OGT or SMMI or the SMMI Shares, without the express prior written approval of BMET first being obtained (which approval may be refused, withheld or conditioned at the absolute discretion of BMET).

5.4Grant of Surface Rights

(1)Prior to the grant by the THMG Parties of any Surface Rights not required by applicable Law, and unless otherwise required by applicable Law, SMMI must, at least twenty (20) Business Days prior to the grant of any such Surface Rights not required by applicable Law, give notice to BMET describing the Surface Right proposed to be granted and the part or area of the Property which will be subject to that Surface Right ("Surface Right Notice") and must obtain BMET's prior written agreement to the grant of the Surface Right.

(2)If within ten (10) Business Days after receipt by BMET of a Surface Right Notice, BMET does not give notice to SMMI objecting to the grant of the Surface Right described in the Surface Right Notice (together with, in summary form, the reasons for its objection) then BMET will be deemed to have agreed to the grant of the Surface Right referred to in the Surface Right Notice and it shall be a Permitted Encumbrance.

(3)If BMET objects to the grant of a Surface Right in accordance with section 5.4(2), then such objection will constitute a Dispute which either SMMI or BMET may require be resolved in accordance with section 14.

(4)Unless otherwise required by applicable Law, BMET may by notice to SMMI, require that the grant of any Surface Right or memorandum of such grant be recorded in the recording district where the Property (or the relevant part of it) is located and SMMI will promptly effect any such recording.

5.5No Transfer of Property or Assets

Except as expressly provided otherwise by this Agreement, during the term of this Agreement no THMG Party will allow or permit TMRI, SMMI or OGT to enter into any agreement or understanding to, sell, transfer, assign or otherwise dispose of any of their respective assets, the Property, the SMMI Shares or any interest therein without the express written consent of BMET first being obtained.

5.6No Transfer of Shares or Control

(1)During the term of this Agreement, the THMG Parties will:

(a)ensure that TMRI remains a wholly-owned subsidiary of THMG and Controlled by THMG;

(b)ensure that SMMI remains a wholly-owned subsidiary of TMRI and Controlled by THMG and/or TMRI;

(c)ensure that OGT remains a 75% owned subsidiary of SMMI and Controlled by SMMI;

(d)not allow TMRI, SMMI or OGT to issue, enter into or grant any right, agreement, warrant, option or commitment, present or future, contingent or absolute, or anything capable of becoming a right, agreement or option with the passage of time or the occurrence of any event or otherwise:

(i)to transfer, assign or otherwise dispose of any of the TMRI Shares, SMMI Shares or OGT Units;

(ii)to create, or if created, permit to remain, any Encumbrance upon any of the TMRI Shares, SMMI Shares or OGT Units;

(iii)to require TMRI to issue any further or other shares or any other security or other instrument convertible or exchangeable into shares of TMRI or to convert or exchange any security or other instrument into or for shares of TMRI;

(iv)for the issue or allotment of any of the unissued shares of TMRI;

(v)to require TMRI to purchase, redeem or otherwise acquire any of TMRI Shares;

(vi)to purchase or acquire any TMRI Shares;

(vii)for TMRI to incur any indebtedness, except for such indebtedness as may be incurred in the normal and ordinary course of business consistent with past practices;

(viii)to require SMMI to issue any further or other shares or any other security or other instrument convertible or exchangeable into shares of SMMI or to convert or exchange any security or other instrument into or for shares of SMMI;

(ix)for the issue or allotment of any of the unissued shares of SMMI;

(x)to require SMMI to purchase, redeem or otherwise acquire any of SMMI Shares;

(xi)to purchase or acquire any SMMI Shares;

(xii)for SMMI to incur any indebtedness or liabilities without the prior written consent of BMET;

(xiii)to require OGT to issue any further or other equity units or any other security or other instrument convertible or exchangeable into equity units of OGT or to convert or exchange any security or other instrument into or for equity units of OGT;

(xiv)for the issue or allotment of any of the unissued equity units of OGT;

(xv)to require OGT to purchase, redeem or otherwise acquire any OGT Units;

(xvi)to purchase or acquire any OGT Units; or

(xvii)for OGT to incur any indebtedness or liabilities with the prior written consent of BMET;

(e)cause TMRI, SMMI and OGT not to:

(i)amalgamate, merge, consolidate or otherwise enter into an arrangement, scheme or other business combination or corporate reorganization (including any and all spin offs) with any other person or acquire all or substantially all of the shares or the business or assets of any other person, or agree to do any of the foregoing;

(ii)make changes to its Charter Documents;

(iii)increase, reduce or otherwise change its share capital, or transfer an amount to its share capital account from any of its other accounts, or allot or issue any shares or any securities or loan capital convertible into shares, or purchase, redeem, retire or acquire any such shares or securities, or agree to do so, or sell or give any option, right to purchase, mortgage, charge, pledge, lien or other form of security or encumbrance over any such shares or securities;

(iv)without the prior written consent of BMET, acquire or dispose of any of its material assets or acquire any mineral rights, dispose of any mineral rights, enter into a capital commitment or make any unusual or extraordinary expenditures (whether capital or operating);

(v)change the nature of its business or do any act or thing that would materially adversely affect its business, assets, prospects or financial condition;

(vi)form or dissolve a subsidiary or make any investment in another person, except as contemplated by this Agreement;

(vii)make any changes to its directors, officers, managers, employees or consultants, or the salaries, benefits or other consideration being provided thereto, other than as contemplated in this Agreement and as required to enable the THMG Parties to perform their obligations under this Agreement; or

(viii)without the prior written consent of BMET, make or implement a Material Decision.

5.7No Dividends or Distributions

During the term of this Agreement, each THMG Party will cause TMRI, SMMI and OGT not to declare, pay or commit itself to pay any dividend or other distribution with respect to any share in the capital of TMRI or SMMI, or any equity unit of OGT, as the case may be, or other ownership interest in TMRI, SMMI, or OGT or in any of their respective assets or business without the express written consent of BMET first being obtained.

5.8Conduct of Business

During the term of this Agreement, each THMG Party will cause each of TMRI, SMMI and OGT to carry on its business only in the normal and ordinary course consistent with past practices, which includes the maintenance of all insurance policies existing at the Execution Date, and except as required to give effect to this Agreement. BMET and its Personnel will be entitled to inspect and copy the corporate, financial and other records and documents pertaining to each TMRI Party and OGT at all reasonable times upon reasonable notice.

5.9SMMI Financial Statements

The THMG Parties shall deliver to BMET: (1) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of SMMI (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders' equity as of the end of such year, all such financial statements prepared in accordance with US GAAP and audited and certified by independent public accountants registered with the Public Company Accounting Oversight Board selected by SMMI; and (2) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of SMMI (i) an unaudited balance sheet as of the end of such year, (ii) unaudited statements of income and of cash flows for such year, and (iii) an unaudited statement of stockholders' equity as of the end of such year, all prepared in accordance with US GAAP.

5.10OGT Operating Agreement

(1)During the term of this Agreement, the THMG Parties will ensure that SMMI observes and performs each covenant and obligation to be observed and performed by SMMI under the OGT Operating Agreement and ensure that SMMI does not assign, transfer, encumber or otherwise deal with its rights and interests under the OGT Operating Agreement.

(2)During the term of this Agreement, the THMG Parties will give to BMET any documents required by BMET which record or evidence the THMG Parties' performance of each covenant and obligation to be observed or performed by SMMI under the OGT Operating Agreement.

6.COMPLETION

6.1Option Exercise Notice

(1)Provided that (i) BMET USA has satisfied its option exercise obligations under section 4.2(1)(a) to (f) in respect of Tranche 1 to Tranche 5, and (ii) the PEA has been received and posted on SEDAR for at least five (5) Business Days, BMET USA may give TMRI written notice (the "Option Exercise Notice"), which notice shall confirm:

(a)BMET USA's intention to complete the exercise of the Option and the anticipated date of completion (the "Tranche 6 Payment Date"), which shall be no less than six (6) Business Days following the date of the Option Exercise Notice; and

(b)the amount of the Tranche 6 Value Payment pursuant to section 4.2(1)(g), including the portion, if any, of the Tranche 6 Value Payment which will be paid through delivery of Tranche 6 Shares, and the basis for the calculation thereof (the "Tranche 6 Calculation").

(2)THRI shall have five (5) Business Days from the delivery of the Option Exercise Notice (the "Review Period") to review and consider the Tranche 6 Calculation. If TMRI believes that the Tranche 6 Calculation was not prepared in accordance with this Agreement, TMRI shall deliver to BMET USA, prior to the expiration of the Review Period, a proposed Tranche 6 adjustment notice (a "Proposed Adjustment Notice"), which notice shall identify in detail the item or items on the Tranche 6 Calculation which TMRI considers not to have been prepared in accordance with this Agreement.  If TMRI does not deliver a Proposed Adjustment Notice to BMET USA prior to the expiration of the Review Period, the amount of Tranche 6 Shares (or payment in lieu thereof) pursuant to section 4.2(1)(g), including the amount of the Tranche 6 Value Payment, each as set out in the Tranche 6 Calculation shall become final, binding and conclusive on BMET USA and the THMG Parties. If THMG does deliver a Proposed Adjustment Notice, the provisions of section 6.1(3) shall be applicable.

(3)If a Proposed Adjustment Notice is delivered by TRMI to BMET prior to the expiration of a Review Period, BMET and TRMI shall negotiate in good faith for a three (3) Business Day period commencing on the date of delivery of the Proposed Adjustment Notice to resolve such dispute.  If BMET and TRMI cannot resolve such dispute within such three (3) Business Day period (the "Initial Dispute Period"), BMET and TRMI shall jointly retain, in the exercise of their reasonable discretion, an independent third party accounting firm, if the issue in dispute relates to a financial issue [, or an independent "qualified person" (as defined in NI 43-101) if the dispute relates to a technical or mining issue (the "Resolver") to resolve such dispute as soon as reasonably practicable. However if BMET USA and THMG cannot agree as to a Resolver within a period of three

(3) Business Days after the Initial Dispute Period, either party may apply to the Supreme Court of British Columbia to have a person to be the Resolver appointed.

(4)The Resolver shall be requested by BMET USA and THMG to act promptly to resolve any dispute in accordance with the terms of this Agreement, it being understood that the sole issue for the Resolver shall be to resolve the item or items identified as disputed by THMG in the Proposed Adjustment Notice (including that the Resolver may not assign a value to any item in dispute greater than the greatest value assigned by BMET USA, on one hand, or THMG, on the other hand) and to issue its written decision within fifteen (15) days after the appointment of such Resolver, which decision shall be final, binding and conclusive on BMET USA and THMG and shall not be subject to court review or otherwise appealable absent manifest error, however this section 6.1(4) will not prohibit any party from initiating any action, claim or proceeding to compel specific to enforce the determination of the Resolver. BMET USA and THMG shall cooperate with the Resolver in connection with this section 6.1. Without limiting the generality of the foregoing, BMET USA and THMG shall each provide (or cause to be provided) to the Resolver all information and records, and to make available at the resolution proceeding all personnel, as are reasonably necessary to permit the Resolver to resolve any disputes pursuant to this section 6.1. Either BMET USA or THMG may submit information or make presentations to the Resolver relating to the item or items in dispute so long as a copy of any such submission is provided simultaneously to the other party and so long as both parties are allowed to be present during any such presentation. The fees of the Resolver and the expenses incurred by it in resolving any disputes under this section shall be borne by THMG, on one hand, and BMET USA, on the other hand, based upon the percentage which the aggregate portion of the contested amount not awarded to each party bears to the aggregate amount actually contested by such party.

(5)In the event of dispute in respect of the Tranche 6 Calculation pursuant to this section 6.1, the Parties acknowledge and agree that the Option Period and the Tranche 6 Payment Date shall be extended until the date that is five (5) Business Days following the date of final resolution thereof.

6.2Obligations of the Parties Prior to Completion

(1)Within three (3) Business Days following the date of receipt of the Option Exercise Notice, SMMI shall deliver to BMET USA an updated SMMI Balance Sheet in substantially final form.

(2)From the date of receipt of the Option Exercise Notice until immediately prior to Completion, the THMG Parties may only deal with, or make use of, the Assets in strict accordance with this Agreement.

6.3Completion Date, Location and Deliveries

(1)Completion shall occur on the Tranche 6 Payment Date at the offices of BMET USA's counsel, DuMoulin Black LLP at 10th Floor, 595 Howe Street, Vancouver, British Columbia, or on or at such other date, time or location as may be agreed upon in writing by the Parties.

(2)At Completion, BMET USA will, subject to delivery by the THMG Parties of the documents in section 6.3(3):

(a)pay to TMRI by way of wire transfer, certified cheque or other immediately available funds, an amount equal to the sum of:

(i)US$250,000; and

(ii)the portion of the Tranche 6 Value Payment to be paid in cash, if any;

(b)deliver a certificate representing the number of Tranche 6 Shares representing the portion of the Tranche 6 Value Payment to be paid through delivery of Tranche 6 Shares, if any; and

(c)BMET USA will advance to SMMI an amount sufficient to enable SMMI to repay the South Mountain Project Liabilities in full, and acknowledges and agrees that it will cause SMMI to make concurrent payment of the South Mountain Project Liabilities to the respective creditors as repayment in full of the South Mountain Project Liabilities.

(3)At Completion, the THMG Parties will deliver or cause to be delivered to the BMET Parties:

(a)a certificate, in form and substance satisfactory to counsel for the BMET Parties, signed by the Chief Executive Officer and Chief Financial Officer of each of THMG and TMRI and addressed to the BMET Parties, dated the Tranche 6 Payment Date, to the effect that:

(i)the representations and warranties of the THMG Parties contained herein are true and correct as at the Tranche 6 Payment Date, except as may be affected by the performance of the Parties' obligations in accordance with the terms of this Agreement; and

(ii)all of the covenants and obligations of the THMG Parties to be performed or observed on or before Completion pursuant to this Agreement have been duly performed or observed (unless otherwise agreed or consented to in writing by BMET USA);

(b)the share certificate(s) representing the SMMI Shares together with all such instruments of transfer, duly executed, which in the opinion of BMET USA, acting reasonably, are necessary to effect and evidence the transfer of the SMMI Shares to BMET USA (or as directed by BMET USA);

(c)a certificate of status, compliance, good standing or like certificate with respect to each THMG Party and OGT;

(d)certified copies of (i) the SMMI Balance Sheet; (ii) the Charter Documents of TMRI, SMMI, THMG and OGT, (iii) all necessary resolutions of directors of each THMG Party approving the transfer of the SMMI Shares, authorizing issue of the share certificate(s) representing all of the SMMI Shares registered in the name of BMET USA, (iv) all necessary resolutions of directors of TMRI approving the entering into of this Agreement and the completion of the transactions contemplated by this Agreement, and (b) all necessary resolutions of the directors and shareholders of each THMG Party approving the entering into of this Agreement and the completion of the transactions contemplated by this Agreement;

(e)the share certificate(s) representing the SMMI Shares registered in the name of BMET USA or its nominee;

(f)an executed resignation from each of the directors and officers of SMMI and, if requested by BMET, each employee and consultant of SMMI and OGT;

(g)mutual releases in favour of SMMI and OGT, as applicable, duly executed by each applicable (former) director and officer of SMMI and, if requested by BMET, each employee and consultant of SMMI and OGT;

(h)evidence that the SMMI Other Liabilities and the OGT Other Liabilities have been eliminated as liabilities of SMMI and OGT, respectively, without cost to SMMI or OGT, prior to the date of Completion;

(i)evidence of arrangements for the prompt delivery of the corporate and limited liability minute books and all other Books and Records of SMMI and OGT; and

(j)such other documentation requested by the BMET Parties, acting reasonably.

(4)Effective immediately upon Completion:

(a)BMET will cease to be Operator under section 7 and be released from all obligations thereunder, other than any obligations owed to THMG arising from a breach by BMET of its obligations under this Agreement; and

(b)the Technical Committee shall be terminated.

7.OPERATOR – RIGHTS AND OBLIGATIONS

7.1Operator

Subject to section 7.2, commencing on the Execution Date, BMET USA will be the Operator.

7.2Removal or Resignation of Operator

(1)The Operator will be deemed to have resigned and SMMI (or its nominee) will become Operator:

(a)upon termination by a BMET Party pursuant to section 13.1; or

(b)upon notice from SMMI to BMET USA and effective on the date designated in the notice, if:

(i)the Operator materially fails to perform any material obligation imposed upon it as Operator under this Agreement and action to rectify or remedy that failure is not taken within twenty (20) Business Days after receiving a notice from SMMI demanding performance; or

(ii)the Operator is the subject of an Insolvency Event.

(2)If the Operator is removed pursuant to section 7.2(1)(b)(ii), then the appointment of any successor Operator will be deemed to pre-date the date on which the Operator becomes the subject of an Insolvency Event.

7.3Affiliate as Operator and Third Party Operator

(1)Except for a Party's Affiliate, no third party may be retained to act as the Operator unless:

(a)BMET USA and SMMI agree in writing; and

(b)the third party agrees in writing to be bound by all of the same duties and obligations imposed on BMET USA as the Operator under this Agreement and, in particular, under this section 7.

(2)Where a Party's Affiliate acts as Operator that Party must cause the Affiliate to comply with the terms of this Agreement as if the Affiliate was bound by it, and such Party will be a guarantor of the performance by the Affiliate of the terms of this Agreement.

7.4Authority of Operator

Subject to this Agreement, the Operator will be delegated the following authority from SMMI under the Mining Lease and OGT Operating Agreement:

(1)full physical possession and control of the Assets and all powers and authorities necessary or desirable to enable the Operator to carry out or procure the carrying out of all Operations; and

(2)without limiting section 7.4(1), the sole and exclusive right to:

(a)enter in, under or upon the Property and to conduct the Operations and related activities on the Property;

(b)exclusive and quiet possession of the Property;

(c)bring upon and erect upon the Property buildings, plant, machinery and equipment as the Operator may deem advisable;

(d)remove from the Property and dispose of, reasonable quantities of ores, minerals and metals for the purpose of obtaining assays or making other tests; and

(e)do such prospecting, exploration, development or other mining work on and under the Property as contemplated by an Approved Program.

7.5Operator's Obligations

For so long as it is Operator, the Operator covenants to and must:

(1)conduct all Operations in a manner consistent with good exploration, engineering and mining practice and in compliance with any applicable Law;

(2)prepare the Program and Budget for the calendar year ending December 31, 2019 and each ensuing calendar year during which BMET USA is the Operator and submit such Programs and Budgets for review and approval by the Technical Committee under Section 8.1(6) and (7) as required to give effect to the objectives of this Agreement, which Programs and Budgets will reflect the completion of Phase 1 of the South Mountain Technical Report within the first year following the Tranche 2 Completion Date and engagement of the PEA Author as soon as practicable following the receipt of the results of the Phase 1 exploration program;

(3)carry out each Approved Program in accordance with the Approved Budget;

(4)keep the Technical Committee advised of all exploration and development operations conducted during the Option Period;

(5)observe all covenants to which SMMI is bound under the Mining Lease with respect to the conduct of operations on the Property, including the obligations set forth in Article 8 of the Mining Lease;

(3)pay all Expenditures properly incurred pursuant to an Approved Program promptly as and when due, which Expenditures will be funded by and will be solely for the account of BMET USA;

(4)keep the Property in good standing as required by applicable Law including by payment of taxes or other charges, including payments under the Leases and the Mining Lease, the doing and filing of all necessary work and by the doing of all other acts and things and making all other payments which may be necessary in that regard and upon the written request of the Non-operating Party, provide it with evidence of such payments;

(5)except for the Permitted Encumbrances, keep the Property free and clear of all Encumbrances (except for liens for taxes not yet due, other inchoate liens and liens contested in good faith by the Operator) and to proceed with all diligence to contest and discharge any such Encumbrance that is filed;

(6)permit any Personnel of any Non-operating Party:

(a)at their own expense and risk, access to the Property at all reasonable times; and

(b)upon being provided with reasonable notice, access (at all reasonable times) to all records (whether in tangible or electronic form) of the Operator pertaining to the Operations and the Property;

(7)permit each Non-operating Party, upon being provided with reasonable notice, to inspect and copy, at all reasonable times, any Exploration Data;

(8)during the term of this Agreement and for a period of 2 years after the expiry or termination of this Agreement maintain true and correct books, accounts and records of Expenditure and otherwise in accordance with IFRS;

(9)deliver to each Party as soon as is practicable and in any event on or before December 31 in each Year, all Exploration Data learned or obtained from the Operations carried out during that Year;

(10)except as permitted by any permit or Law, not release into the environment, or deposit, place, or dispose of any hazardous or toxic materials, substances, pollutants, contaminants at, on or near the Property as a result of the exploration and development operations conducted by BMET USA as the Operator;

(11)ensure any work done on the Property is fully reclaimed in accordance with all legal requirements (as evidenced by permit requirements where applicable and as required under underlying lease agreements) and industry practice;

(12)prepare applications, and notices for and acquisition of environmental and other Permits necessary or desirable to commence and complete exploration and development activities;

(13)keep current, all notices for and acquisition of environmental and other Permits necessary or desirable to commence and complete exploration and development activities;

(14)deliver to each Party annually, on or before December 31 in each Year, a report on the Operations conducted on or with respect to the Property during that Year summarizing any significant technical data learned or obtained and providing a breakdown of Expenditure incurred in carrying out the Operations for that Year;

(15)promptly notify each Party of any material exploration results or adverse events; and

(16)place and maintain, with a reputable insurer or insurers, not less than C$3,000,000 in third party liability insurance in respect of its operations on the Property, and upon the written request of the Non-operating Party, provide the Non-operating Party with a certificate of currency in respect of such insurance.

BMET USA acknowledges that it will not receive any fee or compensation from THMG for acting in the capacity of Operator and discharging its obligations as Operator under this Agreement.

7.6Indemnity on Access

Each Party that is not the Operator ("Non-operating Party") must indemnify the Operator and its Personnel from and against any Claim that the Operator or its Personnel suffer, sustain or incur arising out of or in connection with any injury (including injury causing death) to any Personnel of the Non-operating Party while in or on the Property, except to the extent that any injury is caused by the negligence or default of the Operator or its Personnel.

7.7Obligations to Inform

During the term of this Agreement, each Party must, and must cause its Affiliates to:

(1)promptly deliver to each other Party any notice, demand or other material communication relating to any of the Assets that it or any of its Affiliates receive; and

(2)obtain the prior written consent of each other Party (which consent must not be unreasonably withheld or delayed) to the sending by it or its Affiliates of any notice, demand or other material communication relating to any of the Assets to any third person including any adjacent property owner or any Governmental Authority.

7.8National Instrument 43-101 Data

The Operator must promptly make available to each Party upon request all such material and Exploration Data including interpretive data (whether in tangible or electronic form) generated from activities on the Property as may be required by a Qualified Person as defined in National Instrument 43-101 for the purpose of preparing any reports as may be required by a Party for disclosure purposes.

8.TECHNICAL COMMITTEE

8.1Formation of Technical Committee

(1)A technical committee of SMMI (the "Technical Committee") will be formed comprised of two (2) representatives of the THMG Parties (the "SMMI Representatives") and two (2) representatives of BMET USA (the "BMET Representatives") effective as of the Tranche 2 Completion Date.

(2)The first meeting of the Technical Committee will be held within seven (7) Business Days after receipt by the Technical Committee from the Operator of the proposed program of Operations for Year 1.

(3)Meetings of the Technical Committee will be held quarterly in Vancouver, or at such other places and intervals as SMMI and BMET USA may agree.

(4)Meetings will be called on five (5) Business Days' notice by either SMMI or BMET USA. Either SMMI or BMET USA may on five (5) Business Days' notice call an ad hoc meeting. A representative of SMMI or BMET USA may attend any meeting by conference telephone, so long as all attendees at that meeting can hear and be heard by all other attendees.

(5)For each meeting an agenda must, at least five (5) Business Days prior to that meeting, be distributed to SMMI and BMET USA by the person calling that meeting. A representative of BMET USA will take minutes of each meeting and distribute a draft of the minutes to each of SMMI and BMET USA for their review and comment prior to finalization.  Following the provision of draft minutes (or revised minutes incorporating comments received) pursuant to this section 8.1(5) for review by SMMI and BMET USA, such minutes shall be deemed to be finalized in the event that no comments are provided within five (5) Business days thereafter.

(6)The Technical Committee will, among other things:

(a)oversee the work of the PEA Author;

(b)have the sole authority to provide instructions to the PEA Author;

(c)review each program and budget prepared and proposed by the Operator; and

(d)review all Exploration Data learned or obtained in connection with the Operations.

(7)Notwithstanding the foregoing, in the absence of agreement between the Parties and while BMET USA is Operator:

(a)any decision concerning, or final approval of, Approved Programs and Approved Budgets during the term of this Agreement will be made solely by the BMET Representatives; and

(b)in the case of equality of votes in respect of any matter on which the Technical Committee deliberates, the BMET Representatives shall have the casting vote in respect thereof.

8.2PEA

(1)As soon as practicable and in any event within ten(10) Business Days following the Tranche 2 Completion Date, BMET USA and SMMI shall agree, such agreement not to be unreasonably withheld, upon a third party engineering firm to be appointed as the PEA Author.

(2)The Parties acknowledge and agree that, at the suitable time (consistent with the intent of this Agreement), the PEA Author shall be instructed by the Technical Committee (i) determine the appropriate scale and optimal operating parameters for the PEA study with input from the Technical Committee; and (ii) prepare, complete and deliver the PEA, including calculation of the NPV.

(3)Each of the THMG Parties acknowledges agrees that BMET USA and the PEA Author shall have the right of access to such data and analyses and the right to perform such inspections as they consider necessary or convenient in connection with the preparation, completion and delivery of the PEA prior to expiry of the Option Period.  The THMG Parties further agree to cooperate with BMET USA and the PEA Author fully and in a timely manner to facilitate necessary access to data and personnel to accommodate the foregoing.

(4)The Parties acknowledge and agree that the Technical Committee may engage such additional subcontractors and/or co-authors as the PEA Author may recommended or retain and that references to PEA Author in sections 8.1(6)(a), 8.2(2) and 8.2(3) shall be deemed to include such subcontractors and co-authors.

(5)The PEA Author will be engaged by BMET USA in its capacity as Operator, and BMET USA shall be responsible for all fees and expenses of the PEA Author in completing the PEA.

9.ASSIGNMENT

9.1Limitations on Assignments

(1)Subject to section 9.2, a Party must not assign or otherwise deal (either directly or indirectly) with this Agreement, the SMMI Shares or the Assets without the prior written consent of the other Parties. No assignment will be effective unless and until the proposed assignee has entered into an agreement with the non-assigning Party, in form and substance satisfactory to the non-assigning Party, by which the proposed assignee agrees to be bound by the provisions of this Agreement as if it was an original party to this Agreement in place of the assignor.

(2)In this section 9 "assign" includes:

(a)sell, assign, transfer, license or otherwise dispose or part with possession of; and

(b)mortgage, charge, grant a lien, pledge, hypothecate, declare a trust in respect of or grant any interest in, by way of security or otherwise.

(3)A change of Control of any THMG Party after the Execution Date will be deemed an assignment by such THMG Party for the purposes of section 9.1(1).

9.2Affiliates

A BMET Party may assign this Agreement to an Affiliate of that Party. An assignment by a BMET Party to an Affiliate will be subject to the Affiliate and the assigning Party entering into an agreement with each of the other Parties, in form and substance satisfactory to each of the other Parties, acting reasonably, by which:

(1)concurrently with the assignment of this Agreement by the assigning Party to the Affiliate the legal and beneficial interest of the assigning Party in the Assets (if any) is assigned to the Affiliate;

(2)the Affiliate agrees to assume the obligations of the assigning Party under this Agreement and be bound by this Agreement;

(3)the assigning Party agrees that it will remain jointly and severally liable with the Affiliate for all obligations and liabilities of the assigning Party under this Agreement;

(4)the assigning Party and its Affiliate agree that each other Party may at its sole option have recourse against either or both the assigning Party and the Affiliate for any and all obligations or liabilities of the assigning Party under this Agreement; and

(5)the Affiliate agrees with each other Party to re-assign this Agreement and the legal and beneficial interest of the Affiliate in the Assets to the assigning Party (as long as the assigning Party at the time of such re-assignment remains under the same Control as at the Execution Date and if not, then to another person which is so Controlled) before ceasing to be an Affiliate of the assigning Party.

A THMG Party may not assign this Agreement, nor may a BMET Party assign this Agreement to a person other than an Affiliate of the BMET Party, without the prior written consent of the other Parties.

9.3Exceptions

(1)Nothing in this section 9 applies to or restricts in any manner an amalgamation, plan of arrangement or corporate reorganization involving a Party which has the effect in law of the amalgamated, resulting or surviving corporation (the "Successor Party") possessing substantially all the property, rights and interests and being subject to substantially all the debts, liabilities and obligations of each amalgamating or predecessor corporation, or the transfer of Control of a Party to an arm's length third party pursuant to an unsolicited or solicited take-over bid, business combination or similar transaction, provided that any transfers of securities that may occur or be deemed to occur as a result of such amalgamation, plan of arrangement or corporate reorganization comply with all applicable Securities Laws, and if the Successor Party may be entitled to receive any additional BMET Consideration Shares under this Agreement, that such issuances would, if made, be exempt from the registration or prospectus requirements of the U.S. Securities Act and all other applicable Securities Laws.

(2)For the purposes of section 9.3(1), a reference to a Party is to a Party which is a public company whose shares are listed on a stock exchange.

9.4No Encumbrance

During the term of this Agreement, no Party may cause or allow an Encumbrance to be given or granted in, in respect of or over its legal or beneficial interest in the SMMI Shares, the Assets or its rights under this Agreement.

10.FORCE MAJEURE

10.1Notice of Force Majeure

Subject to section 10.4, a Party will not be liable for any delay or failure to perform any of its obligations under this Agreement (other than an obligation of indemnification or to pay money or other consideration) if as soon as possible after the beginning of the Force Majeure affecting the ability of the Party to perform any of its obligations under this Agreement, it gives a notice to the other Party that complies with section 10.2.

10.2Force Majeure notice

A notice given under section 10.1 must:

(1)specify the obligations the Party cannot perform;

(2)fully describe the Force Majeure;

(3)estimate the time during which the Force Majeure will continue; and

(4)specify the measures proposed to be adopted to remedy or abate the Force Majeure.

10.3Obligation to remedy and mitigate

(1)The Party that is prevented from carrying out its obligations under this Agreement as a result of Force Majeure must:

(a)remedy the Force Majeure to the extent reasonably practicable and resume performance of its obligations as soon as reasonably possible; and

(b)take all action reasonably practicable (but without any obligation to make any monetary payment) to mitigate any liability suffered by the other Party as a result of its failure to carry out its obligations under this Agreement.

(2)Nothing in section 10.3(1) will require the Party that is prevented from performing its obligations under this Agreement as a result of Force Majeure to resolve or compromise any labour dispute or to question or to test the validity of any Law or to perform its obligations under this Agreement if Force Majeure renders performance impossible.

10.4Effect of Force Majeure on Time and Payment

(1)In the event of Force Majeure, any time period provided for in this Agreement will be extended by a period equivalent to the period of delay caused by the event of Force Majeure or such longer period as is reasonable in the circumstances.

(2)If at any time before the exercise of the Option by BMET USA Force Majeure arises, then from the date the Force Majeure arises until the Force Majeure is remedied or abates BMET USA will not be obliged to make any further Option Payments, deliver any further BMET Shares or fund any further Expenditure. Notwithstanding the foregoing, during the period of Force Majeure BMET USA must fund or incur such Expenditure as is necessary to pay any maintenance, rental, holding fee, royalty payment or other payment required to maintain the Property in good standing.

(3)If the Force Majeure is subsequently remedied or abates then, subject to section 10.4(1), BMET USA must make the Option Payments and fund the Expenditure that, but for the Force Majeure, BMET USA would have been required to make, issue, fund or incur under this Agreement during the period of Force Majeure.

11.INDEMNIFICATION

11.1Indemnities

(1)BMET indemnifies and must keep indemnified the THMG Parties from and against any Claim made or brought by any third party against the THMG Parties which arises out of or in connection with:

(a)the breach of any representation or warranty given or made by a BMET Party under this Agreement; or

(b)the breach of, or failure by, a BMET Party or its Personnel to perform any covenant or obligation of BMET under this Agreement.

(2)THMG indemnifies and must keep indemnified the BMET Parties (which solely for purposes of this section 11.1(2) shall, from and after Completion, include SMMI) from and against any Claim made or brought by any third party against a BMET Party or SMMI which arises out of or in connection with:

(a)the breach of any representation or warranty given or made by a THMG Party under this Agreement;

(b)the breach of, or failure by, any THMG Party or its Personnel to perform any covenant or obligation of any THMG Party under this Agreement;

(c)any act, matter, event or other circumstance that occurred or arose in connection with the Property or a THMG Party prior to the Execution Date including the presence, release or discharge of any Regulated Substance;

(d)any and all Claims by the Net Proceeds Royalty Owners (as defined in the South Mountain Mining Deed) to any rights or amounts as may become due them, if any, under the South Mountain Mining Deed or under the South Mountain Property Agreement of August 31, 1990, by and among the SMMI, Harry J Sykes and the Sellers (as defined that certain Stock Sale Agreement, dated May 31, 2007); or

(e)any other matter that THMG and BMET agree upon in writing prior to the Tranche 2 Completion Date with respect to any Encumbrances, liabilities, obligations or title defects relating to the Property, SMMI or OGT that BMET may become aware of prior to the Tranche 2 Completion Date.

(3)It is not necessary for an indemnified Party to incur expense or make payment before enforcing a right of indemnity conferred by this Agreement.

(4)For the purposes of this section 11, a reference to a third party does not include the Personnel of a Party.

11.2Indemnification and Third-Party Claims

(1)All claims for indemnification by an indemnified Party under section 11.1(1) or section 11.1(2) as to a third party claim asserted or initiated against such indemnified Party must be asserted and resolved as set out in this section 11.2.

(2)If any third party notifies a Party indemnified under section 11.1(1) or section 11.1(2) ("Indemnified Party") with respect to any matter (a "Third-Party Claim") that may give rise to a claim for indemnification against a Party ("Indemnifying Party") under section 11.1(1) or section 11.1(2), then the Indemnified Party must promptly (and in any event within ten (10) Business Days after receiving notice of the Third-Party Claim from such third person) notify the Indemnifying Party of the Third-Party Claim.

(3)Notwithstanding section 11.2(2), no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party of any of its obligations under section 11.1(1) or section 11.1(2), as the case may be, unless and then solely to the extent that the Indemnifying Party is irrevocably prejudiced by such delay.

(4)The notice given by the Indemnified Party under section 11.2(2) must include a description of the Third-Party Claim and copies of all documents relating to the Third-Party Claim. The Indemnifying Party will have the right to assume and thereafter conduct the defence of the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party, except in the event of a conflict of interest, in which case the Indemnified Party will have the right to retain its own counsel at the cost of the Indemnifying Party. Notwithstanding the foregoing the Indemnifying Party must not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld, conditioned or delayed) unless the judgment or proposed settlement fully releases the Indemnified Party with respect to such Third-Party Claim or involves only the payment of money damages that are covered in full by the indemnity and does not impose an injunction or other equitable relief upon the Indemnified Party and is subject to confidentiality provisions acceptable to the Indemnified Party (which approval of such provisions must not be unreasonably withheld, conditioned or delayed by the Indemnified Party).

(5)An election to assume the defence of a Third-Party Claim will not be deemed to be an admission that the Indemnifying Party is liable to the Indemnified Party in respect of such Third-Party Claim. Unless and until the Indemnifying Party assumes the defence of the Third-Party Claim as provided for in this section 11.2 the Indemnified Party may defend against the Third-Party Claim in any manner it reasonably may deem appropriate.

(6)To the extent the Indemnifying Party controls or participates in the defence, settlement or compromise of a Third-Party Claim, the Indemnified Party must, from time to time:

(a)provide the Indemnifying Party and its counsel access to, during normal business hours, documentation and her information of the Indemnified Party relevant to the Third-Party Claim but excluding any documentation or advice (whether in permanent or electronic form):

(i)the disclosure of which would cause the Indemnified Party to breach any contract of insurance to which the Indemnified Party or its Affiliates is a party; or

(ii)which is the subject of legal professional privilege; or

(iii)which is confidential or proprietary information of the Indemnified Party;

(b)permit the Indemnifying Party and its counsel to consult with the Personnel and counsel of the Indemnified Party; and

(c)co-operate with the Indemnifying Party in any reasonable manner requested by the Indemnifying Party and use commercially reasonable efforts to assist the Indemnifying Party in the defence, settlement or compromise of such Third-Party Claim as and when requested by the Indemnifying Party.

12.CONFIDENTIAL INFORMATION

12.1Confidentiality

The Parties agree that:

(1)this Agreement (including any drafts of it), all information (whether in tangible or electronic form) exchanged between the Parties or their Affiliates under this Agreement and all information concerning or relating to the Property or the Operations of which it becomes aware ("Confidential Information") is confidential; and

(2)must be kept confidential and must not be disclosed to any person at any time or in any manner except:

(a)to the other Parties;

(b)with the prior written consent of BMET, in the case of disclosure by a THMG Party, or by THMG, in the case of disclosure by a BMET Party;

(c)disclosure of Confidential Information by a Party to its Affiliates;

(d)disclosure to the PEA Author and any subcontractors and co-authors retained by the Technical Committee in connection with preparing the PEA;

(e)to the extent that the Confidential Information was publicly available at the Execution Date or becomes publicly available subsequent to the Execution Date without breach of this Agreement;

(f)as may be necessary in seeking approval of any Governmental Authority:

(i)in seeking to maintain the Property or acquire additional Mineral Rights or Other Rights; or

(ii)to perform the Operations;

(g)by a Party to legal, financial and other professional advisers, auditors, insurance providers and other consultants, directors, officers and employees of:

(i)that Party; or

(ii)that Party's Affiliates,

in any case requiring the information for the purposes of this Agreement (or any transactions contemplated by this Agreement), or for the purpose of advising that Party in relation to this Agreement;

(g)to the extent required by Law or by a lawful requirement of any Governmental Authority having jurisdiction over a Party or its Affiliates;

(h)if required in connection with legal proceedings or arbitration relating to this Agreement or for the purpose of advising a Party in relation to legal proceedings or arbitration;

(i)to any bona fide enquirer contemplating purchase of an interest of a Party under this Agreement under section 9 as long as the enquirer has first entered into an agreement in favour of the Parties to preserve confidentiality of information disclosed in a manner at least as onerous on the enquirer as this section 12.1 is onerous on the Parties;

(j)to a banker or other financial institution considering the provision of or, which has provided financial accommodation to, a Party or an Affiliate of a Party or to a trustee, representative or agent of that banker or financial institution; or

(k)to a stock exchange (including any regulator or securities commission having jurisdiction over a stock exchange) or similar public market for trading shares upon which securities of a Party or of an Affiliate of a Party are quoted after the reasonable prior consultation, if practicable, with each other Party taking place as to the nature and form of the disclosure (which does not imply that the consent or approval, of each other Party must or need be obtained). Notwithstanding the foregoing, any disclosure must be only to the minimum standards required by the applicable stock exchange, regulator, securities commission or applicable Law.

12.2Public Releases of Information

(1)Any initial public announcement of the transaction or the subject of this Agreement will be in a form agreed between the Parties prior to the Execution Date.

(2)Subject to section 12.2(1), a Party may not make any public announcement in relation to this Agreement or any matter arising under this Agreement unless:

(a)the wording of the announcement is agreed between the Parties, such agreement not to be unreasonably withheld; or

(b)the announcement is otherwise permitted under section 12.2(3).

(3)A Party is entitled to make announcements only to the extent necessary to comply with the listing rules of an applicable stock exchange on which its shares (or that of its Affiliate) are listed or the requirements of a regulator, securities commission or Law. The Party proposing to make such an announcement will endeavour to give each other Party as much notice as is possible (and in any event will endeavour to give at least 24 hours' notice) of its intention to make the announcement, and will take into account the reasonable requests of each other Party in relation to the wording of the announcement.

12.3Effect of Disclosure

Any consent of a Party given to other Parties to disclose Confidential Information or to make a public announcement will not be considered an approval or certification of the consenting Party:

(1)as to the accuracy of any information contained in that Confidential Information or public announcement; or

(2)that the Confidential Information or public announcement complies with applicable Law or the rules, policies, by-laws and disclosure standards of any Governmental Authority, stock exchange, regulator or securities commission.

13.TERMINATION AND REMEDIES

13.1Events of Termination

This Agreement may be terminated as follows, provided that any required notice will be delivered in accordance with section 15.1:

(1)if any of the Tranche 2 Conditions Precedent is not satisfied or waived by thedeadline provided therefor under the terms of this Agreement, then either Party may terminate this Agreement by written notice to the other Party;

(2)BMET USA may terminate this Agreement by written notice to THMG upon BMET USA's decision not to proceed with exercise of the Option;

(3)THMG may terminate this Agreement by written notice to BMET USA upon the failure of BMET USA to make any of the payments and/or share deliveries referred to in section 4.2(a) to 4.2(g) by the dates specified therein (subject to extension of such dates pursuant to the terms of this Agreement);

(4)a THMG Party may terminate this Agreement by notice in writing to a BMET Party if the BMET Party or Parties (collectively, the "Defaulting BMET Party") commits a material breach of any provision of this Agreement and:

(a)the breach is incapable of remedy; or

(b)the breach is capable of remedy and:

(i)the THMG Party has given notice to the Defaulting BMET Party specifying the breach and requesting that it be remedied; and

(ii)the Defaulting BMET Party has failed to remedy that breach or has failed to take reasonable steps to commence rectifying that breach (or overcome its effects) within thirty (30) days of receiving that notice;

(5)a BMET Party may terminate this Agreement by notice in writing to a THMG Party or THMG Parties (collectively, the "Defaulting THMG Party") if the THMG Party commits a material breach of any provision of this Agreement and:

(a)the breach is incapable of remedy; or

(b)the breach is capable of remedy and:

(i)BMET has given notice to the Defaulting THMG Party specifying the breach and requesting that it be remedied; and

(ii)the Defaulting THMG Party has failed to remedy that breach or has failed to take reasonable steps to commence rectifying that breach (or overcome its effects) within thirty (30) days of receiving that notice;

(6)a THMG Party may terminate this Agreement by notice in writing to BMET if BMET becomes an Insolvent Party;

(7)BMET may terminate this Agreement by notice in writing to a THMG Party if a THMG Party becomes an Insolvent Party; and

(8)a THMG Party may terminate this Agreement by written notice to a BMET Party if it becomes unlawful for the THMG Party to perform its obligations under this Agreement. A BMET Party may terminate this Agreement by written notice to a THMG Party if it becomes unlawful for the BMET Party to perform its obligations under this Agreement.

13.2Effect of Termination

(1)If this Agreement is terminated further to an event of termination set forth in section 13.1, the following will apply:

(a)in the event of termination under section 13.1(1) due to the THMG Shareholder Approvals not having been obtained by the Outside Date for any reason, provided no THMG Party is in breach of any provision of this Agreement, the provisions of sections 5.1(3) and 5.1(4) will apply in respect of such termination and, in the event of any conflict between the provisions of sections 5.1(3) and 5.1(4) and the provisions of this section 13, the provisions of sections 5.1(3) and 5.1(4) will prevail to the extent of such conflict only and the remaining non-conflicting provisions of section 13 will continue in full force and effect;

(b)the Option will terminate and BMET will have no further rights to purchase SMMI or to acquire any direct or indirect interest in the Property;

(c)BMET will have no Claim against the THMG Parties in respect of any interest in the Property or the Exploration Data or in respect of any Expenditure incurred or BMET Shares issued to THMG prior to the date of termination;

(d)BMET shall not be obligated to make any additional payments or share issuances in any subsequent tranches on account of any Option Payment;

(e)the agreements with respect to indemnification will continue in full force and effect;

(f)the agreements with respect to confidentiality in section 12 will continue in full force and effect;

(g)the post termination obligations set forth in section 13.3 will apply and will continue in force and effect;

(h)BMET and THMG will continue to be liable under this Agreement as set out in section 13.3; and

(i)the SMMI/BMET USA Management Contract and Technical Committee shall be terminated automatically.

13.3Post Termination Obligations

If prior to the exercise of the Option by BMET USA, this Agreement is terminated pursuant to an event of termination in Section 13.1, then:

(1)BMET USA will pay all required annual assessment fees on the Property to leave the Property in good standing up to and including the period of twelve (12) months from the date of termination;

(2)BMET USA will, if BMET USA (as Operator) has conducted Operations on the Property, leave the Property free and clear of any Encumbrance resulting from the Operations conducted by BMET USA on the Property;

(3)if BMET USA (as Operator) has conducted Operations on the Property, BMET USA will comply with applicable Law regarding reclamation in relation to Operations conducted on the Property by BMET USA; and

(4)any plant, building, machinery, tools, equipment, camp facilities and supplies (other than the Assets) owned by a BMET Party or its Personnel ("BMET Equipment") and brought and placed upon the Property in connection with the Operations will remain the BMET Party's exclusive property and may be removed by a BMET Party at any time within a period of one hundred and twenty (120) Business Days following the termination of this Agreement but if a BMET Party has not removed all BMET Equipment within that one hundred and twenty (120) Business Day period, then the BMET Equipment not so removed thereafter will become the absolute property of THMG or, at THMG's option, may within a further sixty (60) Business Days be removed by THMG at the BMET Party's expense. All BMET Equipment, until it becomes THMG's property or is removed from the Property, will be the sole responsibility of the BMET Party and THMG will have no liability with regard to it.

13.4Consequences of Termination

If this Agreement is terminated under this section 13 then, in addition to any rights, powers or remedies provided by Law:

(1)this Agreement will be at an end, except as expressly provided herein; and

(2)each Party will be released from its obligation to further perform this Agreement and each Party will be deemed to have released and forever discharged each other Party from any and all Claims arising in connection with this Agreement, each except as expressly provided herein, provided that:

(3)termination of this Agreement under this section 13 will not derogate from, affect or prejudice any rights or remedies of a Party whether arising under this Agreement or at Law that have accrued prior to the date of, or arise as a consequence of, termination;

(4)termination will not release any Party from any Claim that arose or accrued prior to the date of termination; and

(5)without limiting the foregoing, if this Agreement is terminated by (i) a THMG Party because of a breach of this Agreement by a BMET Party or Parties or because a condition for the benefit of the THMG Party has not been satisfied because a BMET Party has breached any of its representations or warranties, or failed to perform any of its obligations or covenants under this Agreement, or (ii) a BMET Party because of a breach of this Agreement by a THMG Party or Parties or because a condition for the benefit of the BMET Party has not been satisfied because a THMG Party has breached any of its representations or warranties, or failed to perform any of its obligations or covenants under this Agreement, the terminating Party's right to pursue all legal remedies will survive such termination unimpaired.

14.DISPUTES AND ARBITRATION

14.1Disputes

If there is any Dispute between one or more of the BMET Parties and one or more of the THMG Parties, or one or more of the THMG Parties and one or more of the BMET Parties, concerning or arising out of or in relation to this Agreement, whether before or after the expiration of this Agreement (including any Dispute as to whether any issue or matter is arbitral), then the BMET Party or BMET Parties may give to the THMG Party or THMG Parties, or the THMG Party or THMG Parties may give the BMET Party or BMET Parties, a notice ("Dispute Notice ") specifying the Dispute and requiring its resolution under this section 14. All Disputes must be resolved solely in accordance with this section 14.  The party(ies) delivering the Dispute Notice hereunder is referred to as the "Disputing Party", and the party(ies) receiving the Dispute Notice hereunder is referred to as the "Receiving Party."

14.2Dispute Representatives to seek resolution

(1)If the Dispute is not resolved within ten (10) Business Days after a Dispute Notice is given by the Disputing Party to the Receiving Party, each such Party must nominate one (1) representative from its senior management to resolve the Dispute (each, a "Dispute Representative"), who must negotiate using their respective commercially reasonable efforts to attain a resolution of the Dispute.

(2)If the Dispute is not resolved within ten (10) Business Days of the Dispute being referred to the respective Dispute Representatives, then either such Party may submit the Dispute to arbitration in accordance with section 14.3.

14.3Arbitration

(1)Any Dispute which has not been resolved under section 14.2 must be finally resolved by arbitration under the then current domestic commercial arbitration rules of the BCICAC ("Rules").

(2)The Disputing Party and the Receiving Party agree that:

(a)the seat, or legal place of arbitration, will be Vancouver, British Columbia. The language used in the arbitral proceedings will be English;

(b)all arbitral proceedings will be private and confidential and may be attended only by the arbitrators, each such Party and its representatives, and witnesses to the extent they are testifying in the proceedings;

(c)subject to section 14.3(2)(d), any Dispute will be heard by a single arbitrator and each such Party must attempt to agree upon a qualified individual to serve as arbitrator. If the Disputing Party and the Receiving Party are unable to so agree within twenty (20) Business Days of the first attempt by the Disputing Party and the Receiving Party to select the arbitrator, then the arbitrator will be selected and appointed by the BCICAC;

(d)if any Party's claim or counterclaim equals or exceeds five million United States dollars (US$5,000,000), exclusive of interest or legal fees, then the Dispute must be heard and determined by three (3) arbitrators and in the event that three (3) arbitrators will hear the Dispute, each Party to the Dispute must, within twenty (20) Business Days after commencement of the arbitration, select one (1) person to act as arbitrator. The two (2) arbitrators so selected must, within ten (10) Business Days of their appointment, select a third arbitrator who will serve as the chair of the arbitral panel;

(e)if a Party fails to appoint an arbitrator as required under section 14.3(2)(d), or if the arbitrators selected by the Disputing Party and the Receiving Party are unable or fail to agree upon a third arbitrator within ten (10) Business Days of their appointment, then that arbitrator will be selected and appointed by the BCICAC;

(f)if an arbitrator dies, resigns, refuses to act, or becomes incapable of performing his or her functions as an arbitrator, then the BCICAC may declare a vacancy on the panel and the vacancy must be filled by the method by which that arbitrator was originally appointed;

(g)the arbitral panel may determine all questions of law and jurisdiction (including questions as to whether or not a Dispute is arbitrable) and all matters of procedure relating to the arbitration;

(h)arbitration will be the sole and exclusive forum for resolution of a Dispute and any award or determination of the arbitral panel will be final and binding upon the Disputing Party and the Receiving Party in respect of all matters relating to the arbitration, the procedure, the conduct of the Disputing Party and the Receiving Party during the proceedings and the final determination of the issues in the arbitration; and

(i)there will be no appeal from any award or determination of the arbitral panel to any court and judgment on any arbitral award may be entered in any court of competent jurisdiction.

(3)If for any reason the BCICAC cannot or does not make the appointment or appointments required under the Rules or this section 14, either Disputing Party and the Receiving Party may apply to the Supreme Court of British Columbia to appoint the arbitrator or arbitrators, as the case may be.

(4)No arbitration proceeding may be commenced under this section 14 unless commenced within the time period permitted for actions by the applicable statute of limitations.

(5)All papers, notices or process pertaining to an arbitration under this Agreement may be served on a Party in accordance with section 15.

(6)The Disputing Party and the Receiving Party must treat as Confidential Information, in accordance with the provisions of section 11, the existence of the arbitral proceedings; written notices, pleadings and correspondence in relation to the arbitration; reports, summaries, witness statements, memorials, briefs and other documents prepared in respect of the arbitration; contemporaneous or historical documents exchanged or produced for the purposes of the arbitration; and the contents of any award or ruling made in respect of the arbitration. Notwithstanding the foregoing, a Party may disclose such Confidential Information in judicial proceedings to enforce an award or ruling and as permitted under this section 14.

14.4Inconsistency between Rules and Agreement

If there is a conflict between the provisions of this Agreement and the provisions of the Rules, then the provisions of this Agreement will prevail.

14.5Enforcement

The award rendered by an arbitral panel may be enforced by an order or judgment of any court having jurisdiction or an application may be made to such court for acceptance of the award and an order of enforcement, as the case may be.

14.6Performance of Obligations During Dispute

During the existence of any Dispute, the Parties must continue to perform all of their obligations under this Agreement which are not the subject of the Dispute without prejudice to their position in respect of such Dispute, unless the Parties otherwise agree.

15.NOTICE

15.1Notices

A notice, demand, consent or other communication required, given or made under this Agreement ("Notice") must be in writing, signed by the sender and either left at the delivery address or sent to the addressee by mail, email or facsimile. If it is sent by mail, it is taken to have been received five (5) Business Days after it is posted. If it is sent by facsimile, it is taken to have been received at the time shown in the transmission report as the time the facsimile was received. If it is sent by email it is taken to have been received only when acknowledged by an addressee. Each Party's delivery address, email address and facsimile number will be as specified in section 15.2 or as notified in writing from time to time.

15.2Address for Notice

(1)The BMET Parties' delivery address, facsimile number and electronic mail address are:

BeMetals Corp.

Suite 3123 – 595 Burrard Street

Vancouver, British Columbia

Canada, V7X 1J1

Attention:John Wilton, President & CEO

Fax No.:(604) 609-6145

Email:jwilton@bemetalscorp.com

with a copy, which shall not constitute notice, to:

DuMoulin Black LLP

10th Floor, 595 Howe Street

Vancouver, British Columbia

Canada, V6C 2T5

Attention: Lucy Schilling

Fax No.: (604) 687-8772

Email:lschilling@dumoulinblack.com

and with a copy, which shall not constitute notice, to:

Dorsey & Whitney LLP

701 Fifth Avenue, Suite 6100

Seattle, Washington 98104

USA

Attention: Christopher Doerksen

Fax No.: (206) 260-9072

Email:doerksen.christopher@dorsey.com

(2)The THMG Parties' delivery address, facsimile number and electronic mail address are:

THUNDER MOUNTAIN GOLD, INC.

11770 President Dr., Ste. F,

Boise, ID 83713

USA

Attention:Eric Jones, President & CEO

Fax No.:(208) 322-5626

Email:ericjones@fiberpipe.net

with a copy, which shall not constitute notice, to:

McMillan LLP

1500 – 1055 West Georgia Street

Vancouver, British Columbia

Canada, V6E 4N7

Attention: Michael Taylor

Fax No.: (604) 685-7084

Email:michael.taylor@mcmillan.ca

16.GENERAL

16.1Relationship of Parties

The Parties agree and declare that this Agreement is not and must not be construed as constituting an association, corporation, mining partnership or any other kind of partnership and, except as expressly provided otherwise in this Agreement, nothing in this Agreement will be deemed to:

(1)constitute a Party a partner, agent or legal representative of any other Party for any purpose whatsoever; or

(2)create a fiduciary relationship between the Parties.

16.2No Holding Out

No Party may, except as expressly permitted by this Agreement, directly or indirectly use or permit the use of the name of any other Party for any purpose related to the Property or this Agreement.

16.3Other Activities and Interests

(1)The rights and obligations of the Parties under this Agreement are strictly limited to the subject matter hereof. Subject to any representations, warranties and covenants set forth herein, each Party may enter into, conduct and benefit from any business venture of any kind whatsoever, whether or not competitive with the activities undertaken under this Agreement, without disclosing those activities to the other Party or inviting or allowing the other Party to participate in that business venture.

(2)Except to the extent expressly provided otherwise in this Agreement and without limiting section 16.3(1), nothing in this Agreement will prevent or may be construed to prevent a Party from:

(a)acquiring any Mineral Right or interest in any Mineral Right outside of the Property; or

(b)using, for any reason not related to the Property, any geological, geophysical, geochemical, metallurgical or operational concept, model or principle of any kind,

and each Party will be free to so acquire and use with no obligation whatsoever to the other Parties.

16.4Recording of this Agreement

This Agreement, or a memorandum of this Agreement, will, upon the written request of a Party, be recorded in the office of any Governmental Authority identified in the written request of the requesting Party, in order to give notice to third persons of that Party's interests that arise under this Agreement. Each Party agrees with the requesting Party to execute those documents that may be necessary to perfect such recording.

16.5Entire Agreement

This Agreement:

(1)is the entire agreement and understanding between the Parties on everything connected with the subject matter of this Agreement; and

(2)supersedes any prior agreement or understanding on anything connected with that subject matter.

16.6Amendment and variation

This Agreement may not be amended, modified, varied or supplemented except in writing signed by the Parties.

16.7Consents or Approvals

Except where expressly specified otherwise in this Agreement, if the doing of any act, matter or thing under this Agreement is dependent on the consent or approval of a Party or is within the discretion of a Party, then the consent or approval may be given or the discretion may be exercised conditionally or unconditionally or withheld by the Party in its absolute discretion.

16.8Pre-Conditions

Where in this Agreement a pre-condition is prescribed in relation to any right or benefit that a Party might become entitled to enjoy, the Party will only be entitled to the right or benefit if the pre-condition is satisfied.

16.9Waiver

The Parties agree that:

(1)a Party's failure or delay to exercise a power or right does not operate as a waiver of that power or right;

(2)the exercise of a power or right does not preclude either its exercise in the future or the exercise of any other power or right;

(3)a waiver is not effective unless it is in writing; and

(4)waiver of a power or right is effective only in respect of the specific instance to which it relates and for the specific purpose for which it is given.

16.10Costs and outlays

Each Party must pay its own costs and expenses connected with the preparation, negotiation and execution of this Agreement including all legal, accounting and brokers or finders fees and disbursements relating to this Agreement.

16.11Manner of Payment

Any payment to be made to a Party may be made by electronic funds transfer to that Party's bank as designated by that Party by notice from time to time. That bank will be deemed the agent of the designating Party for the purposes of receiving, collecting and receipting such payment.

16.12Further Assurances

Each Party must promptly at its own cost do all things (including executing and if necessary delivering all documents) reasonably necessary or desirable to give full effect to this Agreement and the transactions contemplated by it.

16.13Special Remedies

Each Party acknowledges and agrees that:

(a)any breach by it of section 9 or section 11 would constitute an injury and cause damage to the other Party which is impossible to measure monetarily;

(b)monetary damages alone would not be a sufficient remedy for a breach of section 9 or section 11;

(c)in addition to any other remedy which may be available in law or equity, a Party is entitled to interim, interlocutory and permanent injunctions or any of them to prevent breach of section 9 or section 11 and to compel specific performance of any one or more of those sections; and

(d)any Party intending to breach or which breaches section 9 or section 11 hereby waives any defence it may have at law, in equity or under statute to such injunctive or equitable relief.

16.14Survival

Sections 4.6, 4.9(2), 7.6, 11, 12, 13.2, 13.3, 13.4, 14 and 16 and all limitations of liability and rights accrued prior to completion, termination, or expiration of this Agreement will not merge on completion, termination, or expiration of this Agreement, but will continue in full force and effect after any termination or expiration of this Agreement as will any other provision of this Agreement which expressly or by implication from its nature is intended to survive the termination or expiration of this Agreement.

16.15Governing Law

(1)Except for matters of title to the Property or its assignment or transfer, which will be governed by the law of its situs, this Agreement is solely governed by the law in force in the Province of British Columbia and the laws of Canada applicable in the Province of British Columbia without giving effect to the conflict of laws principles in the Province of British Columbia and without reference to the laws of any other jurisdiction.

(2)Subject to section 14, each Party:

(a)irrevocably and unconditionally submits to and accepts the exclusive jurisdiction of the courts exercising jurisdiction in the Province of British Columbia, and any court that may hear appeals from any of those courts, for any proceeding in connection with this Agreement, subject to the right to enforce a judgement obtained in any of those courts in any other jurisdiction; and

(b)irrevocably waives any objection to the venue of any legal process commenced in the courts of the Province of British Columbia on any basis including that the process has been brought in an inconvenient forum.

16.16Violation of Law of Another Jurisdiction

If this Agreement is intended to be performed in more than one jurisdiction, and its performance would be a violation of the applicable law of a jurisdiction where it is intended to be performed, then this Agreement is binding in those jurisdictions in which it is valid and the Parties will use their reasonable efforts to re-negotiate and amend this Agreement so that its performance does not involve a violation of the applicable law of the jurisdiction where its performance would be a violation.

16.17Anti-Corruption

(1)Each Party, including the Operator, represents, warrants and agrees that, in connection with this Agreement:

(a)neither it, nor any of its Affiliates nor its Personnel, directly or indirectly, has engaged (upon entering into this Agreement), or will engage, in the Bribery of a Government Official or any person;

(b)it (including its Affiliates and Personnel) will otherwise comply with any Anti-corruption Laws;

(c)except as disclosed to the other Party or in the public disclosure record of the relevant Party, neither it (including any of its Personnel) nor any other entity in which the Party has an ownership interest:

(i)is directly or indirectly owned or controlled, in whole or in part, by any Government Official unless the interest held is less than 5% of any securities of the Party that are publicly traded on a major stock exchange); and

(ii)has an officer, director, or employee who is, or currently expects to become, such a Government Official during the term of this Agreement;

(d)must notify the other Party promptly, and in any event not less than five (5) Business Days, upon becoming aware that any officer, director, employee or owner becomes, or expects to become, a Government Official in a position to take or influence official action for or against the Property or this Agreement; and

(e)it will notify each other Party promptly upon becoming aware of any actual or potential breach of section 16.17(1)(a), (b), (c) or (d) or 16.17(2)(a).

(2)Each Party, including the Operator, represents, warrants and agrees that, in connection with this Agreement, it will:

(a)keep and maintain accurate and reasonably detailed books and financial records of expenses and receipts in connection with its performance under, and payments made or received in connection with, this Agreement; and

(b)upon request, as soon as reasonably practicable but no later than seven (7) Business Days, provide any information and reasonable assistance to the other Party to audit any books and financial records to verify compliance with the representations, warranties and undertakings under this Agreement, and otherwise reasonably co-operate with any Party investigation of any related matters.

16.18Severability

(1)If anything in this Agreement is unenforceable, illegal or void then it is severed and the rest of this Agreement remains in force.

(2)Where a provision of this Agreement is prohibited or unenforceable, the Parties must negotiate in good faith to replace the invalid provision by a provision which is in accordance with the applicable Law and which must be as close as possible to the Parties' original intent and appropriate consequential amendments (if any) will be made to this Agreement.

16.19Successors and Assigns

This Agreement will enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

16.20Counterparts

This Agreement may be executed in any number of counterparts. Each counterpart is an original, but the counterparts together are one and the same document. This Agreement is binding on the Parties on the exchange of counterparts. A copy of a counterpart sent by facsimile machine or by electronic mail:

(1)must be treated as an original counterpart;

(2)is sufficient evidence of the execution of the original; and

(3)may be produced in evidence for all purposes in place of the original.

16.21Execution – Authorized Officer to Sign

Each person signing this Agreement as an authorized officer of a Party hereby represents and warrants that he or she is duly authorized to sign this Agreement for that Party and that this Agreement will, upon having been so executed, be binding on that Party in accordance with its terms.

EXECUTED AS AN AGREEMENT

BEMETALS CORP.		BEMETALS USA CORP.
By:	/s/ John Wilton	By:	/s/ John Wilton
	Authorized Officer		Authorized Officer
	John Wilton		John Wilton
	Name		Name
	CEO		CEO
	Title		Title

THUNDER MOUNTAIN GOLD, INC.		THUNDER MOUNTAIN RESOURCES, INC.
By:	/s/ Eric T. Jones	By:	/s/ Eric T. Jones
	Authorized Officer		Authorized Officer
	Eric T. Jones		Eric T. Jones
	Name		Name
	President & CEO		President
	Title		Title

SOUTH MOUNTAIN MINES, INC.
By:	/s/ E. James Collord
Authorized Officer
E. James Collord
Name
President
Title

SCHEDULE 1 – PROPERTY DESCRIPTION

Description of the South Mountain Property

(Latitude 42° 44' 41.65" N, Longitude 116° 55' 13.48" W).

The Property consists of 17 patented mining claims encompassing approximately 326 acres, 21 unpatented mining lode claims covering approximately 290 acres, and approximately 489 acres of leased private land. In addition, the project owns 360 acres of private land (mill site) not contiguous with the mining claims.

[Map on following page]

T8SR5W T7SR5W
33
142
State of Idaho
34
35
145
56
65
60
300
203
202
Spring
Springs
MOUNTAIN
BLM
4
3
2
Mine Shaft
Prospect
67
53
61
4WD
58
Prospect Adits
Mine Shaft
57
63
South Mountain
State of Idaho
144
Lequerica
Fee Land / Federal Minerals
8
54
15
300
9
10
11
12
13
14
16
62
Sonneman Mine
Golconda Mine
107
55
17
51
59
Laxey Mine
Lequerica
Fee Land w/Minerals
110
18
300
19
52
66
Texas Mine
64
20
21
9
10
3
South Mtn 3
2
Lookout Tower
101
Standard
103
Standard Mine
11
131
Herman Trust
Patented Claim
1
4
5
7
Lowry
Fee Land w/ Minerals
133
Lowry
Fee Land
w/ Minerals
134
Echeveria Fee Land
w/Minerals
141
Herman Trust
Fee Land w/Minerals
6
Lady Luck
102
16
201
Lowry
Fee Land
w/Minerals
15
Acree
132
Acree
Fee Land w/ Minerals
14

Reference Map: Detail Map extent and USGS 24k quad names

Jordan Valley
Stonehouse Creek
Flint
Cinnabar Mountain
Parsnip Peak
Williams Creek
Combination Ridge
Triangle Flat
Juniper Point
Cliffs
Indian Meadows
Wickiup Creek

1:6,000
1 inch = 500 feet
NAD83 Datum

Private land outlines from BLM Geographic Coordinate Database (GCDB) "Legal Area Description" layer.

Sections 33; T.7S. R.5W
Sections 3,4,9,10,11,14,15; T.8S.; R.5W.
Boise Meridian, Owyhee County, Idaho
Latitude: 42 44' 40" North
Longitude: 116 55' 16" West

Legend

- TMR Leased Private-Special
- TMR Private
- TMR Leased Private
- Private Other
- State
- TMR Unpatented
- BLM Withdrawn
- BLM

Thunder Mountain Resources
South Mountain Project

South Mountain Mines, Inc.

Land Status Map - Legend Explanation

Parcel Nos.	Acreage	Land Type	Explanation
51 – 67 (Red)	326	Patented mining claims owned by OGT and leased to SMMI	Subject to a 5% Net Returns royalty in favor of OGT, capped at $5M
1 – 21 (Blue)	290	Unpatented lode claims held by OGT (although TMRI is listed as claimant in BLM's records) and leased to SMMI	Subject to a 5% Net Returns royalty in favor of OGT, capped at $5M
133 (Pink)	376	Leased pursuant to an Exploration Lease dated October 24, 2008, between William A. Lowry and Nita Lowry, husband and wife, and TMRI (assigned to OGT; currently subleased from OGT to SMMI)

Exploration-only property; after discovery of a mineral resource, production under the lease will be subject to a 3% NSR in favor of Lowry, then subject to a 5% Net Returns royalty in favor of OGT, capped at $5M

132 (Pink)	113	Leased pursuant to a Mining Lease dated June 20, 2008, between Ronald E. Acree and TMRI (assigned to OGT; currently subleased from OGT to SMMI)	Subject to a 3% NSR in favor of Acree, then subject to a 5% Net Returns royalty in favor of OGT, capped at $5M
131, 141 (Pink)	56.378	Previously leased pursuant to a Mining Lease dated April 23, 2009, between The Roy E. Herman Trust and TMRI (assigned to OGT; if currently in effect, subleased from OGT to SMMI)	Lease in dispute

Note:  See Table 3 below for further details

Table 1 - Patented Claims Included in the South Mountain Project:

Name of Claim	BLM Mineral Survey	Patent No.	Survey Date	Ownership
Illinois	1446	32995	September 17, 1900	OGT (leased to SMMI)
Michigan	1446	32995	September 17, 1900	OGT (leased to SMMI)
New York	1446	32995	September 17, 1900	OGT (leased to SMMI)
Tennessee	1446	32995	September 17, 1900	OGT (leased to SMMI)
Oregon	1446	32995	September 17, 1900	OGT (leased to SMMI)
Massachusetts	1446	32995	September 17, 1900	OGT (leased to SMMI)
Washington	1446	32995	September 17, 1900	OGT (leased to SMMI)

Maine	1446	32995	September 17, 1900	OGT (leased to SMMI)
Idaho	1446	32995	September 17, 1900	OGT (leased to SMMI)
Vermont	1446	32995	September 17, 1900	OGT (leased to SMMI)
Texas	1447	32996	September 17, 1900	OGT (leased to SMMI)
Florida	1447	32996	September 17, 1900	OGT (leased to SMMI)
Alabama	1447	32996	September 17, 1900	OGT (leased to SMMI)
Virginia	1447	32996	September 17, 1900	OGT (leased to SMMI)
Mississippi	1447	32996	September 17, 1900	OGT (leased to SMMI)
Queen	3400	1237144	October 27, 1964	OGT (leased to SMMI)
Kentuck	3400	1237144	October 27, 1964	OGT (leased to SMMI)

Table 2 - Unpatented Claims Included in the South Mountain Project:

Claim Name	Owyhee County Instrument No.	BLM: IMC Serial No.	Ownership
SM-1	262582	192661	OGT* (leased to SMMI)
SM-2	262578	192662	OGT* (leased to SMMI)
SM-3	262581	192666	OGT* (leased to SMMI)
SM-4	262579	192665	OGT* (leased to SMMI)
SM-5	262580	192669	OGT* (leased to SMMI)
SM-6	262577	192664	OGT* (leased to SMMI)
SM-7	262576	192663	OGT* (leased to SMMI)
SM-8	262575	192670	OGT* (leased to SMMI)
SM-9	262574	192671	OGT* (leased to SMMI)
SM-10	262573	192668	OGT* (leased to SMMI)
SM-11	262572	192672	OGT* (leased to SMMI)
SM-12	262571	192667	OGT* (leased to SMMI)
SM-13	262570	192673	OGT* (leased to SMMI)
SM-14	262569	192674	OGT* (leased to SMMI)
SM-15	266241	196559	OGT* (leased to SMMI)
SM-16	266242	196560	OGT* (leased to SMMI)
SM-17	266243	196561	OGT* (leased to SMMI)
SM-18	266244	196562	OGT* (leased to SMMI)
SM-19	266245	196563	OGT* (leased to SMMI)
SM-20	266246	196564	OGT* (leased to SMMI)
SM-21	266247	196565	OGT* (leased to SMMI)

*The BLM serial register pages for the unpatented claims list TMRI as the current claimant, but the unpatented claims were deeded from TMRI to OGT pursuant to a Quitclaim Deed dated October 31, 2013, recorded in Owyhee County, Idaho on October 31, 2013, as Instrument No. 282464.

Table 3 -  Private Land Leases and Claims at the South Mountain Project

Owner	Agreement Date	Rent Amount	Acres	Current Status and Annual Lease Payments
William A. Lowry and Nita Lowry, husband and wife	Effective October 24, 2008	$30/acre	376	$11,280 rent per year Current extension term expires October 24, 2025 Currently up for extension, with verbal agreement to do so.
Ronald E. Acree	Effective June 20, 2008	$30/acre until 17th anniversary of Effective Date	113	$3,390 rent per year until 17th anniversary of Effective Date, when payment of rent ceases and payment of advance minimum royalties commences 3% NSR
Herman	Effective April 23, 2009	$30/acre until 17th anniversary of Effective Date	56.378	In Dispute
Lequerica Brothers	In Discussion		1,000 +	Similar Rate as above; No payments first year

Table 4 - Mill Site Property:   360 Acres +/- ;  Purchased from Morgan Properties, L.P. in 2013, described as follows:

Township 7 South, Range 5 West, Boise Meridian, Owyhee County, Idaho

Section 14:  Southwest Quarter of the Northeast Quarter, Southeast Quarter

Section 23:  Northeast Quarter

Together with an easement across certain property owned by Morgan Properties, L.P., described as follows:

Township 7 South, Range 5 West, Boise Meridian, Owyhee County, Idaho

Section 23:  South Half of the Northwest Quarter, South Half

Section 26:  Northeast Quarter of the Northwest Quarter, Northwest Quarter of the Northeast Quarter

Which easement from Morgan Properties, L.P. includes a road and utility right-of-way more particularly described below:

Road & Utility Right-of-Way
(Continued)

Thence a bearing of N 61°07'04" E, a distance of 318.43 feet, to a point;

Thence 118.63 feet on the arc of a curve to the right, said curve having a radius of 200.00 feet, a delta angle of 33°59'11", and a long chord which bears N 68°06'39" E, a distance of 116.90 feet, to a point;

Thence a bearing of N 85°06'15" E, a distance of 2.10 feet, to a point;

Thence 111.09 feet on the arc of a curve to the left, said curve having a radius of 200.00 feet, a delta angle of 31°49'34", and a long chord which bears N 69°11'28" E, a distance of 109.67 feet, to a point;

Thence a bearing of N 53°16'41" E, a distance of 42.62 feet, to a point;

Thence 95.62 feet on the arc of a curve to the right, said curve having a radius of 100.00 feet, a delta angle of 54°43'49", and a long chord which bears N 80°38'36" E, a distance of 91.93 feet, to a point;

Thence a bearing of S 71°59'30" E, a distance of 23.77 feet, to a point;

Thence 96.54 feet on the arc of a curve to the left, said curve having a radius of 50.00 feet, a delta angle of 110°37'32", and a long chord which bears N 52°41'44" E, a distance of 82.23 feet, to a point;

Thence a bearing of N 02°37'02" W, a distance of 11.80 feet, to a point;

Thence 105.14 feet on the arc of a curve to the right, said curve having a radius of 80.00 feet, a delta angle of 75°17'59", and a long chord which bears N 35°01'58" E, a distance of 97.73 feet, to a point on the east boundary of said W1/2 of Section 23, said point being the POINT OF ENDING of said right-of-way, from which an aluminum cap monument marking the N1/4 corner of said Section 23 bears N 00°38'52" E, a distance of 1,628.89 feet.

The sidelines of said right-of-way shall be prolonged, continued or shortened to conform to existing rights-of-way, easements or property lines of record and/or use.

SCHEDULE 2 – MATERIAL AGREEMENTS

Name	Notes/Status
Mining Lease dated June 20, 2008, between Ronald E. Acree and THMR

Lessee interest assigned to OGT November 8, 2013.  Subleased to SMMI November 4, 2016.

Rent payments due on each anniversary of the Effective Date (June 20, 2008).  Current annual rent amount of $3,390. The lease will continue in effect until June 20, 2025, and for so long as permitting, development, mining and processing activities are undertaken on the lease or surrounding lands. Subject to 3% NSR in favor of Acree and a 5% Net Returns royalty capped at $5M in favor of OGT.

Exploration Lease dated October 24, 2008, between William A. Lowry and Nita Lowry, husband and wife, and TMRI

Lessee interest assigned to OGT November 8, 2013.  Subleased to SMMI November 4, 2016.

Rent payments due on each anniversary of the Effective Date (October 24th, 2008). Current annual rent amount of $11,280.  Expires October 24, 2025. Currently in discussions for extension. If minerals are discovered pursuant to the lease, sales of the minerals under any agreement subsequently entered into by TMRI or its successors will be subject to a 3% NSR in favor of the Lowrys and a Net Returns royalty capped at $5M in favor of OGT.

Mining Lease dated April 23, 2009, between The Roy E. Herman Trust and THMR (assigned to OGT; if currently in effect, subleased from OGT to SMMI)

Lessee interest assigned to OGT November 8, 2013.  Subleased to SMMI November 4, 2016.

The Lease payment on March 31, 2018, was returned by the lessor agent along with a "Lease Termination Agreement".  TMRI, THMR, and SMMI represent the lease was not terminated according to the Lease Agreement. The Lessor believes the lease is terminated. TMRI's counsel is in contact with the Lessor's agent to try and understand their issue.

Settlement Agreement and Release dated November 3, 2016, among SMMI, THMR, TMRI, and ISGC II	Agreement in good standing
Mining Lease with Option to Purchase dated November 3, 2016, between OGT and SMMI

Term of 10 years; annual minimum royalty payment of $5,000 per year for 10 years; 5% Net Returns royalty, capped at $5M; option to purchase leased properties for $5M, offset by royalty and advance minimum royalty payments.

OGT Amended and Restated Operating Agreement dated effective November 3, 2016, between ISGC II and SMMI	Agreement in good standing

South Mountain Mining Deed, dated August 31, 1990, and recorded in Owyhee County at Instrument No. 212692	N/A

South Mountain Property Agreement of August 31, 1990, by and among (i) SMMI, (ii) Harry J Sykes, (iii) Wilmington Trust Company, Roger Milliken, Roger K. Smith & Ora K Smith as Ca-Trustees

under Agreement dated 7/26/1984 with Ora K Smith for the benefit of Ora K. Smith and (iv) Wilmington Trust Company as Custodian under Agreement Dated

12/06/1983 with Roger Milliken, Gerrish H Milliken, Jr. & Roger Milliken, Jr as Co-Trustees

under Agreement dated 9/23/1983 with Roger Milliken for the benefit of Roger Milliken

N/A

Other Agreements and Status
Williams Creek Easements / ROWs

Refers to discussions with private land owners along the 4 mile stretch of Williams Creek to the mine for expanding the road width through easements/right of ways with the land owners. STATUS:

Discussions are on-going.

Morgan Ranch Agreement

Land Purchase in 2013 included an Option to Morgan for re-

purchase when SMMI/OGT has completed the project or when the mill site is no longer needed pursuant to real estate purchase and sale agreement dated May 16, 2013. STATUS: Good Standing.

Right of First Refusal dated July 11, 2013 granted to OGT by

Morgan Properties L.P. on the Mill Site property (recorded July 11,

2013 – instrument #281424).  Other easements and grazing

allowances are also defined in the purchase documents with the same date, including (i) grazing lease between OGT and Morgan

Properties dated July 11, 2013 (recorded July 11, 2013 – instrument

#281423), (ii) easement agreement between OGT and Morgan

Properties dated July 11, 2013 (recorded July 11, 2013 – Instrument

#281422).

Subordination Agreement - Right of First Refusal, by Morgan

Properties, L.P., and OGT LLC, recorded July 11, 2013, Instrument

No. 281424, records of Owyhee County, Idaho, including associated

Morgan Properties L.P. –– Owyhee County Inst. No. 298628.

Warranty deed executed by Morgan Properties in favour of OGT on

July 11, 2013 (recorded July 11, 2013 – instrument #281421)

Addendum No. 1 dated May 1, 2013 to the purchase agreement

between OGT and Morgan Properties providing a right to purchase in favour of Morgan Properties at the end of the project after completion of reclamation for $1 per acre.

Addendum No. 2 dated May 6, 2013 to the purchase agreement

between OGT and Morgan Properties providing for right of first refusal in favour of Morgan Properties to use excess water OGT may have from mine or the industrial well on the mill site.

Memorandum of Decision, dated October 23, 2013 issued by the Owyhee County Planning and Zoning Commission regarding No. Z13-13, Conditional Use Permit Application for the South Mountain Mill	This agreement is with Owyhee County, and is current through August 2019, when it can be extended again. STATUS: Good Standing

Memorandum of Decision, dated October 23, 2013 issued by the Owyhee County Planning and Zoning Commission regarding No. Z13-12, Conditional Use Permit Application for the South Mountain Mine	This agreement is with Owyhee County, and is current through August 2019, when it can be extended again. STATUS: Good Standing
Lequerica Lease and Access Agreement	In Discussion

SCHEDULE 3 – FORM OF SMMI/BMET USA MANAGEMENT CONTRACT

SOUTH MOUNTAIN MINES, INC. 11770 W. President Dr., Ste. F Telephone: (208) 658-1037 Boise, Idaho 83713

, 2019 [NTD: date of execution to be inserted in conjunction with deliver of Title and Corporate Opinions or Tranche 2 Completion, whichever is earlier, in accordance with terms of Option Agreement]

BeMetals USA Corp.
Suite 3123 – 595 Burrard Street
Vancouver, British Columbia
Canada, V7X 1J1

Attention: Derek Iwanaka, President

Dear Mr. Wilton,

Re:Management Services Agreement between BeMetals USA Corp. ("BMET USA") and South Mountain Mines Inc. ("SMMI") (the "Management Services Agreement")

Reference is made to the option agreement dated February 27, 2019 (the "Option Agreement") between BeMetals Corp. ("BMET"), Thunder Mountain Gold, Inc. ("THMG"), BMET USA, Thunder Mountain Resources, Inc. and SMMI.  Capitalized terms used but not otherwise defined herein shall have the same meanings given to them in the Option Agreement.

This Management Services Agreement is entered into by BMET USA and SMMI further to and as contemplated in the Option Agreement.  Under this Management Services Agreement, SMMI will provide the management services described below to BMET USA in respect of the South Mountain Property as described in Schedule 1 to the Option Agreement (the "Project") on the following terms and conditions:

1.Term of Management Services Agreement

The term of this Management Services Agreement will commence on the date of execution and will terminate automatically upon the first to occur of:

(i)the second anniversary of the date of this Agreement;

(ii)at any time upon the written agreement of SMMI and BMET USA; and

(iii)the date, if any, that the Option Agreement is terminated in accordance with its terms, other than in the event that BMET completes the exercise of the Option (as defined in the Option Agreement).

In the event that BMET USA completes the exercise of the Option (as defined in the Option Agreement) in accordance with the Option Agreement, this Management Services Agreement may be terminated at the election of BMET USA at any time after Completion by giving 30 days' notice of same.

2.Management Services

(a)During the term of this Management Services Agreement, SMMI will provide management services to BMET USA to enable the BMET Parties to perform exploration and development work in respect of the Property in the manner contemplated in the Option Agreement (the "Management Services") including, but not limited to:

(i)assisting BMET USA personnel and the Technical Committee in running the Operations in accordance with the terms of the Option Agreement;

(ii)ensuring provision of all necessary Exploration Data and access to the Technical Committee, the PEA Author and any additional subcontractors and/or co-authors in a timely manner with a view to completion of the PEA as soon as practicable;

(iii)facilitating necessary access to data and SMMI personnel to accommodate the foregoing; and

(iv)such additional services relating to the Project as the Technical Committee may reasonably request consistent with the scope and intent of the Option Agreement.

Services performed and expenses incurred by SMMI are at the direction of the Technical Committee’s review and consent.

(b)SMMI represents and warrants that it has entered into a management services agreement with THMG (the "SMMI/THMG Management Services Agreement") pursuant to which the services of each of the following employees of THMG (the "THMG Employees") will be made available to SMMI in order to enable SMMI to provide the Management Services to BMET: (i) Eric Jones, (ii) Larry Thackery, and (iii) Jim Collord.  SMMI further agrees that it will comply with its obligations under the SMMI/THMG Management Services Agreement in order to ensure the continued availability of the THMG Employees to enable SMMI to provide the Management Services.  SMMI will further direct the THMG Employees within the scope of the SMMI/THMG Management Services Agreement to provide services to SMMI to enable SMMI to provide the Management Services to BMET.

(c)SMMI will engage the THMG Employees for projects as instructed by the Chair of the Technical Committee.

3.Payment

In consideration for SMMI providing the Management Services, BMET USA will pay to SMMI the sum of US$25,000 per month without set-off or deduction (the "Monthly Management Services Fee"), provided that, in the event that (i) a THMG Employee resigns, is terminated or is otherwise not available to perform the Management Services and (ii) THMG is unable to provide a replacement employee acceptable to BMET, the Monthly Management Service Fee shall be automatically adjusted proportionally (based on the proportion of such  departing THMG Employee’s employment salary compensation in relation to the aggregate of all THMG Employees’ salary compensation, as advised by THMG) to reflect that the THMG Employee is no longer providing services to SMMI.

4.Insurance

(a)SMMI agrees that while this Agreement remains in force, to take out and maintain with a reputable insurance company or companies, the following insurance (the "SMMI Insurance"), unless otherwise directed by the Technical Committee:

(i)automobile liability insurance covering all motor vehicles, owned or non-owned, operated and/or licensed by the operator, with bodily injury, death and property damage limit of not less than US$300,000 inclusive, per occurrence; and

(ii)comprehensive general liability insurance with bodily injury, death and property damage limit of not less than US$1,000,000, inclusive, per occurrence; and, without restricting the generality of the forgoing provisions of this sub-clause, such coverage shall include contractual liability and tortious liability. The aggregate amount being US$2,000,000.

(b)SMMI shall add the THMG Employees including third parties as additional insured on the automobile and comprehensive general liability insurance policies as set out above in items 4(a)(i) and (ii).

(c)SMMI shall deliver to the BMET Parties a duplicate original or certified or photostatic copy or copies of the policy or policies of insurance evidencing compliance with the provisions contained in this clause, to be retained in SMMI’s custody during the continuance of this Agreement.

5.Indemnity

SMMI shall indemnify and save harmless the BMET Parties against all actions proceedings, claims and demands for personal injury or property damage taken or made against the BMET Parties or its property by any Governmental Authority or any person, firm or corporation other than the BMET Parties arising out of any negligent act or omission of SMMI, its agents or employees in any way connected with any work done or to be done by SMMI under the terms of this Agreement.

BMET USA shall indemnify and save harmless SMMI against all actions proceedings, claims and demands for personal injury or property damage taken or made against SMMI or its consultants or its property by any Governmental Authority or any person, firm or corporation other than

SMMI out of any negligent act or omission of BMET USA, its agents or employees in any way connected with any work done or to be done by BMET USA in connection with this Agreement.

6.Expenses

(a)During the term of this Agreement, BMET USA shall reimburse SMMI for all reasonable and proper expenses incurred in providing the Management Services, provided that such expenses were directed and/or approved by the Technical Committee prior to being incurred and SMMI submits to BMET USA a written statement of expenses incurred together with copies of all receipts and backup information.  Such expenses will include the cost of obtaining the insurance required to be obtained by SMMI under this Agreement.

(b)Wherever practicable BMET USA shall review, approve and reimburse SMMI for the said expenses within thirty (30) days from the date on which the written statement of expenses, receipts and backup is submitted.

7.Obligations of SMMI and the THMG Employees

SMMI warrants and agrees that SMMI and the THMG Employees will act in a professional and honest manner during the time of this Agreement to fulfilling faithfully and diligently the Management Services hereunder in accordance with all reasonable directions given to SMMI by BMET USA.

8.Guarantee

By execution of this Agreement below, BMET agrees to guarantee to SMMI the due and punctual performance by BMET USA of each covenant and obligation to be observed and performed by BMET USA under this Agreement.

9.Confidentiality

Each party will abide by the agreements with respect to confidentiality as set forth in the Option Agreement.

10.Entire Agreement

This Agreement, together with the Option Agreement, constitutes the entire agreement between the parties and supersedes all previous agreements and understandings in any way relating to the subject matter hereof.  It is expressly understood and agreed that no representations, inducements, promises or agreements oral or otherwise between the parties not embodied herein shall be of any force or effect.

11.Agreement Binding

Subject to the restrictions on assignment herein contained, this Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective successors, legal representatives and assigns.

12.Assignment

Other than as expressly contemplated by this Agreement, this Agreement shall not be assignable by either party.

13.Notice

All notices, requests, or other communications by the terms hereof required or permitted to be given by one party to another shall be given in writing by email or by registered mail, postage pre-paid, addressed as follows:

South Mountain Mines, Inc.

11770 President Dr., Ste. F,

Boise, ID 83713

USA

Attention:James Collord, President

Fax No.:(208) 322-5626

Email:jim@thundermountaingold.com

and:

BeMetals USA Corp. and BeMetals Corp.

Suite 3123 – 595 Burrard Street

Vancouver, British Columbia

Canada, V7X 1J1

Attention:Derek Iwanaka, President of BMET USA

John Wilton, CEO of BMET

Fax No.:(604) 609-6145

Email:diwanaka@bemetalscorp.com

jwilton@bemetalscorp.com

Such notices shall be deemed to have been given and received if delivered, on the day of delivery or if sent by email or facsimile, on the business day following the date it was so sent.

14.Governing Law

This Agreement will be governed by and construed in accordance with the laws of the State of Idaho, USA and any proceeding relating to or arising as a consequence of this Agreement will be commenced or maintained only in the courts of the State of Idaho, USA.

Yours truly,

SOUTH MOUNTAIN MINES, INC.

Per:____________________________

James Collord, President

BeMetals USA Corp. agrees to and accepts the terms and conditions to this Management Services Contract on this _____ day of , 2019.

BEMETALS USA CORP.

Per:____________________________

Derek Iwanaka, President

BeMatals Corp. hereby agrees to guarantee the performance by BMET USA of its obligations hereunder pursuant to section 8 of this Management Services Contract.

BEMETALS CORP.

Per:____________________________

John Wilton, CEO

SCHEDULE 4 – FORM OF SMMI/THMG MANAGEMENT CONTRACT

SOUTH MOUNTAIN MINES, INC. 11770 W. President Dr., Ste. F Telephone: (208) 658-1037 Boise, Idaho 83713

, 2019 [NTD: date of execution to be inserted in conjunction with delivery of Title and Corporate Opinions or Tranche 2 Completion, whichever is earlier, in accordance with terms of Option Agreement]

Thunder Mountain Gold Corp, Inc.
11770 W. President Dr., Ste. F
Boise, Idaho
USA 83713

Attention: Eric Jones, President & CEO

Dear Mr. Jones,

Re:Management Services Agreement between Thunder Mountain Gold, Inc. ("THMG") and South Mountain Mines, Inc. ("SMMI") (the "Management Services Agreement")

Reference is made to the option agreement dated February 27, 2019 (the "Option Agreement") between BeMetals Corp. ("BMET"), BeMetals USA Corp ("BMET USA"), THMG, Thunder Mountain Resources, Inc. and SMMI.  Capitalized terms used but not otherwise defined herein shall have the same meanings given to them in the Option Agreement.

This Management Services Agreement is entered into by THMG and SMMI further to and as contemplated in the Option Agreement.  Under this Management Services Agreement, THMG will provide the management services described below to SMMI in respect of the South Mountain Property, as described in Schedule 1 to the Option Agreement (the "Project"), in order to enable SMMI to provide management services to BMET USA further to the management services agreement entered into between SMMI and BMET USA concurrently with this Management Services Agreement (the "SMMI/BMET Management Services Agreement") on the following terms and conditions:

1.Term of Management Services Agreement

The term of this Management Services Agreement will commence on the date of execution and, subject to extension as provided below, will terminate automatically upon the first to occur of:

(i)the second anniversary of the date of this Agreement;

(ii)at any time after the termination of the SMMI/BMET Management Services Agreement upon the written agreement of SMMI and THMG; and

(iii)the date, if any, that the Option Agreement is terminated in accordance with its terms, other than in the event that BMET completes the exercise of the Option (as defined in the Option Agreement).

In the event that BMET USA completes the exercise of the Option (as defined in the Option Agreement) in accordance with the Option Agreement, the term of this Agreement will be extended until the third anniversary of the date of execution of this Agreement (the "Extended Term").  During this Extended Term, this Management Services Agreement may be terminated at the election of SMMI at any time after Completion by giving 30 days' notice of same, provided that SMMI has concurrently paid to THMG an amount equal to (i) all accrued but unpaid Monthly Management Services Fee to the date this Management Services Agreement would otherwise have been terminated, and (ii) an amount equal to the Monthly Management Services Fee that would otherwise be payable by SMMI to THMG from such date to the three year anniversary of the date of this Agreement.  During any Extended Term, the Management Services will be adjusted as contemplated in section 2(a) below to reflect SMMI as a wholly owned subsidiary of BMET USA.

2.Management Services

(a)During the term of this Management Services Agreement, THMG will provide management services to SMMI to enable the SMMI to perform its obligations under the SMMI/BMET Management Services Agreement. The management services to be provided to SMMI will include the services required to enable the BMET Parties to perform exploration and development work in respect of the Property in the manner contemplated in the Option Agreement (the "Management Services") including, but not limited to:

prior to Completion (as defined in the Option Agreement):

(i)assisting BMET USA personnel and the Technical Committee in running the Operations in accordance with the terms of the Option Agreement;

(ii)ensuring provision of all necessary Exploration Data and access to the Technical Committee, the PEA Author and any additional subcontractors and/or co-authors in a timely manner with a view to completion of the PEA as soon as practicable;

(iii)facilitating necessary access to data and SMMI personnel to accommodate the foregoing; and

(iv)such additional services relating to the Project as the Technical Committee may reasonably request consistent with the scope and intent of the Option Agreement; and

following Completion (i.e. during the Extended Term):

(v)assisting BMET USA and SMMI personnel as may be necessary or helpful in transitioning ownership of the Project to BMET USA and advancing the Project towards development and/or production;

(vi)facilitating necessary access to data and THMG personnel to accommodate the foregoing; and

(vii)such additional services relating to the Project as SMMI may reasonably request.

THMG acknowledges and agrees that the Management Services to be provided and expenses incurred by SMMI will be at the direction of the Technical Committee’s review and consent in accordance with the SMMI/BMET Management Services Agreement.

(b)THMG will provide the following employees of THMG (the "THMG Employees") will be made available to SMMI in order to enable SMMI to provide the Management Services to BMET: (i) Eric Jones, (ii) Larry Thackery, and (iii) Jim Collord.  THMG will be responsible for the payment of all salary, benefits and other compensation payable to the THMG Employees.  In the event a THMG Employee resigns, is terminated or is otherwise not available to perform the Management Services during the term of this Agreement, SMMI and THMG will attempt to find a replacement employee acceptable to BMET. In the event that an acceptable replacement employee is not found, the Monthly Management Services Fee shall be adjusted in accordance with section 3 below.

(c)SMMI agrees that it will comply with its obligations under the SMMI/ BMET Management Services Agreement

(d)THMG acknowledges and agrees that (i) SMMI will further direct the THMG Employees within the scope of the SMMI/BMET Management Services Agreement to enable SMMI to provide the Management Services to BMET, and (ii) SMMI will engage the THMG Employees for projects as instructed by the Chair of the Technical Committee.

3.Payment

In consideration for SMMI providing the Management Services, SMMI will pay to THMG the sum of US$25,000 per month without set-off or deduction (the "Monthly Management Services Fee"), provided that, in the event that (i) a THMG Employee resigns, is resigns, is terminated or is otherwise not available to perform the Management Services during the term of this Agreement and (ii) THMG is unable to provide a replacement employee acceptable to BMET, the Monthly Management Services Fee shall be automatically adjusted proportionally (based on the proportion of such  departing THMG Employee’s employment salary compensation in relation to the aggregate of all THMG Employees’ salary compensation, as advised by THMG) to reflect that the THMG Employee is no longer providing services to SMMI.

4.Insurance

(a)SMMI agrees that while this Agreement remains in force, to take out and maintain with a reputable insurance company or companies, the following insurance (the "SMMI Insurance"), unless otherwise directed by the Technical Committee:

(i)automobile liability insurance covering all motor vehicles, owned or non-owned, operated and/or licensed by the operator, with bodily injury, death and property damage limit of not less than US$300,000 inclusive, per occurrence; and

(ii)comprehensive general liability insurance with bodily injury, death and property damage limit of not less than US$1,000,000, inclusive, per occurrence; and, without restricting the generality of the forgoing provisions of this sub-clause, such coverage shall include contractual liability and tortious liability. The aggregate amount being US$2,000,000.

(b)SMMI shall add the THMG Employees including third parties as additional insured on the automobile and comprehensive general liability insurance policies as set out above in sections 4(a)(i) and (ii).

(c)SMMI shall deliver to THMG a duplicate original or certified or photostatic copy or copies of the policy or policies of insurance evidencing compliance with the provisions contained in this clause, to be retained in SMMI’s custody during the continuance of this Agreement.

5.Indemnity

SMMI shall indemnify and save harmless the THMG against all actions proceedings, claims and demands for personal injury or property damage taken or made against THMG or its property by any Governmental Authority or any person, firm or corporation other than THMG arising out of any negligent act or omission of SMMI, its agents or employees in any way connected with any work done or to be done by THMG under the terms of this Agreement.

THMG shall indemnify and save harmless SMMI against all actions proceedings, claims and demands for personal injury or property damage taken or made against SMMI or its consultants or its property by any Governmental Authority or any person, firm or corporation other than SMMI arising out of any negligent act or omission of THMG, its agents or employees in any way connected with any work done or to be done by THMG in connection with this Agreement.

6.Expenses

(a)During the term of this Agreement, SMMI shall reimburse THMG for all reasonable and proper expenses incurred in providing the Management Services, provided that such expenses were directed and/or approved by the Technical Committee prior to being incurred and THMG submits to SMMI a written statement of expenses incurred together with copies of all receipts and backup information.

(b)Wherever practicable SMMI shall review, approve and reimburse THMG for the said expenses within thirty (30) days from the date on which the written statement of expenses, receipts and backup is submitted.

7.Obligations of THMG and the THMG Employees

THMG warrants and agrees that THMG and the THMG Employees will act in a professional and honest manner during the time of this Agreement to fulfilling faithfully and diligently the Management Services hereunder in accordance with all reasonable directions given to THMG by SMMI and the Technical Committee.

8.Confidentiality

Each party will abide by the agreements with respect to confidentiality as set forth in the Option Agreement.

9.Entire Agreement

This Agreement, together with the Option Agreement, constitutes the entire agreement between the parties and supersedes all previous agreements and understandings in any way relating to the subject matter hereof.  It is expressly understood and agreed that no representations, inducements, promises or agreements oral or otherwise between the parties not embodied herein shall be of any force or effect.

10.Agreement Binding

Subject to the restrictions on assignment herein contained, this Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective successors, legal representatives and assigns.

11.Assignment

Other than as expressly contemplated by this Agreement, this Agreement shall not be assignable by either party.

12.Notice

All notices, requests, or other communications by the terms hereof required or permitted to be given by one party to another shall be given in writing by email or by registered mail, postage pre-paid, addressed as follows:

South Mountain Mines, Inc.
11770 President Dr., Ste. F,
Boise, ID 83713
USA

Attention:James Collord, President

Fax No.:(208) 322-5626

Email:jim@thundermountaingold.com

and:

Thunder Mountain Gold Mines, Inc.
11770 President Dr., Ste. F,
Boise, ID 83713
USA

Attention:Eric Jones, President

Fax No.:(208) 658-1037

Email:eric@thundermountaingold.com

Such notices shall be deemed to have been given and received if delivered, on the day of delivery or if sent by email or facsimile, on the business day following the date it was so sent.

13.Governing Law

This Agreement will be governed by and construed in accordance with the laws of the State of Idaho, USA and any proceeding relating to or arising as a consequence of this Agreement will be commenced or maintained only in the courts of the State of Idaho, USA.

Yours truly,

SOUTH MOUNTAIN MINES, INC.

Per:____________________________

James Collord, President

Thunder Mountain Gold, Inc.. agrees to and accepts the terms and conditions to this Management Services Contract on this _____ day of , 2019.

THUNDER MOUNTAIN GOLD, INC.

Per:____________________________

Eric Jones, President & CEO

SCHEDULE 5 – FORM OF THMG EQUITY PLACEMENT SUBSCRIPTION AGREEMENT

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND ARE PROPOSED TO BE ISSUED IN RELIANCE UPON AN EXEMPTION OR SAFE HARBOUR FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.  SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

SUBSCRIPTION AGREEMENT

THIS AGREEMENT is made this day of , 2019

BETWEEN:

THUNDER MOUNTAIN GOLD, INC. of Suite F – 11770 W. President Drive, Boise Idaho, USA, 83713, a company existing under the laws of Nevada

(the “Corporation”)

– and –

BEMETALS CORP. of Suite 3123 – 595 Burrard Street, Vancouver, British Columbia, Canada, V7X 1J1, a company existing under the laws of British Columbia

(the “Investor”)

WHEREAS:

A.The Corporation, the Investor, BMET USA, TMRI and SMMI have entered into the Option Agreement.

B.As contemplated under the Option Agreement, the Corporation and the Investor are entering into this Subscription Agreement as the THMG Equity Placement Subscription Agreement under the Option Agreement.

THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants, agreements, representations, warranties and indemnities herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each Party), the Parties covenant and agree as follows:

1INTERPRETATION

1.1Defined Terms.

For the purpose of this agreement (the “Agreement”), the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

(a)“Affiliate” has the meaning ascribed thereto in the British Columbia Business Corporations Act;

(b)“Applicable Securities Laws” means all the securities rules, laws, regulations and policies applying to a Party, including the U.S. Securities Act and all of the rules and policies of the TSXV and any other stock exchange that such Party's shares are listed on;

(c)“Closing” means the completion of the Transaction contemplated on the Transaction Closing Date;

(d)“Common Shares” means shares in the common stock of the Corporation, par value $0.001 per share;

(e)“Corporation Disclosure Letter” means the disclosure letter executed by the Corporation and delivered to the Investor concurrently with the execution of the Option Agreement;

(f)“distribution” means distribution for the purposes of Applicable Securities Laws or any of them;

(g)“Option Agreement” means the option agreement dated the 27th day of February, 2019 among the Corporation, the Investor, BMET USA, TMRI and SMMI;

(h)“Parties” means the parties to this Agreement and “Party” means one of them;

(i)“person” has the meaning ascribed thereto in the Securities Act;

(j)“Personal Information” has the meaning ascribed thereto in Section 5.3;

(k)“Regulation S” means Regulation S promulgated under the U.S. Securities Act;

(l)“Reporting Jurisdictions” means British Columbia and Alberta;

(m)“Rule 144” means Rule 144 under the U.S. Securities Act;

(n)“SEC” means the United States Securities and Exchange Commission;

(o)“Securities Act” means the Securities Act (British Columbia), as amended;

(p)“Securities Commissions” means the applicable securities commission or regulatory authority in each of the Reporting Jurisdictions;

(q)“Subscription Amount” has the meaning given to that term in Section 2.2;

(r)“Subscription Price” has the meaning given to that term in Section 2.1;

(s)“THMG Equity Placement Shares” has the meaning set out in Section 2.1;

(t)“Time of Closing” means the time of Closing on the Transaction Closing Date;

(u)“Transaction” means the purchase and sale of the THMG Equity Placement Shares as contemplated in Section 2.1;

(v)“Transaction Closing Date” has the meaning given to that term in Section 2.3

(w)“TSXV” means the TSXV Venture Exchange; and

(x)"U.S. Securities Act" means the United States Securities Act of 1933, as amended;

(y)"U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

In addition, capitalized terms that are used herein but not defined herein will have the meanings set forth in the Option Agreement.

1.2Currency.

Unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in United States dollars.

1.3Sections and Headings.

The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a Section refers to the specified Section of this Agreement.

1.4Including.

Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

1.5Number, Gender and Persons.

In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities.

1.6Entire Agreement.

This Agreement, together with the Option Agreement, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings,

negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided in this Agreement and the Option Agreement.

1.7Applicable Law.

This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the Parties shall be governed by, the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and each of the Parties hereto hereby irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia.

2SUBSCRIPTION

2.1Issue and Sale of THMG Equity Placement Shares.

Subject to the terms and conditions hereof, the Corporation covenants and agrees to issue and sell to the Investor, and the Investor subscribes for and agrees to purchase from the Corporation on a private placement basis (the “Offering”) on the Transaction Closing Date an aggregate of 2,500,000 Common Shares of the Corporation (the “THMG Equity Placement Shares”) at a purchase price of US$0.10 per Common Share (the “Subscription Price”).  The Investor may assign its rights to an Affiliate of the Investor who will be the ultimate purchaser of the THMG Equity Placement Shares provided that the Investor will continue to be bound by the obligations set forth in this Agreement, and subject to the Affiliate delivering its written agreement to be bound by the terms of this Agreement in such form as reasonably acceptable to the Corporation.

2.2Payment.

The aggregate purchase price for all of the THMG Equity Placement Shares (the “Subscription Amount”) shall be equal to (i) the number of THMG Equity Placement Shares, multiplied by (ii) the Subscription Price. The Subscription Amount shall be payable by wire transfer in immediately available funds to the Corporation (as per the written direction of the Corporation) upon Closing.

2.3Transaction Closing Date.

The “Transaction Closing Date” will be the Tranche 2 Completion Date, as determined in accordance with the Option Agreement.

3REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

Except as disclosed or included in the Corporation Disclosure Letter, the Corporation represents and warrants to the Investor as set out below and acknowledges that the Investor is relying on such representations, warranties, covenants and agreements in connection with the purchase of the THMG Equity Placement Shares.

3.1Legal Capacity.

The Corporation has all requisite corporate power and capacity to enter into and deliver this Agreement and to do all acts and things and execute and deliver all documents as are required hereunder and thereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof and thereof.

3.2Authorization.

The Corporation has taken all necessary corporate action to authorize the execution and delivery of, and performance of its obligations under, this Agreement and to observe and perform its obligations under this Agreement in accordance with the provisions hereof and thereof including, without limitation, the issue of the THMG Equity Placement Shares.

3.3Validity and Enforceability.

This Agreement has been duly authorized, executed and delivered by the Corporation and constitutes or will constitute, respectively, a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms (except in any case as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by equitable principles).

3.4Consents, Approvals and Conflicts.

The execution and delivery of this Agreement by the Investor and the consummation of the transactions provided for herein, including the issuance and sale of the THMG Equity Placement Shares, will not result in the violation of, or constitute a default under or conflict with or cause the acceleration of any obligation of the Investor under:

(a)any provision of the constating documents or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the Corporation, as applicable;

(b)any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over the Investor; or

(c)any applicable law, statute, ordinance, regulation or rule to which the Corporation is subject.

3.5Representations and Warranties under Option Agreement.

Each of the representations and warranties of the Corporation and each other THMG Party set forth in the Option Agreement is true and correct as of the date of this Agreement other than the to the extent that such representations and warranties may have been impacted by the performance by the Corporation of its obligations under this Agreement and each of the Corporation and each other THMG Party has complied with its obligations under the Option Agreement.

3.6TSXV Approval.

The issuance of the THMG Equity Placement Shares has been approved by the TSXV, subject only to standard post-closing conditions required by the TSXV and specified in the TSXV’s conditional acceptance letter in respect of the Transaction.

3.7Corporate Approvals.

The Corporation has obtained the THMG Shareholder Approvals and all necessary corporate action has been taken to authorize the issue and sale of the THMG Equity Placement Shares and the delivery of a certificate representing the THMG Equity Placement Shares in the name of the Investor or as directed by the Investor.

3.8THMG Equity Placement Shares.

At the Time of Closing and upon payment of the requisite consideration therefor, the THMG Equity Placement Shares will be validly issued as fully paid and non-assessable Common Shares and will have been issued in compliance with all Applicable Securities Laws and not in violation of or subject to any pre-emptive or similar right that entitles any person to acquire from the Corporation any Common Shares or other security of the Corporation, or any security convertible into, or exercisable for, Common Shares or any other such security of the Corporation.

3.9Shell Company Status.

The Corporation is not, and has not at any time previously been, an issuer of the type described in Rule 144(i)(1) under the U.S. Securities Act.

3.10Investment Company Status.

The Corporation is not, and after giving effect to the offering and sale of the THMG Equity Placement Shares and the application of the proceeds thereof, will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

3.11Rule 144 Information.

The Corporation has filed all information required to be filed to be in compliance with and satisfy the adequate current public information requirement under Rule 144(c).

4REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Corporation as set out below and acknowledges that the Corporation is relying on such representations and warranties in connection with the sale by the Corporation to the Investor of the THMG Equity Placement Shares.

4.1Corporate Power and Capacity.

The Investor has all requisite corporate power and capacity to enter into and deliver this Agreement and to do all acts and things and execute and deliver all documents as are required hereunder and thereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof and thereof.

4.2Authorization.

The Investor has taken all necessary corporate action to authorize the execution and delivery of, and performance of its obligations under, this Agreement and to observe and perform its obligations under this Agreement in accordance with the provisions hereof and thereof including, without limitation, the purchase of the THMG Equity Placement Shares.

4.3Validity and Enforceability.

This Agreement has been duly authorized, executed and delivered by the Investor and constitutes or will constitute, respectively, a legal, valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms (except in any case as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by equitable principles).

4.4No Violation.

The execution and delivery of this Agreement by the Investor and the consummation of the transactions provided for herein will not result in the violation of, or constitute a default under or conflict with or cause the acceleration of any obligation of the Investor under:

(a)any provision of the constating documents or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the Investor, as applicable;

(b)any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over the Investor; or

(c)any applicable law, statute, ordinance, regulation or rule to which the Investor is subject.

4.5Representations and Warranties under Option Agreement.

Each of the representations and warranties of the Investor and the other the BMET Party set forth in the Option Agreement is true and correct as of the date of this Agreement other than to the extent that such representations and warranties may have been impacted by the performance by the Investor of its obligations under this Agreement, and each of the Investor and the other BMET Party has complied with its obligations under the Option Agreement.

4.6TSXV Approval.

The Investor has received the approval of the TSXV to the purchase of the THMG Equity Placement Shares, subject only to standard post-closing conditions required by the TSXV and specified in the TSXV’s conditional acceptance letter in respect of the Transaction.

4.7Corporate Approvals.

The Investor has obtained all necessary shareholder approvals under the policies of the TSXV and all necessary corporate action shall have been taken to authorize the purchase by the Investor of the THMG Equity Placement Shares.

4.8Resale Restrictions.

The Investor has consulted with its own legal advisors with respect to trading in the THMG Equity Placement Shares and with respect to the resale restrictions imposed by Applicable Securities Laws, and acknowledges that no representation has been made respecting the applicable hold periods imposed by Applicable Securities Laws or other resale restrictions applicable to such securities which restrict the ability of the Investor to resell the THMG Equity Placement Shares. The Investor is solely responsible to find out what these restrictions are, and the Investor is solely responsible for compliance with applicable resale restrictions. The Investor is aware that it may not be able to resell the THMG Equity Placement Shares except in accordance with limited exemptions under the Applicable Securities Laws and other applicable securities laws.

4.9No Proceeds of Crime.

The funds representing the Subscription Amount which will be advanced by the Investor to the Corporation hereunder, as applicable, will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) and the Investor acknowledges that the Corporation may in the future be required by law to disclose the Investor’s name and other information relating to this Agreement and the Investor’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA.

5INVESTMENT ACKNOWLEDGEMENTS OF THE INVESTOR

5.1Investment Acknowledgements

The Investor further represents, warrants, acknowledges and agrees as follows with respect to its investment in the THMG Equity Placement Shares:

(a)the Investor is not an individual and is acquiring the THMG Equity Placement Shares at an acquisition cost of not less than CDN$150,000;

(b)the Investor is acquiring the THMG Equity Placement Shares solely for its own account as principal and not for the benefit of others, for investment purposes only, and not for resale or other distribution except in compliance with all Applicable Securities Laws;

(c)the Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the THMG Equity Placement Shares;

(d)the Investor has had access to such information regarding the Corporation, its business, assets, financial condition and prospects as it has deemed relevant and sufficient in determining whether to enter into this Agreement and acquire any interest in the THMG Equity Placement Shares;

(e)the Investor is not acquiring any the THMG Equity Placement Shares as a result of any general solicitation or general advertising, as such terms are used in Rule 502 of Regulation D under the U.S. Securities Act;

(f)the Investor understands that the THMG Equity Placement Shares have not been and will not be registered under the U.S. Securities Act or any other Securities Laws and will be issued in reliance upon exemptions from the registration requirements of all Applicable Securities Laws;

(g)the Investor acknowledges and agrees that the THMG Equity Placement Shares are “restricted securities” under the U.S. Securities Act and that the U.S. Securities Act and the rules of the SEC provide in substance that it may dispose of the THMG Equity Placement Shares only pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom (such as Rule 144), and, other than as set out herein, it understands that the Corporation has no obligation to register any of the THMG Equity Placement Shares or to take action so as to permit sales pursuant to the U.S. Securities Act (including Rule 144 thereunder)

(h)the Investor acknowledges and agrees that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws and regulations, the certificates representing the THMG Equity Placement Shares and all certificates issued in exchange therefor or in substitution thereof, will bear a legend in substantially the following form or such similar legend advisable by counsel to the Corporation to ensure compliance with applicable securities laws:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.  SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE U.S. SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.  DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA."

(i)the Investor acknowledges and agrees that the THMG Equity Placement Shares may not be offered, resold, pledged or otherwise transferred except through an exemption from registration under the U.S. Securities Act or pursuant to an effective registration statement under the U.S. Securities Act and in accordance with all applicable state securities laws and the laws of any other jurisdiction.  The Investor agrees to resell the THMG Equity Placement Shares only in accordance with the provisions of Regulation S of the U.S. Securities Act, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration pursuant to the U.S. Securities Act.  The Investor agrees that the Corporation will refuse to register any transfer of the THMG Equity Placement Shares not made in accordance with the provisions of Regulation S of the U.S. Securities Act, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration.  The Investor agrees that the Corporation may require the opinion of legal counsel reasonably acceptable to the Corporation in the event of any offer, sale, pledge or transfer of any of the THMG Equity Placement Shares by the Investor pursuant to an exemption or safe-harbor from registration under the U.S. Securities Act. The Investor agrees not to engage in hedging transactions with regard to the THMG Equity Placement Shares unless in compliance with the U.S. Securities Act;

(j)the Investor acknowledges that the financial statements of the Corporation are prepared in accordance with U.S. GAAP, which differs from IFRS, and therefore such financial statements may not be comparable to financial statements of Canadian public companies;

(k)(i)no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to the THMG Equity Placement Shares; (ii) there is no government or other insurance covering the THMG Equity Placement Shares; and (iii) there are risks associated with the purchase of the THMG Equity Placement Shares;

(l)no prospectus or other offering document has been filed by the Corporation with a securities commission or other securities regulatory authority in any province of Canada in connection with the issuance of the THMG Equity Placement Shares, and such issuance is exempt from the prospectus requirements otherwise applicable under the provisions of Applicable Securities Laws and, as a result, in connection with its purchase of the THMG Equity Placement Shares hereunder, as applicable:

(i)the Investor is restricted from using most of the protections, rights and remedies available under Applicable Securities Laws including, without limitation, statutory rights of rescission or damages;

(ii)the Investor will not receive information that may otherwise be required to be provided to the Investor under Applicable Securities Laws or contained in a prospectus prepared in accordance with Applicable Securities Laws; and

(iii)the Corporation is relieved from certain obligations that would otherwise apply under such Applicable Securities Laws;

(m)the Investor agrees that it is solely responsible for determining the tax consequences to it and its Affiliates of this Agreement and the transactions contemplated thereby, including its acquisition or disposition of the THMG Equity Placement Shares;

(n)for purposes of complying with Applicable Securities Laws, including National Instrument 45-102 – Resale of Securities, the Investor understands and acknowledges that the certificates representing the THMG Equity Placement Shares issued at the Transaction Closing Date shall bear the following legend (and any additional legend that may be required by the TSXV or Applicable Securities Laws):

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE THAT IS FOUR MONTHS PLUS A DAY AFTER THE DISTRIBUTION DATE].”

5.2Use of Personal Information and Filings

The Investor acknowledges and consents to the fact the Corporation is collecting the Investor’s Personal Information (as defined below) for the purpose of completing the Investor’s purchase contemplated by this Agreement.  The Investor acknowledges and consents to the Corporation retaining the Personal Information for as long as required by applicable law.  The Investor further acknowledges and consents to the fact that the Corporation may be required by Applicable Securities Laws and stock exchange rules and other applicable laws, to provide regulatory authorities any Personal Information provided by the Investor.  In addition to the foregoing, the Investor agrees and acknowledges that the Corporation may use and disclose the Personal Information as follows:

(a)only where required by law or applicable court or regulatory order, for use and disclosure for income tax related purposes;

(b)only where required by law or applicable court or regulatory order, for disclosure to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trades and similar regulatory filings;

(c)only were required by law or applicable court or regulatory order, for disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

(d)for disclosure to legal counsel of the Corporation in connection with the performance of their professional services in connection with the issuance of the THMG Equity Placement Shares, this Agreement and related documents contemplated by this Agreement;

(e)for disclosure to a court determining the rights of the parties under this Agreement; or

(f)for use and disclosure only as otherwise required by law.

5.3Disclosure

The Investor hereby acknowledges and consents to the disclosure by the Corporation of Personal Information (as defined below) concerning the Investor to any of the Securities Commissions or to the TSXV and its affiliates, authorized agent, subsidiaries and divisions, and (ii) the collection, use and disclosure of Personal Information (as defined below) for the following purposes by the TSXV and/or any Securities Commission (or as otherwise identified by the TSXV and/or any Securities Commission, from time to time):

(a)to conduct background checks;

(b)to verify the Personal Information (as defined below) that has been provided about the Investor;

(c)to consider the suitability of the Investor as a holder of securities of the Corporation;

(d)to consider the eligibility of the Corporation to continue to list on the TSX;

(e)to conduct enforcement proceedings; and

(f)to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the TSXV and applicable Securities Commissions, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

In this Agreement, “Personal Information” means any information about the Investor, its directors and officers, required to be disclosed to a Securities Commission or the TSX.

6COVENANTS OF CORPORATION

(a)Subject to the other terms and conditions of this Agreement, the Corporation shall, in a timely and expeditious manner during the period from the date of this Agreement until the Transaction Closing Date, comply with all of its obligations under this Agreement and the Option Agreement.

(b)Through the first anniversary of the Transaction Closing Date and for as long thereafter as the same is necessary to permit the Investor to resell the THMG Equity Placement Shares pursuant to Rule 144, the Corporation shall ensure that “adequate current public information” (within the meaning of Rule 144(c) with respect to the Corporation is available.

7INTERIM COVENANTS OF THE INVESTOR

Subject to the other terms and conditions of this Agreement, the Investor shall, in a timely and expeditious manner during the period from the date of this Agreement until the Transaction Closing Date, comply with its obligations under this Agreement and the Option Agreement:

8CONDITIONS OF CLOSING AND COVENANTS

8.1Mutual Conditions of Closing.

The purchase and sale of the THMG Equity Placement Shares issuable on the Transaction Closing Date is subject to the satisfaction or waiver or the Tranche 2 Conditions Precedent set forth in the Option Agreement.

8.2Conditions of Closing in Favour of the Investor.

The purchase and sale of the THMG Equity Placement Shares on the Transaction Closing Date is subject to the following terms and conditions for the exclusive benefit of the Investor, to be fulfilled or performed by the Corporation at or prior to the Time of Closing:

(a)Representations and Warranties. The representations and warranties made by the Corporation in this Agreement that are qualified by materiality shall be true and correct as of the Transaction Closing Date as if made on and as of the Transaction Closing Date (except for those representations and warranties made as of a specific date, which shall be true and correct on and as of such date), and (ii) all other representations and warranties made by the Corporation in this Agreement that are not so qualified shall be true and correct in all material respects as of the Transaction Closing Date as if made on and as of the Transaction Closing Date (except for those representations and warranties made as of a specific date, which shall be true and correct in all material respects on and as of such date), and the Corporation shall have provided to the Investor a certificate of a senior officer of the Corporation certifying the foregoing as at the Time of Closing;

(b)Covenants. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Corporation at or before the Time of Closing shall have been complied with or performed and the Corporation shall have provided to the Investor a certificate of a senior officer of the Corporation certifying the foregoing as at the Time of Closing;

(c)Officer’s Certificate. The Investor shall have received at the Time of Closing a certificate of an officer of the Corporation dated as of the Transaction Closing Date and attaching the constating documents of the Corporations, all resolutions of directors and shareholders relating to this Agreement, the other agreements contemplated hereunder, and such other matters as the Investor may reasonably request; and

(d)Closing Documents.  The Corporation shall have delivered all of the documents required to be delivered pursuant to Section (a).

The foregoing conditions are for the benefit of the Investor and may be waived, in whole or in part, by the Investor in writing at any time.

8.3Condition of Closing in Favour of the Corporation.

The purchase and sale of the THMG Equity Placement Shares issuable on the Transaction Closing Date is subject to the following terms and conditions for the exclusive benefit of the Investor, to be fulfilled or performed by the Investor at or prior to the Time of Closing.

(a)Representations and Warranties. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time and a certificate of an officer of the Investor shall be delivered to the Corporation at the Time of Closing in this respect;

(b)Covenants. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Investor at or before the Time of Closing shall have been complied with or performed and a certificate of an officer of the Investor shall be delivered to the Corporation at the Time of Closing in this respect; and

(c)Closing Documents.  The Investor shall have delivered all of the documents required to be delivered pursuant to Section (b).

The foregoing conditions are for the benefit of the Corporation and may be waived, in whole or in part, by the Corporation in writing at any time.

9CLOSING ARRANGEMENTS

9.1Place of Closing.

The Closing shall occur on the Transaction Closing Date at the offices of the Investor's counsel, DuMoulin Black LLP at 10th Floor, 595 Howe Street, Vancouver, British Columbia, or on or at such other date, time or location as may be agreed upon in writing by the Parties.

9.2Transaction Closing and Closing Deliveries.

At the Time of Closing, upon fulfillment of all conditions set out in Section 8.1, 8.2 or 8.3 which have not been waived in writing by the Investor or the Corporation, as the case may be, the Parties shall deliver the following:

(a)the Corporation shall deliver to the Investor:

(i)a certificate respecting the THMG Equity Placement Shares purchased by the Investor bearing the legends contemplated by this Agreement;

(ii)certified copies of resolutions of the shareholders of THMG evidencing the THMG Shareholder Approvals;

(iii)the officer’s certificates required by Section (a), (b) and (c); and

(iv)such other documents as the Investor may reasonably require; and

(b)the Investor shall deliver to the Corporation:

(i)wire transfer of the Subscription Amount;

(ii)the officer’s certificate contemplated by Section (a) and (b); and

(iii)such additional documents as the Corporation may reasonable require.

10TERMINATION

10.1Termination.

(a)This Agreement may be terminated at any time prior to the Transaction Closing Date by mutual written agreement of the Parties.

(b)This Agreement will terminate automatically and without further action of the Parties upon termination of the Option Agreement for any reason prior to the Time of Closing.

11NOTICES

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person or transmitted by electronic communication, addressed as follows:

(a)if to the Corporation:

THUNDER MOUNTAIN GOLD, INC.

11770 President Dr., Ste. F,

Boise, ID 83713

USA

Attention:Eric Jones, President & CEO

Fax No.:(208) 322-5626

Email:ericjones@fiberpipe.net

with a copy, which shall not constitute notice, to:

McMillan LLP

1500 – 1055 West Georgia Street

Vancouver, British Columbia

Canada, V6E 4N7

Attention: Michael Taylor

Fax No.: (604) 685-7084

Email:michael.taylor@mcmillan.ca

(b)if to the Investor:

BeMetals Corp.

Suite 3123 – 595 Burrard Street

Vancouver, British Columbia

Canada, V7X 1J1

Attention:John Wilton, President & CEO

Fax No.:(604) 609-6145

Email:jwilton@bemetalscorp.com

with a copy, which shall not constitute notice, to:

DuMoulin Black LLP

10th Floor, 595 Howe Street

Vancouver, British Columbia

Caada, V6C 2T5

Attention: Lucy Schilling

Fax No.: (604) 687-8772

Email:lschilling@dumoulinblack.com

and with a copy, which shall not consitute notice, to:

Dorsey & Whitney LLP

701 Fifth Avenue, Suite 6100

Seattle, Washington 98104

USA

Attention: Christopher Doerksen

Fax No.: (206) 260-9072

Email:doerksen.christopher@dorsey.com

Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day, on the next following Business Day). Any Party may at any time change its address for service from time to time by giving notice to the other Parties in accordance with this Section 11.

12MISCELLANEOUS

12.1Consultation.

The Corporation and the Investor shall consult with each other before issuing any press release or making any other public announcement with respect to this Agreement or the transactions contemplated hereby. Except as required by any applicable law or regulatory requirement, neither the Corporation nor the Investor shall issue any other press release or make any such public announcement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed. It is understood that the Corporation may be required to file a copy of this Agreement with securities regulators in accordance with Applicable Securities Laws, with redactions as reasonably agreed to by the Corporation and Investor with consideration to applicable laws.

12.2Successors and Assigns.

This Agreement shall enure to the benefit of and shall be binding on and enforceable by the Parties and, where the context so permits, their respective successors and permitted assigns. Neither Party may assign any of its rights or obligations hereunder without the prior written consent of the other Party; provided, however, that the Investor may assign its rights and obligations to any affiliate of the Investor who will be the purchaser of the THMG Equity Placement Shares without the consent of the Corporation subject to the assignee delivering its written agreement to be bound by the terms of this Agreement, and such assignment will not relieve the Investor of its obligations under this Agreement.

12.3Amendment and Waivers.

No amendment or waiver of any provision of this Agreement shall be binding on any Party unless consented to in writing by such Party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

12.4Right to Injunctive Relief.

Each of the parties hereby acknowledges and agrees that in the event of a breach or threatened breach of any of its covenants hereunder, the harm suffered would not be compensable by monetary damages alone and, accordingly, in addition to other available legal or equitable remedies available to such party, each other party will be entitled to apply for an injunction or specific performance with respect to such breach or threatened breach, without proof of actual damages (and without the requirement of posting a bond, undertaking or other security in connection with such action), and each of the parties hereby agrees not to plead sufficiency of damages as a defence in such circumstances.

12.5Further Assurances.

Each of the Parties hereto shall promptly do, make, execute, deliver or cause to be done, made, executed or delivered, all such further acts, documents and things as the other Parties hereto may require, acting reasonably, from time to time for the purpose of giving effect to this Agreement and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to the full extent the provisions of this Agreement.

12.6Severability.

If any provision hereof is illegal, invalid or unenforceable, such provision shall be deemed to be severed and deleted from this Agreement and such illegality, invalidity or unenforceability shall not in any manner affect the validity or enforceability of the remainder hereof.

12.7Waiver.

A waiver of any default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the Party to be bound by the waiver. No waiver shall be inferred from or implied by any act or delay in acting by a Party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other Party. The waiver by a Party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that Party’s rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

12.8Counterparts and Facsimile.

This Agreement may be executed in counterparts and each of such counterparts shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the Parties adopt any signatures received by a receiving fax machine as original signatures of the Parties.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF this Agreement has been executed by the Parties on the date first above written.

THUNDER MOUNTAIN GOLD, INC.
By:
Name: Title:

BEMETALS CORP.
By:
Name: Title:

SCHEDULE 6 - FORM OF THMG VOTING SUPPORT AGREEMENT

February , 2019

Dear Sirs/Mesdames,

Re: Option Agreement dated February 27, 2019 (the "Option Agreement") between BeMetals Corp. ("BMET"), BeMetals USA Corp. ("BMET USA"), Thunder Mountain Gold, Inc. ("THMG"), Thunder Mountain Resources, Inc. ("TMRI") and South Mountain Mines, Inc.

Reference is made the Option Agreement pursuant to which TMRI will grant to BMET USA of an option to acquire all of the issued and outstanding shares of THMG’s wholly-owned subsidiary, South Mountain Mines Inc. (the "Proposed Transaction").  Capitalized terms used but not otherwise defined herein shall have the same meanings given to them in the Option Agreement. The completion of the Proposed Transaction will be conditional upon, among other things, the approval of the shareholders of THMG in accordance with Nevada corporate law and the rules and policies of the TSX Venture Exchange (the "TSX-V").

The undersigned (the "Securityholder") is the registered and/or beneficial owner of and/or has control or direction over that number of shares of common stock, options and warrants of THMG (the "Subject Securities") set forth on the execution page of this voting and support agreement (this "Agreement") and has agreed to enter into this voting and support agreement (the "Agreement") in respect of the Proposed Transaction. For greater certainty, the term "Subject Securities" shall include all of the shares of common stock in the capital of THMG ("THMG Shares"), warrants to purchase THMG Shares and options exercisable for THMG Shares that may become beneficially owned, or in respect of which the voting may become, directly or indirectly, controlled or directed by, the Securityholder after the date hereof and prior to the time at which THMG obtains the last of all requisite shareholder approvals (the "THMG Shareholder Approvals") of the Option Agreement and the transactions contemplated thereunder as required by the TSXV as well as under all applicable corporate laws in its jurisdiction of existence (the "Ending Time"), including all of the THMG Shares issued upon the conversion, exchange or exercise of any securities or rights of THMG convertible into or exchangeable or exercisable for THMG Shares held by the Securityholder or which may otherwise be acquired by the Securityholder after the date hereof and prior to the Ending Time.

NOW THEREFORE, for good and valuable consideration, including the covenant of BMET to make a cash payment of US$100,000 in respect of Tranche 1 as contemplated in section 4.2(1) of the Option Agreement, the receipt and sufficiency of which are hereby acknowledged, BMET, THMG and the Securityholder (collectively, the "Parties") agree as follows:

1.The Securityholder covenants and agrees that, at the meeting of THMG shareholders to be held in connection with the Proposed Transaction in order to obtain the THMG Shareholder Approvals (the "THMG Meeting"), the Securityholder shall cause its Subject Securities (which have a right to vote at such meeting) to be counted as present for purposes of establishing quorum and shall (or cause the holder of record to, if the Securityholder is the beneficial owner but not the holder of record of the Subject Securities) vote all of the Subject Securities: (a) in favour of the approval of the Proposed Transaction and/or any actions required in furtherance of the Proposed Transaction; and (b) to oppose any proposed action by any other party, the result of which could impede, interfere with or delay completion of the Proposed Transaction.

2.To the extent that THMG determines to obtain the THMG Shareholder Approvals through the written consents of the shareholders of THMG (and provided that THMG is permitted under applicable corporate law and the policies of the TSX-V to do so), the Securityholder agrees to execute and deliver to THMG such written consents as proposed by THMG to obtain the THMG Shareholder Approvals.

3.The Securityholder hereby waives and agrees in favour of BMET and THMG not to exercise any rights of appraisal or rights of dissent that the Securityholder may have arising from the Proposed Transaction.

4.Except with the prior written consent of BMET (which consent may be withheld in the sole discretion of BMET) and the prior written consent of THMG (such consent not to be unreasonably withheld), the Securityholder agrees and covenants in favour of BMET and THMG not to option, transfer, sell, gift, pledge, hypothecate, encumber, or otherwise dispose of or grant a proxy or other right to vote over, any of the Subject Securities or enter into any agreement, arrangement or understanding in connection therewith during the term of this Agreement, provided, however, that nothing contained herein shall prohibit the Securityholder from exercising any options or warrants for THMG Shares.

5.The Securityholder represents and warrants that: (a) it is the registered and/or beneficial owner of and/or has control or direction over the Subject Securities, and no other securities of THMG; (b) it has the sole right to vote the Subject Securities; (c) none of the Subject Securities are subject to any voting agreement (other than this Agreement) or adverse claim; (d) no person, firm, or corporation has any agreement or option, or any right or privilege capable of becoming an agreement or option, for the purchase, acquisition or transfer from the Securityholder of any of the Subject Securities; (e) it has full power and authority to make, enter into and carry out the terms of this Agreement; and (f) there are no legal proceedings in progress before any public body, court or authority or, to the knowledge of the Securityholder, pending or threatened against the Securityholder that would adversely affect in any manner the ability of the Securityholder to enter into and carry out the terms of this Agreement. The Securityholder will advise BMET and THMG if any of the representations or warranties in this Agreement become untrue.

6.The Securityholder hereby covenants and agrees in favour of BMET that (i) no later than ten (10) days prior to the date of the THMG Meeting, the Securityholder shall duly complete and cause the forms of proxy or voting instruction forms, as applicable, in respect of all of the Subject Securities which have a right to vote at the THMG Meeting, to be validly delivered to THMG (or as otherwise directed on such forms) to cause such Subject Securities to be voted in favour of the Proposed Transaction, and (ii) such forms of proxy or voting instructions forms, as applicable, shall not be revoked or withdrawn, unless prior written consent from BMET has been obtained or this Agreement has been terminated pursuant to Section 8.

7.If any of the Subject Securities are held through a corporation or trust over which the Securityholder has control, the Securityholder shall exercise his or her power and authority to ensure that this Agreement is complied with by said corporation or trust.

8.This Agreement shall automatically terminate on the first to occur of:

(i)at any time upon the written agreement of BMET, THMG and the Securityholder;

(ii)the Ending Time; and

(iii)the date, if any, that the Option Agreement is terminated in accordance with its terms.

Upon termination of this Agreement in accordance with this Section 8, the provisions of this Agreement will become void and no party shall have liability to any other party, except in respect of a breach of any covenant, agreement or obligation hereunder, or a misrepresentation in this Agreement arising prior to termination.

9.Each of the parties agrees to execute such further and other deeds, documents and assurances and to do such further and other acts as may be necessary to carry out the true intent and meaning of this Agreement fully and effectually.

10.It is understood and agreed that monetary damages would not be a sufficient remedy for any breach of this Agreement by the Securityholder. Without prejudice to the rights and remedies otherwise available to it, BMET and/or THMG shall be entitled to equitable relief by way of injunction or otherwise if the Securityholder breaches, or threatens to breach, any of the provisions of this Agreement. Neither BMET nor THMG shall be required to obtain or furnish any bond or similar instrument in connection with or as a condition to obtaining or seeking any such remedy.  Notwithstanding that damages may be readily quantifiable, the Securityholder agrees not to plead sufficiency of damages as a defense in any such proceeding and the Securityholder further agrees to not oppose BMET or THMG in seeking or the granting of such relief.

11.This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior or contemporaneous representations, discussions, proposals, negotiations, conditions, communications and agreements, whether oral or written, between the parties relating to the same and all past courses of dealing or industry custom.  No amendment, modification or waiver of any provision of this Agreement shall be effective unless in writing and signed by duly authorized signatories of the parties. The waiver by any party of a breach of or a default under any provision of this Agreement shall not be construed as a waiver of any subsequent breach of or default under the same or any other provision of this Agreement, nor shall any delay or omission on the part of any party to exercise or avail itself of any right, power, privilege or remedy that it has or may have hereunder operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise of any such right, power, privilege or remedy hereunder.

12.This Agreement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Each of the parties hereby irrevocably attorns to the exclusive jurisdiction of the Courts of the Province of British Columbia in respect of all matters arising under and in relation to this Agreement and waives any defences to the maintenance of an action in the Courts of the Province of British Columbia.

13.Any notice or other communication required or permitted to be given hereunder shall be sufficiently given if delivered:

(i)in the case of the Securityholder, to the address appearing on the execution page;

(ii)in the case of BMET:

BeMetals Corp.

Suite 3123 – 595 Burrard Street

Vancouver, British Columbia

Canada, V7X 1J1

Attention:John Wilton, President & CEO

Email:jwilton@bemetalscorp.com

with a copy (that shall not constitute notice) to:

DuMoulin Black LLP

10th Floor, 595 Howe Street

Vancouver, British Columbia

V6C 2T5

Attention: Lucy Schilling

Email: lschilling@dumoulinblack.com

(iii)in the case of THMG:

Thunder Mountain Gold, Inc.

11770 President Dr., Ste. F

Boise, ID 83713

USA

Attention: Eric Jones, President & CEO

Email:ericjones@fiberpipe.net

with a copy (that shall not constitute notice) to:

McMillan LLP

1500 – 1055 West Georgia Street

Vancouver, British Columbia

V6E 4N7

Attention:Michael Taylor

Email:michael.taylor@mcmillan.ca

14.In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be invalid or unenforceable, the remaining portions hereof shall remain in full force and effect and such provision shall be enforced to the maximum extent possible so as to effect the intent of the parties, and shall in no way be affected, impaired or invalidated.

15.This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same instrument.

Please confirm your agreement with the foregoing by signing a copy of this Agreement where indicated below and returning the same to the undersigned by facsimile or email.

Sincerely yours,

BeMetals Corp.	Thunder Mountain Gold, Inc.
Per: Authorized Signatory	Per: Authorized Signatory

Accepted and agreed to with effect from the ____ day of __________________, 2019.

(Name of witness)	(Print Name of Securityholder)
(Signature of witness)	(Signature of Securityholder or Authorized Signatory of the Securityholder)
(Print Name and Title)
(Number of THMG Shares Held)
(Number of Options Held)
(Number of Warrants Held)
(Address)
(Email)

SCHEDULE 7 - FORM OF ESTOPPEL CERTIFICATE AND RATIFICATION

Estoppel Certificate

Settlement Agreement/OGT Operating Agreement/Mining Lease

This Estoppel Certificate ("Certificate") is entered into effective February ___, 2019, by and among Thunder Mountain Gold, Inc., a Nevada corporation ("THMG"), its wholly owned subsidiary Thunder Mountain Resources, Inc., a Nevada corporation ("TMRI"), TMRI's wholly owned subsidiary South Mountain Mines, Inc., an Idaho corporation ("SMMI"; THMG, TMRI, and SMMI are collectively referred to as the "Thunder Mountain Group"), Owyhee Gold Territory, LLC, an Idaho limited liability company ("OGT"), Idaho State Gold Company II, LLC, an Idaho limited liability company ("ISGC II"). The foregoing parties are referred to as the "Parties."

Recitals

A.The Thunder Mountain Group and ISGC II are parties to a Settlement Agreement and Release dated November 3, 2016 (the "Settlement Agreement"), pursuant to which the parties released all legal claims each party had against the others and agreed to enter into certain agreements with respect to the South Mountain Project located in Owyhee County, Idaho.

B.Pursuant to the Settlement Agreement, SMMI and ISGC II entered into an Amended and Restated Operating Agreement of OGT dated effective as of November 3, 2016 (the "Operating Agreement").

C.Pursuant to the terms of the Settlement Agreement, SMMI and OGT entered into a Mining Lease with Option to Purchase dated November 3, 2016 (the "Mining Lease"; the Settlement Agreement, the Operating Agreement, and the Mining Lease are collectively referred to as the "Venture Agreements"), pursuant to which OGT leased to SMMI, with an option to purchase, certain interests in real property described in the Mining Lease and more particularly described on Exhibit A hereto (the "Property").

D.The Thunder Mountain Group, BeMetals Corp., a British Columbia corporation ("BMET"), and BeMetals USA Corp., a Delaware corporation ("BMET USA", and collectively with BMET, the "BMET Parties") entered into an Option Agreement dated February ___, 2019 (the "Option Agreement"), pursuant to which TMRI granted an option to BMET USA to acquire all of the issued and outstanding shares of SMMI.

E. The Parties desire to execute this Certificate to acknowledge the effectiveness and good standing of the Venture Agreements for the benefit of the Parties and the BMET Parties.

Agreement

Now, therefore, in consideration of the Parties' mutual promises and covenants, and for other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge and confirm, the Parties agree as follows:

1.The parties to the Settlement Agreement are now the Thunder Mountain Group and ISGC II, and the parties to the Mining Lease are now OGT (Lessor) and SMMI (Lessee).

2.The current members of OGT under the Operating Agreement are SMMI (75 membership units) and ISGC II (25 membership units).  Together, SMMI and ISGC II own all of the issued and outstanding membership units of OGT.

3.The Parties certify that:

a.Each has the authority to enter into this Certificate;

b.The Venture Agreements are in full force and effect as of the date of this Certificate;

c.The Venture Agreements have not been amended or modified as of the date of this Certificate;

d.With respect to each Party, such Party has performed all of its obligations under the Venture Agreements, as applicable, and such Party is not in default under any of the Venture Agreements;

e.With respect to each Party, such Party has not received a notice of alleged default under any of the Venture Agreement; and

f.To the knowledge of the Parties, there exists no condition or event that, after notice or lapse of time or both, would constitute a default by any of the Parties under any of the Venture Agreements.

4.ISGC II shall promptly advise the BMET Parties or their successors in interest, as applicable, in writing of any and all defaults by any of the Thunder Mountain Group under the Venture Agreements.

5.All rights of the Thunder Mountain Group under the Venture Agreements, including with respect to any renewal or extension right, shall be exercisable by BMET USA.  OGT and ISGC II agree to accept the exercise of such rights by BMET USA.  If there is a default by a Thunder Mountain Group entity under any Venture Agreement, OGT and ISGC II shall accept any timely curative acts made by or on behalf of such Thunder Mountain Group entity as if they had been made by such Thunder Mountain Group entity.  BMET USA shall have the right (but not the obligation) to exercise any rights and cure any default of the Thunder Mountain Group under the Venture Agreements.  The cure of any such default by BMET USA on any one occasion shall not obligate BMET USA to cure any other default under the Venture Agreements or to cure such default on any other occasion.  If, however, the default is of a nature that is not reasonably curable by BMET USA (including, without limitation, bankruptcy of a Thunder Mountain Group entity), then so long as BMET USA complies with all provisions of the applicable Venture Agreements requiring the payment of money by a Thunder Mountain Group entity and other provisions that may performed by BMET USA, OGT and ISGC II will not terminate or vary the Venture Agreements or the rights of the Thunder Mountain Group under it.

6.All amounts due and owing by the Thunder Mountain Group under the Venture Agreements have been fully and properly paid.

7.ISGC II and OGT acknowledge and agree that BMET USA has certain rights as "Operator" of the "Operations" (as those terms are defined in the Option Agreement), including, but not limited to, those rights described in Section 7.4 of the Option Agreement.

8.For purposes of the Venture Agreements and this Certificate, the addresses of the Parties are:

The BMET Parties' delivery address, facsimile number and electronic mail address are:

BeMetals Corp. & BeMetals USA Corp.

Suite 3123 – 595 Burrard Street

Vancouver, British Columbia

Canada, V7X 1J1

Attention: John Wilton, President & CEO

Fax No.:(604) 609-6145

Email:jwilton@bemetalscorp.com

with a copy, which shall not constitute notice, to:

DuMoulin Black LLP

10th Floor, 595 Howe Street

Vancouver, British Columbia

Canada, V6C 2T5

Attention:Lucy Schilling

Fax No.:(604) 687-8772

Email:lschilling@dumoulinblack.com

and with a copy, which shall not constitute notice, to:

Dorsey & Whitney LLP

701 Fifth Avenue, Suite 6100

Seattle, Washington 98104

Attention:Christopher Doerksen

Fax No.:(206) 260-9072

Email:doerksen.christopher@dorsey.com

The Thunder Mountain Group and OGT's delivery address, facsimile number and electronic mail address are:

Thunder Mountain Gold, Inc.

11770 President Dr., Ste. F

Boise, ID 83713

USA

Attention:Eric Jones, President & CEO

Fax No.:(208) 322-5626

Email:ericjones@fiberpipe.net

with a copy, which shall not constitute notice, to:

McMillan LLP

1500 – 1055 West Georgia Street

Vancouver, British Columbia

Canada, V6E 4N7

Attention:Michael Taylor

Fax No.:(604) 685-7084

Email:michael.taylor@mcmillan.ca

ISGC II's delivery address, facsimile number and electronic mail address are:

[PARTY INFORMATION]

[ADDRESS]

[FAX/EMAIL]

[ATTN]

with a copy, which shall not constitute notice, to:

[PARTY INFORMATION]

[ADDRESS]

[FAX/EMAIL]

[ATTN]

9.This Certificate shall enure to the benefit of and be binding upon the Parties and BMET Parties and their respective successors, permitted assigns, heirs, administrators and legal representatives.

10.This Certificate may be executed in two or more counterparts and may be delivered by email or other electronic means, each of which when delivered shall be deemed an original and all of which together shall constitute one and the same instrument.

This Certificate has been executed and delivered effective as of the date stated above.

Thunder Mountain Gold, Inc.

By

Name

Title

Thunder Mountain Resources, Inc.

By

Name

Title

South Mountain Mines, Inc.

By

Name

Title

Owyhee Gold Territory, LLC

By

Name

Title

Idaho State Gold Company II, LLC

By

Name

Title

STATE OF ______________________)

)ss

COUNTY OF ____________________)

On this ________ day of ____________, 2019, before me a Notary Public in and for said County and State, personally appeared ___________________, _____________ of Thunder Mountain Gold, Inc., a Nevada corporation, personally known (or proved) to me to be the person who executed the above instrument, and acknowledged to me that he executed the same in his authorized capacity and for the purposes stated therein.

_________________________________

Notary Public

STATE OF ______________________)

)ss

COUNTY OF ____________________)

On this ________ day of ____________, 2019, before me a Notary Public in and for said County and State, personally appeared ___________________, _____________ of Thunder Mountain Resources, Inc., a Nevada corporation, personally known (or proved) to me to be the person who executed the above instrument, and acknowledged to me that he executed the same in his authorized capacity and for the purposes stated therein.

_________________________________

Notary Public

STATE OF ______________________,)

)ss

COUNTY OF ____________________.)

On this ________ day of ____________, 2019, before me a Notary Public in and for said County and State, personally appeared ___________________, _____________ of South Mountain Mines, Inc., an Idaho corporation, personally known (or proved) to me to be the person who executed the above instrument, and acknowledged to me that he executed the same in his authorized capacity and for the purposes stated therein.

_________________________

Notary Public

STATE OF ______________________)

)ss

COUNTY OF ____________________)

On this ________ day of ____________, 2019, before me a Notary Public in and for said County and State, personally appeared ___________________, _____________ of Owyhee Gold Territory, LLC, an Idaho limited liability company, personally known (or proved) to me to be the person who executed the above instrument, and acknowledged to me that he executed the same in his authorized capacity and for the purposes stated therein.

_________________________________

Notary Public

STATE OF ______________________,)

)ss

COUNTY OF ____________________.)

On this ________ day of ____________, 2019, before me a Notary Public in and for said County and State, personally appeared ___________________, _____________ of Idaho State Gold Company II, LLC, an Idaho limited liability company, personally known (or proved) to me to be the person who executed the above instrument, and acknowledged to me that he executed the same in his authorized capacity and for the purposes stated therein.

_________________________

Notary Public

Exhibit A

to

Estoppel Certificate

Settlement Agreement/OGT Operating Agreement/Mining Lease

Property

Owyhee County, Idaho

[see attached list]